FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-03

Dated February 7, 2014	JPMBB 2014-C18

Free Writing Prospectus Structural and Collateral Term Sheet
JPMBB 2014-C18
$957,599,884 (Approximate Mortgage Pool Balance)

$744,415,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2014-C18
JPMorgan Chase Bank, National Association Barclays Bank PLC Redwood Commercial Mortgage Corporation Starwood Mortgage Funding II LLC RAIT Funding, LLC Mortgage Loan Sellers
J.P. Morgan Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated February 7, 2014	JPMBB 2014-C18

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”) and Wells Fargo Securities, LLC (“Wells Fargo”) (each individually, an “Underwriter” and collectively, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED IN THIS DOCUMENT. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$52,231,000		30.000%	2.74	3/14-1/19	43.7%	14.9%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$85,216,000		30.000%	4.91	1/19-2/19	43.7%	14.9%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$23,484,000		30.000%	6.93	1/21-2/21	43.7%	14.9%
A-4A1	Aaa(sf) / AAAsf / AAA(sf)	$87,500,000		30.000%	9.75	7/23-1/24	43.7%	14.9%
A-5	Aaa(sf) / AAAsf / AAA(sf)	$267,029,000		30.000%	9.90	1/24-2/24	43.7%	14.9%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$67,360,000		30.000%	7.24	1/19-7/23	43.7%	14.9%
X-A	Aaa(sf) / AAAsf / AAA(sf)	$725,382,000	(6)	N/A	N/A	N/A	N/A	N/A
X-B	Aa3(sf) / AA-sf / AAA(sf)	$69,426,000	(6)	N/A	N/A	N/A	N/A	N/A
A-S(7)(8)	Aaa(sf) / AAAsf / AAA(sf)	$55,062,000		24.250%	9.96	2/24-2/24	47.3%	13.7%
B(7)(8)	Aa3(sf) / AA-sf / AA-(sf)	$69,426,000		17.000%	9.96	2/24-2/24	51.8%	12.5%
C(7)(8)	A3(sf) / A-sf / A-(sf)	$37,107,000		13.125%	9.96	2/24-2/24	54.2%	12.0%
EC(7)(8)(9)	A1(sf) / A-sf / A-(sf)	$161,595,000		13.125%	9.96	2/24-2/24	54.2%	12.0%

Privately Offered Certificates(10)
Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-4A2	Aaa(sf) / AAAsf / AAA(sf)	$87,500,000		30.000%	9.75	7/23-1/24	43.7%	14.9%
X-C	NR / NR / NR	$69,425,883	(6)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB-(sf)	$56,259,000		7.250%	9.96	2/24-2/24	57.9%	11.2%
E	NR / BBsf / BB(sf)	$19,152,000		5.250%	9.96	2/24-2/24	59.1%	11.0%
F	NR / Bsf / B(sf)	$11,970,000		4.000%	9.96	2/24-2/24	59.9%	10.8%
NR	NR / NR / NR	$38,303,883		0.000%	12.18	2/24-1/29	62.4%	10.4%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a February 28, 2014 closing date. Based on modeling assumptions as described in the Free Writing Prospectus February 7, 2014 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates) is calculated by dividing the aggregate UW NOI Debt Yield for the mortgage loans, by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-C Notional Amounts are defined in the Free Writing Prospectus.
(7)
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)
The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(9)
Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(10)	The Class Z and Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Collateral Characteristics

Securities Offered:	$744,415,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Manager and Joint Bookrunner:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Co-Manager:	Wells Fargo Securities, LLC.

Mortgage Loan Sellers:
JPMorgan Chase Bank, National Association (“JPMCB”) (48.0%), Barclays Bank PLC (“Barclays”) (29.1%), Redwood Commercial Mortgage Corporation (“RCMC”) (10.2%), Starwood Mortgage Funding II LLC (“SMF II”) (9.4%) and RAIT Funding, LLC (“RAIT”) (3.2%).

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).

Special Servicer:	LNR Partners, LLC.

Directing Certificateholder:	An affiliated fund of, or an entity controlled by affiliated funds of, Ellington Management Group, LLC

Trustee:	Wells Fargo Bank, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency (“KBRA”).

Pricing Date:	On or about February 18, 2014.

Closing Date:	On or about February 28, 2014.

Cut-off Date:
With respect to each mortgage loan, the related due date in February 2014, or with respect to any mortgage loan that has its first due date in March 2014, the date that would otherwise have been the related due date in February 2014.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in March 2014.

Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, commencing in March 2014.

Assumed Final Distribution Date:	The Distribution Date in January 2029, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in February 2047.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC Certificates will be offered publicly (the “Publicly Offered Certificates”). The Class A-4A2, Class X-C, Class D, Class E, Class F, Class NR, Class Z and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to non-U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	1.0% clean-up call (or 2.0% if the Rosedale Commons loan is included).

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Collateral Characteristics

	Number of	Number of	Aggregate
Mortgage	Mortgage	Mortgaged	Cut-off Date	% of
Loan Seller	Loans	Properties	Balance	IPB
JPMCB	15	42	$460,089,072	48.0%
Barclays	15	17	279,121,026	29.1
RCMC	8	11	97,627,790	10.2
SMF II	11	11	90,026,996	9.4
RAIT	2	2	30,735,000	3.2
	51	83	$957,599,884	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$957,599,884
Number of Mortgage Loans:	51
Number of Mortgaged Properties:	83
Average Cut-off Date Balance per Mortgage Loan:	$18,776,468
Weighted Average Current Mortgage Rate:	4.82740%
10 Largest Mortgage Loans as % of IPB:	58.6%
Weighted Average Remaining Term to Maturity(1):	114 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.64x
Weighted Average UW NOI Debt Yield(2):	10.4%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	62.4%
Weighted Average Maturity Date LTV(1)(2)(4):	53.6%

Other Statistics
% of Mortgage Loans with Additional Debt:	61.1%
% of Mortgaged Properties with Single Tenants:	3.6%

Amortization
Weighted Average Original Amortization Term(3)(5):	349 months
Weighted Average Remaining Amortization Term(3)(5):	348 months
% of Mortgage Loans with Amortizing Balloon:	49.0%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	22.2%
% of Mortgage Loans with Interest-Only:	19.1%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon followed by ARD-Structure:	9.7%

Cash Management(6)
% of Mortgage Loans with In-Place, CMA Lockboxes:	52.0%
% of Mortgage Loans with In-Place, Hard Lockboxes:	18.3%
% of Mortgage Loans with Springing Lockboxes:	16.8%
% of Mortgage Loans with Soft Lockboxes:	11.3%
% of Mortgage Loans with No Lockbox:	1.6%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	59.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	30.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	62.2%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	34.4%
(1)	In the case of the two mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 2, 3, 5 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan Nos. 11 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.

(3)
In the case of Loan Nos. 11 and 23, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date based on the principal payment schedules provided on Annex F and Annex G of the Free Writing Prospectus, respectively.

(4)
In the case of Loan No. 28, the Cut-off Date LTV and the Maturity Date LTV is calculated based upon an appraised value based on the hypothetical assumption that certain property upgrades which include elevator modernization, a new rooftop HVAC unit, and a new boiler system, have been completed. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(5)	Excludes four mortgage loans that are interest-only for the entire term.
(6)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(7)	CapEx Reserves include FF&E reserves for hotel properties.
(8)	Calculated only with respect to Cut-off Date Balance for retail, office, industrial, mixed use and parking lot properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Collateral Characteristics

Ten Largest Mortgage Loans

		Mortgage	No.	Cut-off					UW NOI	Cut-off	Maturity
		Loan	of	Date	% of	SF/Units/	Property	UW NCF	Debt	Date	Date
No.	Loan Name	Seller	Prop.	Balance	IPB	Rooms	Type	DSCR(1)	Yield(1)	LTV(1)	LTV(1)
1	Miami International Mall	Barclays	1	$100,000,000	10.4%	306,855	Retail	2.67x	12.4%	40.9%	40.9%
2	Jordan Creek Town Center	JPMCB	1	$99,877,207	10.4%	503,034	Retail	1.52x	9.5%	60.0%	48.4%
3	Marriott Anaheim	JPMCB	1	$80,000,000	8.4%	1,030	Hotel	1.30x	8.2%	64.7%	57.0%
4	Waterstone Retail Portfolio	JPMCB	15	$56,000,000	5.8%	1,001,091	Retail	1.42x	10.5%	69.3%	60.6%
5	Meadows Mall	JPMCB	1	$53,776,743	5.6%	307,988	Retail	1.54x	10.2%	69.1%	50.3%
6	The Shops at Wiregrass	Barclays	1	$50,000,000	5.2%	456,637	Retail	1.51x	10.2%	55.8%	45.7%
7	Hughes Airport Complex	JPMCB	14	$45,000,000	4.7%	703,602	Industrial	1.99x	11.6%	60.2%	60.2%
8	545 Madison Avenue	Barclays	1	$30,000,000	3.1%	139,537	Office	2.04x	11.5%	54.5%	54.5%
9	Tacoma Financial Center	Barclays	1	$24,125,138	2.5%	194,555	Office	1.46x	10.5%	62.5%	51.7%
10	Beacon Isles Apartments	JPMCB	1	$22,405,000	2.3%	484	Multifamily	1.30x	8.9%	73.2%	66.6%

	Top 3 Total / Weighted Average		3	$279,877,207	29.2%			1.87x	10.2%	54.5%	48.2%
	Top 5 Total / Weighted Average		19	$389,653,950	40.7%			1.76x	10.2%	58.7%	50.3%
	Top 10 Total / Weighted Average		37	$561,184,088	58.6%			1.74x	10.4%	59.0%	51.6%
(1)	In the case of Loan Nos. 1, 2, 3, 5 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.

Pari Passu Note Loan Summary

			Pari Passu	Total
		Trust	Loan	Mortgage Loan	Controlling
		Cut-off Date	Cut-off Date	Cut-off Date	Pooling & Servicing	Master	Special	Voting
No.	Loan Name	Balance	Balance	Balance	Agreement	Servicer	Servicer	Rights
1	Miami International Mall	$100,000,000	$60,000,000	$160,000,000	JPMBB 2014-C18	Midland	LNR	JPMBB 2014-C18
2	Jordan Creek Town Center	$99,877,207	$119,852,648	$219,729,854	JPMBB 2013-C17	Wells Fargo	Situs	JPMBB 2013-C17
3	Marriott Anaheim	$80,000,000	$30,000,000	$110,000,000	JPMBB 2014-C18	Midland	LNR	JPMBB 2014-C18
5	Meadows Mall	$53,776,743	$108,540,215	$162,316,958	JPMBB 2013-C14	Midland	Midland	JPMBB 2013-C14
6	The Shops at Wiregrass	$50,000,000	$36,000,000	$86,000,000	JPMBB 2014-C18	Midland	LNR	JPMBB 2014-C18

Additional Debt Summary(1)

			Subordinate	Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	Debt	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR	DSCR	LTV(2)	LTV(2)	Yield	Debt Yield
4	Waterstone Retail Portfolio	$56,000,000	$10,000,000	$66,000,000	1.42x	1.10x	69.3%	81.7%	10.5%	8.9%
7	Hughes Airport Complex	$45,000,000	$17,000,000	$62,000,000	1.99x	1.09x	60.2%	82.9%	11.6%	8.4%
8	545 Madison Avenue	$30,000,000	$5,000,000	$35,000,000	2.04x	1.51x	54.5%	63.6%	11.5%	9.9%
11	American Institute of Healthcare & Fitness	$22,355,261	$2,095,806	$24,451,067	1.51x	1.29x	58.1%	63.6%	10.2%	9.3%
17	Glenn Hotel	$15,300,000	$5,000,000	$20,300,000	1.82x	1.10x	57.7%	76.6%	11.1%	8.3%
22	Town Center at Waretown	$11,600,000	$1,200,000	$12,800,000	1.28x	1.10x	72.5%	80.0%	8.8%	8.0%
23	Holiday Inn Plainview	$11,583,242	$998,555	$12,581,797	1.66x	1.44x	64.4%	69.9%	11.4%	10.5%
28	Meridian One	$9,735,000	$855,000	$10,590,000	1.25x	1.14x	67.6%	73.5%	10.1%	9.2%
(1)	In the case of Loan Nos. 4, 7, 8, 17, 22 and 28, subordinate debt represents mezzanine loans, and in the case of Loan Nos. 11 and 23 subordinate debt represents a Subordinate Companion Loan.
(2)
In the case of Loan No. 28, the Trust Cut-off Date LTV and the Total Debt Cut-off Date LTV are calculated based upon an appraised value based on the hypothetical assumption that certain property upgrades which include elevator modernization, a new rooftop HVAC unit, and a new boiler system, have been completed. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Collateral Characteristics

Mortgaged Properties by Type(1)

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR(2)(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(3)(4)(5)(6)
Retail	Anchored	20	$206,380,611	21.6%	93.2%	1.45x	10.2%	64.5%	53.8%
	Super Regional Mall	2	199,877,207	20.9	94.3%	2.10x	11.0%	50.4%	44.6%
	Regional Mall	1	53,776,743	5.6	96.7%	1.54x	10.2%	69.1%	50.3%
	Freestanding	4	14,988,692	1.6	100.0%	1.32x	9.9%	69.5%	55.1%
	Shadow Anchored	2	11,692,231	1.2	82.1%	1.61x	11.1%	70.0%	57.8%
	Unanchored	3	3,450,000	0.4	63.2%	1.42x	10.5%	69.3%	60.6%
	Subtotal	32	$490,165,484	51.2%	93.8%	1.72x	10.5%	59.6%	49.9%

Office	Suburban	5	$58,701,276	6.1%	88.0%	1.44x	11.1%	69.9%	57.9%
	CBD	2	54,125,138	5.7	88.9%	1.78x	11.1%	58.1%	53.3%
	Medical	1	22,355,261	2.3	75.7%	1.51x	10.2%	58.1%	48.3%
	Subtotal	8	$135,181,676	14.1%	86.4%	1.59x	11.0%	63.2%	54.5%

Hotel	Full Service	3	$106,883,242	11.2%	73.6%	1.41x	9.0%	63.7%	55.5%
	Limited Service	2	11,433,780	1.2	68.2%	1.52x	11.2%	68.9%	52.4%
	Subtotal	5	$118,317,022	12.4%	73.0%	1.42x	9.2%	64.2%	55.2%

Multifamily	Garden	10	$105,819,101	11.1%	94.9%	1.43x	9.7%	72.1%	63.9%
	Mid Rise	1	5,544,376	0.6	94.3%	1.39x	9.5%	72.0%	59.6%
	Subtotal	11	$111,363,477	11.6%	94.9%	1.43x	9.7%	72.1%	63.7%

Industrial	Warehouse	9	$45,093,668	4.7%	92.8%	1.69x	11.7%	61.2%	54.3%
	Flex	9	30,446,000	3.2	68.7%	1.99x	11.6%	60.2%	60.2%
	Subtotal	18	$75,539,668	7.9%	83.1%	1.81x	11.6%	60.8%	56.7%

Mixed Use	Multifamily/Retail	2	$9,191,154	1.0%	90.2%	1.51x	11.1%	72.1%	63.5%
	Multifamily/Office	1	5,250,000	0.5	92.8%	1.25x	8.8%	64.0%	55.8%
	Office/Retail	1	3,296,559	0.3	100.0%	1.55x	12.2%	68.7%	56.7%
	Subtotal	4	$17,737,713	1.9%	92.8%	1.44x	10.6%	69.0%	60.0%

Self Storage	Self Storage	4	$5,194,844	0.5%	82.1%	1.76x	12.2%	72.7%	60.3%

Other	Parking Lot	1	$4,100,000	0.4%	0.0%	1.57x	11.6%	55.4%	49.7%

	Total/Weighted Average:	83	$957,599,884	100.0%	89.0%	1.64x	10.4%	62.4%	53.6%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 11 and 23, UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date based on the principal payment schedules provided in Annex F and Annex G of the Free Writing Prospectus, respectively.

(3)	In the case of Loan Nos. 1, 2, 3, 5 and 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(4)	In the case of Loan Nos. 11 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(5)
In the case of Loan No. 28, the Cut-off Date LTV and the Maturity Date LTV is calculated based upon an appraised value based on the hypothetical assumption that certain property upgrades which include elevator modernization, a new rooftop HVAC unit, and a new boiler system, have been completed. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(6)	In the case of Loan Nos. 3 and 20, which have anticipated repayment dates, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Collateral Characteristics

Mortgaged Properties by Location(1)

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR(2)(3)(4)	DY(3)(4)	LTV(3)(4)(5)	LTV(3)(4)(5)(6)
Florida	8	$221,999,000	23.2%	92.2%	1.97x	10.8%	54.4%	49.3%
California	6	113,495,101	11.9	79.9%	1.37x	8.9%	63.8%	55.9%
Iowa	2	105,421,583	11.0	94.9%	1.51x	9.5%	60.6%	49.0%
Nevada	16	104,976,743	11.0	85.7%	1.74x	10.8%	65.3%	55.3%
New York	4	76,248,853	8.0	93.3%	1.69x	10.9%	59.7%	50.9%
South Carolina	11	40,050,000	4.2	78.3%	1.44x	10.6%	67.9%	59.5%
North Carolina	3	36,855,261	3.8	82.8%	1.47x	10.3%	65.3%	53.4%
Washington	2	29,375,138	3.1	85.2%	1.42x	10.2%	62.8%	52.4%
Colorado	2	28,522,500	3.0	89.5%	1.34x	10.4%	69.2%	59.8%
Texas	3	24,593,342	2.6	92.2%	1.37x	9.4%	71.4%	63.9%
Minnesota	1	21,000,000	2.2	95.2%	1.51x	11.2%	64.6%	49.4%
Michigan	2	19,595,968	2.0	82.6%	1.65x	12.3%	71.2%	59.1%
Ohio	2	15,610,251	1.6	86.7%	1.44x	11.3%	72.5%	52.5%
Georgia	1	15,300,000	1.6	72.4%	1.82x	11.1%	57.7%	52.8%
Pennsylvania	2	12,446,381	1.3	97.6%	1.40x	10.8%	69.5%	56.6%
Oklahoma	1	12,000,000	1.3	100.0%	1.74x	11.8%	75.0%	64.8%
Indiana	5	11,944,844	1.2	92.2%	1.47x	9.9%	74.0%	61.1%
New Jersey	1	11,600,000	1.2	96.3%	1.28x	8.8%	72.5%	63.2%
Arizona	1	8,275,000	0.9	99.0%	1.58x	10.0%	69.5%	63.8%
Connecticut	1	7,840,000	0.8	100.0%	2.17x	10.9%	55.0%	55.0%
Maryland	2	7,571,559	0.8	96.5%	1.48x	11.6%	65.9%	55.3%
Wisconsin	1	7,492,231	0.8	84.2%	1.73x	12.0%	68.7%	56.8%
Illinois	2	6,897,223	0.7	90.7%	1.31x	11.8%	69.2%	46.9%
Tennessee	1	5,493,720	0.6	100.0%	1.76x	14.5%	56.9%	52.3%
Maine	1	4,595,186	0.5	87.3%	1.58x	11.4%	70.2%	64.8%
Massachusetts	1	4,500,000	0.5	92.2%	1.42x	10.5%	69.3%	60.6%
Alabama	1	3,900,000	0.4	100.0%	1.42x	10.5%	69.3%	60.6%
Total / Weighted Average:	83	$957,599,884	100.0%	89.0%	1.64x	10.4%	62.4%	53.6%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 11 and 23, UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date based on the principal payment schedules provided in Annex F and Annex G of the Free Writing Prospectus, respectively.

(3)	In the case of Loan Nos. 1, 2, 3, 5 and 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(4)	In the case of Loan Nos. 11 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(5)
In the case of Loan No. 28, the Cut-off Date LTV and the Maturity Date LTV is calculated based upon an appraised value based on the hypothetical assumption that certain property upgrades which include elevator modernization, a new rooftop HVAC unit, and a new boiler system, have been completed. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(6)	In the case of Loan Nos. 3 and 20, which have anticipated repayment dates, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Range of Principal Balances			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
$3,296,559	-	$9,999,999	24	$142,465,935	14.9%	5.16112%	105	1.51x	10.8%	67.4%	56.0%
$10,000,000	-	$19,999,999	13	168,128,988	17.6	4.93038%	111	1.49x	10.4%	68.9%	59.5%
$20,000,000	-	$24,999,999	6	132,351,011	13.8	5.02265%	129	1.43x	10.1%	65.1%	53.6%
$25,000,000	-	$49,999,999	2	75,000,000	7.8	4.97600%	83	2.01x	11.6%	57.9%	57.9%
$50,000,000	-	$99,999,999	5	339,653,950	35.5	4.64751%	118	1.45x	9.6%	63.5%	52.3%
$100,000,000	-	$100,000,000	1	100,000,000	10.4	4.42000%	120	2.67x	12.4%	40.9%	40.9%
Total / Weighted Average:			51	$957,599,884	100.0%	4.82740%	114	1.64x	10.4%	62.4%	53.6%

Mortgage Interest Rates

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
3.96350%	-	4.40000%	3	$159,853,950	16.7%	4.22995%	115	1.53x	9.8%	63.4%	49.6%
4.40001%	-	4.60000%	2	115,300,000	12.0	4.42889%	112	2.56x	12.2%	43.1%	42.5%
4.60001%	-	4.80000%	7	151,999,331	15.9	4.74865%	109	1.44x	9.3%	63.8%	56.4%
4.80001%	-	5.00000%	10	223,275,003	23.3	4.88456%	107	1.56x	10.3%	64.4%	56.6%
5.00001%	-	5.20000%	13	119,527,737	12.5	5.10861%	117	1.46x	10.6%	68.4%	56.5%
5.20001%	-	5.40000%	8	76,454,248	8.0	5.25670%	119	1.68x	10.7%	63.3%	56.4%
5.40001%	-	5.60000%	5	94,260,477	9.8	5.45919%	130	1.43x	10.8%	68.2%	56.1%
5.60001%	-	5.78500%	3	16,929,138	1.8	5.69433%	119	1.40x	11.0%	67.9%	53.6%
Total / Weighted Average:			51	$957,599,884	100.0%	4.82740%	114	1.64x	10.4%	62.4%	53.6%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
60	7	$88,963,907	9.3%	4.74930%	59	1.84x	11.4%	61.3%	58.7%
84	2	24,265,000	2.5	4.63262%	84	1.62x	9.4%	67.9%	65.5%
120	41	823,370,977	86.0	4.82443%	119	1.62x	10.3%	62.3%	52.8%
180	1	21,000,000	2.2	5.50000%	179	1.51x	11.2%	64.6%	49.4%
Total / Weighted Average:	51	$957,599,884	100.0%	4.82740%	114	1.64x	10.4%	62.4%	53.6%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
59	-	60	7	$88,963,907	9.3%	4.74930%	59	1.84x	11.4%	61.3%	58.7%
61	-	120	43	847,635,977	88.5	4.81894%	118	1.62x	10.3%	62.5%	53.1%
121	-	179	1	21,000,000	2.2	5.50000%	179	1.51x	11.2%	64.6%	49.4%
Total / Weighted Average:			51	$957,599,884	100.0%	4.82740%	114	1.64x	10.4%	62.4%	53.6%
(1)
In the case of Loan Nos. 3 and 20, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 5 and 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of Loan Nos. 11 and 23, UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date based on the planned principal payment schedules provided in Annex F and Annex G of the Free Writing Prospectus, respectively.

(4)	In the case of Loan Nos. 11 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(5)
In the case of Loan No. 28, the Cut-off Date LTV and the Maturity Date LTV is calculated based upon an appraised value based on the hypothetical assumption that certain property upgrades which include elevator modernization, a new rooftop HVAC unit, and a new boiler system, have been completed. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Collateral Characteristics

Original Amortization Term in Months(3)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
Interest Only	4	$182,840,000	19.1%	4.65827%	103	2.38x	12.0%	48.5%	48.5%
240	1	4,889,529	0.5	5.52000%	119	1.28x	11.9%	70.9%	45.7%
264	1	8,270,948	0.9	5.45000%	119	1.29x	11.0%	74.8%	52.1%
300	7	110,598,068	11.5	4.56262%	114	1.53x	10.7%	66.3%	49.4%
324	1	11,300,000	1.2	5.14600%	120	1.41x	10.6%	78.5%	61.6%
360	37	639,701,339	66.8	4.90255%	117	1.45x	9.9%	65.3%	55.7%
Total / Weighted Average:	51	$957,599,884	100.0%	4.82740%	114	1.64x	10.4%	62.4%	53.6%

Remaining Amortization Term in Months(3)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Amortization			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
Interest Only			4	$182,840,000	19.1%	4.65827%	103	2.38x	12.0%	48.5%	48.5%
239	-	299	8	119,658,545	12.5	4.63103%	116	1.50x	10.7%	67.4%	49.4%
300	-	330	2	15,400,000	1.6	5.23971%	104	1.45x	10.9%	72.4%	58.4%
331	-	360	37	639,701,339	66.8	4.90255%	117	1.45x	9.9%	65.3%	55.7%
Total / Weighted Average:			51	$957,599,884	100.0%	4.82740%	114	1.64x	10.4%	62.4%	53.6%

Amortization Types

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
Balloon	32	$469,373,384	49.0%	4.76079%	113	1.51x	10.4%	64.2%	51.6%
IO-Balloon	13	212,886,500	22.2	5.13905%	123	1.40x	9.9%	70.2%	61.2%
Interest Only	4	182,840,000	19.1	4.65827%	103	2.38x	12.0%	48.5%	48.5%
ARD-IO-Balloon	2	92,500,000	9.7	4.78247%	120	1.35x	8.6%	63.3%	56.0%
Total / Weighted Average:	51	$957,599,884	100.0%	4.82740%	114	1.64x	10.4%	62.4%	53.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)(4)

						Weighted Average
Underwritten				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Net Cash Flow			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Debt Service Coverage Ratios			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
1.25x	-	1.35x	12	$203,244,477	21.2%	4.96478%	120	1.29x	8.8%	68.6%	58.8%
1.36x	-	1.45x	12	151,475,261	15.8	5.23753%	115	1.40x	10.3%	70.8%	60.8%
1.46x	-	1.55x	9	300,966,620	31.4	4.60287%	122	1.51x	10.1%	61.4%	48.5%
1.56x	-	1.65x	5	30,509,489	3.2	4.92213%	74	1.58x	10.8%	67.7%	59.3%
1.66x	-	1.80x	8	73,264,037	7.7	4.97445%	115	1.71x	12.0%	65.6%	55.3%
1.81x	-	2.00x	2	60,300,000	6.3	4.73551%	59	1.95x	11.5%	59.6%	58.3%
2.01x	-	2.25x	2	37,840,000	4.0	5.09563%	112	2.07x	11.4%	54.6%	54.6%
2.26x	-	2.67x	1	100,000,000	10.4	4.42000%	120	2.67x	12.4%	40.9%	40.9%
Total / Weighted Average:			51	$957,599,884	100.0%	4.82740%	114	1.64x	10.4%	62.4%	53.6%
(1)
In the case of Loan Nos. 3 and 20, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 5 and 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of Loan Nos. 11 and 23, UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date based on the planned principal payment schedules provided in Annex F and Annex G of the Free Writing Prospectus, respectively.

(4)	In the case of Loan Nos. 11 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(5)
In the case of Loan No. 28, the Cut-off Date LTV and the Maturity Date LTV is calculated based upon an appraised value based on the hypothetical assumption that certain property upgrades which include elevator modernization, a new rooftop HVAC unit, and a new boiler system, have been completed. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(4)(5)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Cut-off Date LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
40.9%	-	54.9%	4	$146,500,000	15.3%	4.62777%	120	2.43x	12.1%	45.2%	44.6%
55.0%	-	59.9%	7	110,159,082	11.5	4.81717%	103	1.61x	10.7%	56.5%	48.4%
60.0%	-	64.9%	10	325,776,198	34.0	4.76735%	115	1.51x	9.8%	62.2%	52.7%
65.0%	-	69.9%	10	164,448,005	17.2	4.84202%	112	1.49x	10.5%	68.8%	55.8%
70.0%	-	74.9%	16	172,941,599	18.1	5.04730%	115	1.39x	9.9%	72.1%	61.9%
75.0%	-	78.5%	4	37,775,000	3.9	5.07899%	120	1.49x	10.4%	76.0%	62.8%
Total / Weighted Average:			51	$957,599,884	100.0%	4.82740%	114	1.64x	10.4%	62.4%	53.6%

LTV Ratios as of the Maturity Date(1)(2)(4)(5)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity Date/ARD LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(2)(4)(5)	LTV(1)(2)(4)(5)
40.9%	-	44.9%	1	$100,000,000	10.4%	4.42000%	120	2.67x	12.4%	40.9%	40.9%
45.0%	-	49.9%	12	265,079,643	27.7	4.77016%	123	1.52x	10.3%	59.6%	47.8%
50.0%	-	54.9%	10	165,875,330	17.3	4.73266%	110	1.61x	10.8%	63.8%	52.1%
55.0%	-	59.9%	10	148,647,413	15.5	4.91627%	118	1.42x	9.5%	66.1%	57.1%
60.0%	-	64.9%	15	229,023,498	23.9	5.08636%	103	1.54x	10.4%	69.4%	61.5%
65.0%	-	70.5%	3	48,974,000	5.1	4.80925%	108	1.32x	8.9%	73.4%	67.7%
Total / Weighted Average:			51	$957,599,884	100.0%	4.82740%	114	1.64x	10.4%	62.4%	53.6%

Prepayment Protection

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Term(1)	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(1)(2)(4)(5)
Defeasance	37	$588,364,787	61.4%	4.92325%	119	1.68x	10.6%	60.5%	51.9%
Yield Maintenance	14	369,235,096	38.6	4.67467%	105	1.56x	10.1%	65.5%	56.2%
Total / Weighted Average:	51	$957,599,884	100.0%	4.82740%	114	1.64x	10.4%	62.4%	53.6%

Loan Purpose

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Term(1)	Term(1)	DSCR(2)(3)(4)	DY(2)(4)	LTV(1)(2)(4)(5)
Refinance	36	$749,509,948	78.3%	4.80150%	119	1.63x	10.4%	61.9%	51.8%
Acquisition	15	208,089,936	21.7	4.92072%	97	1.65x	10.5%	64.5%	59.9%
Total / Weighted Average:	51	$957,599,884	100.0%	4.82740%	114	1.64x	10.4%	62.4%	53.6%
(1)
In the case of Loan Nos. 3 and 20, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 5 and 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of Loan Nos. 11 and 23, UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date based on the planned principal payment schedules provided in Annex F and Annex G of the Free Writing Prospectus, respectively.

(4)	In the case of Loan Nos. 11 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(5)
In the case of Loan No. 28, the Cut-off Date LTV and the Maturity Date LTV is calculated based upon an appraised value based on the hypothetical assumption that certain property upgrades which include elevator modernization, a new rooftop HVAC unit, and a new boiler system, have been completed. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Collateral Characteristics

Previous Securitization History(1)

			Property	Previous
No.	Loan Name	Location	Type	Securitization
1	Miami International Mall	Miami, FL	Retail	MLMT 2003-KEY1
2	Jordan Creek Town Center	West Des Moines, IA	Retail	JPMCC 2005-LDP5
3	Marriott Anaheim	Anaheim, CA	Hotel	MSC 2004-IQ8
5	Meadows Mall	Las Vegas, NV	Retail	COMM 2004-LB2A, WBCMT 2003-C9
7	Hughes Airport Complex	Las Vegas, NV	Industrial	GSMS 2006-GG6
9	Tacoma Financial Center	Tacoma, WA	Office	BACM 2004-1
12	Miller Place Shopping Center	Miller Place, NY	Retail	WBCMT 2003-C9
13	University Shoppes	Miami, FL	Retail	JPMCC 2006-LDP8
14	Rosedale Commons	Roseville, MN	Retail	GECMC 2005-C2
18	Two Towne Square	Southfield, MI	Office	GCCFC 2006-GG7
19	Geneva Shopping Center	Geneva, NY	Retail	BSCMS 2005-PWR7
21	Bristol Park Apartments	Tulsa, OK	Multifamily	ACMF 1997-C1
24	Mallard Lake Apartments	Greensboro, NC	Multifamily	JPMC 1995-C1
30	Maumee Warehouse	Maumee, OH	Industrial	JPMCC 2004-C2
31	Lerner Portfolio(2)	Various, Various	Retail	JPMC 1997-C5
33	Country Club Village	Madera, CA	Retail	MLCFC 2007-7
34	Bluemound Centre	Brookfield, WI	Retail	CSFB 2004-C1
37	Canyon View Apartments	Las Vegas, NV	Multifamily	CSFB 2003-C5
39	Raines Distribution Center	Memphis, TN	Industrial	GECMC 2003-C2
45	Old Port Buildings	Portland, ME	Mixed Use	BACM 2007-3
47	Adobe Plaza	Atascadero, CA	Retail	MSC 2004-HQ4
50	Casa del Sol	Fresno, CA	Multifamily	MSC 1998-HF1
51	The Parren J. Mitchell Business Center	Baltimore, MD	Mixed Use	BASST 2002-X1
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

(2)	For Loan No. 31, only the Hobby Lobby - Richland Hills property was previously securitized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Class A-2(1)

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class(2)	Term	Term	DSCR	Yield	LTV Ratio	LTV Ratio
7	Hughes Airport Complex	Las Vegas, NV	$45,000,000	4.7%	$45,000,000	52.8%	60	59	1.99x	11.6%	60.2%	60.2%
17	Glenn Hotel	Atlanta, GA	15,300,000	1.6	13,996,890	16.4	60	60	1.82x	11.1%	57.7%	52.8%
29	Timberline Place	Flagstaff, AZ	8,275,000	0.9	7,588,979	8.9	60	60	1.58x	10.0%	69.5%	63.8%
37	Canyon View Apartments	Las Vegas, NV	6,200,000	0.6	5,659,318	6.6	60	60	1.58x	10.1%	68.9%	62.9%
39	Raines Distribution Center	Memphis, TN	5,493,720	0.6	5,047,947	5.9	60	59	1.76x	14.5%	56.9%	52.3%
45	Old Port Buildings	Portland, ME	4,595,186	0.5	4,246,269	5.0	60	59	1.58x	11.4%	70.2%	64.8%
48	1406 North Chester Street	Myrtle Beach, SC	4,100,000	0.4	3,677,506	4.3	60	60	1.57x	11.6%	55.4%	49.7%

Total / Weighted Average			$88,963,907	9.3%	$85,216,909	100.0%	60	59	1.84x	11.4%	61.3%	58.70%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Structural Overview

■	Accrual:
Each Class of Certificates (other than the Class Z and Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest. On each distribution date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z Certificates.

■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-C Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c) the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (the “WAC Rate”) for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange of Class A-S Certificates for Class EC Certificates.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass- Through Rate on the Class B Certificates for that Distribution Date.

The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class E, Class F and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such class is reduced to zero, fifth, to the Class A-4A1 and Class A-4A2 Certificates, pro rata based on their Certificate Balance, until the Certificate Balance of such Classes are reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Structural Overview

■	Distribution of Principal (continued):
On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3, Class A- 4A1, Class A-4A2, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan)) to such Classes on or prior to such date.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B and Class X-C Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates)) and the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balances of the Class E, Class F and Class NR Certificates).

■	Exchangeable Certificates and the Class EC Certificates:
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Structural Overview

■	Exchangeable Certificates and the Class EC Certificates (continued):
If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

■	Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between two groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”) and the Class X-B, Class B, Class C and Class D Certificates (calculated without giving effect to any exchange and conversion of Class B and Class C Certificates for Class EC Certificates), on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

		YM	x	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
		Charge		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-C, Class E, Class F and Class NR Certificates. Once the Certificate Balances of the Class A-1, Class A-2, Class A- 3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such converted Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

■	Realized Losses:
Realized losses on the mortgage loans (exclusive of losses on any related companion loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B and Class X-C Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’, Class X-B Certificates’ and Class X-C Certificates’ notional amounts, respectively. Realized losses on each whole loan will be allocated first to the related subordinate companion loan, if any, and then, pro rata, between the related mortgage loan and the related pari passu companion loan, if any, based upon their respective Stated Principal Balances.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, plus the amount of any escrows and letters of credit.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each whole loan, the Appraisal Reduction amount is notionally allocated first to the related subordinate companion loan, if any, (until the principal balance of such subordinate companion loan is notionally reduced to zero by such Appraisal Reductions) and then, pro rata, between the related mortgage loan and the related pari passu companion loan, if any, based upon their respective Stated Principal Balances.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

■	Whole Loans:
Seven mortgage loans are evidenced by a note and one additional companion loan (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”) that are each secured by a single mortgage on the related mortgaged property and are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of two of these Whole Loans, the “American Institute of Healthcare & Fitness Whole Loan” and the “Holiday Inn Plainview Whole Loan”, the Companion Loan is a subordinate Companion Loan (each a “Subordinate Companion Loan”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Whole Loans (continued):
In the case of five of these Whole Loans, the “Miami International Mall Whole Loan”, the “Jordan Creek Town Center Whole Loan”, the “Marriott Anaheim Whole Loan”, the “Meadows Mall Whole Loan” and “The Shops at Wiregrass Whole Loan”, the related Companion Loan is pari passu with the related mortgage loan (collectively the “Pari Passu Companion Loans”).

The Miami International Mall Whole Loan, the Marriott Anaheim Whole Loan, The Shops at Wiregrass Whole Loan, the American Institute of Healthcare & Fitness Whole Loan and the Holiday Inn Plainview Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMBB 2014-C18 transaction. Each of the Jordan Creek Town Center Whole Loan and the Meadows Mall Whole Loan will be serviced pursuant to other pooling and servicing agreements as described under “Description of the Mortgage Pool – The Jordan Creek Town Center Whole Loan” and “– The Meadows Mall Whole Loan” in the Free Writing Prospectus.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Companion Loan, as a collective whole taking into account the subordinate nature of any Subordinate Companion Loan), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Free Writing Prospectus.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future) or a Subordinate Companion Loan, the mezzanine lenders or Subordinate Companion Loan holder may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Sale of Defaulted Mortgage Loans and REO Properties (continued):
If the Special Servicer does not receive an offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the Special Servicer or any of its affiliates.

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan, if any (but not any Subordinate Companion Loan), and the prices will be adjusted accordingly.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC.

With respect to the Jordan Creek Town Center mortgage loan and the Meadows Mall mortgage loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Pari Passu Companion Loan as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the mortgage loan in the JPMBB 2014-C18 Trust and the Pari Passu Companion Loan, as a single loan. In connection with any such sale, the then applicable special servicer will be required to follow procedures substantially similar to those set forth above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Control Eligible Certificates:	Classes E, F and NR.

■	Control Rights:
The Control Eligible Certificates will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination is the Controlling Class (such owner or representative, the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan. With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the Jordan Creek Town Center mortgage loan and the Meadows Mall mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder under the applicable pooling and servicing agreement.

With respect to the American Institute of Healthcare & Fitness Whole Loan and the Holiday Inn Plainview Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consent rights of the holder of the related Subordinate Companion Loan pursuant to the related intercreditor agreement. In addition, the holder of the related Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, to purchase the related defaulted mortgage loan.

With respect to the Miami International Mall, Marriott Anaheim and The Shops at Wiregrass mortgage loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

■	Directing Certificateholder:	Ellington Management Group, LLC (or an affiliate), is expected to be appointed the initial directing certificateholder.

■	Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Event:
A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Control Event (continued):
With respect to each of the American Institute of Healthcare & Fitness Whole Loan and the Holiday Inn Plainview Whole Loan, pursuant to the related intercreditor agreement, the holder of the related Subordinate Companion Loan will lose its right to direct or consent to certain actions upon the occurrence of a control appraisal period with respect to such Subordinate Companion Loan, which will occur when the principal balance of such Subordinate Companion Loan (taking into account the application of realized losses, payments of principal and Appraisal Reductions to notionally reduce such balance) has been reduced to less than 25% of its initial principal balance as of the Closing Date.

In the case of each of the American Institute of Healthcare & Fitness Whole Loan and the Holiday Inn Plainview Whole Loan, the holder of the related Subordinate Companion Loan will also have the right to replace the related Special Servicer with respect to the related mortgage loan at any time prior to the occurrence and continuance of a control appraisal period with respect to such Subordinate Companion Loan.

■	Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then-outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance, and the then Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised- Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Senior Trust Advisor:
The Senior Trust Advisor will initially be Pentalpha Surveillance LLC. The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans. The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans except with respect to the American Institute of Healthcare & Fitness Whole Loan and the Holiday Inn Plainview Whole Loan unless a control appraisal period with respect to the related Subordinate Companion Loan has occurred and is continuing. The Senior Trust Advisor will have no obligations under the Pooling and Servicing Agreement with respect to the Jordan Creek Town Center Whole Loan and the Meadows Mall Whole Loan.

The Senior Trust Advisor will be responsible for:

■
after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■
after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of Specially Serviced Mortgage Loans, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

■
prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Senior Trust Advisor after such calculations have been finalized. The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

■
after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Senior Trust Advisor (continued):
After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action (other than with respect to the Serviced Whole Loans with a Subordinate Companion Loan unless a Control Event has occurred with respect to the Subordinate Companion Loan).

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation) except with respect to the American Institute of Healthcare & Fitness Whole Loan and the Holiday Inn Plainview Whole Loan unless a control appraisal period with respect to the related Subordinate Companion Loan has occurred and is continuing.

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder; provided, however, that with respect to each of the American Institute of Healthcare & Fitness Whole Loan and the Holiday Inn Plainview Whole Loan, the holder of the related Subordinate Companion Loan (prior to a control appraisal period with respect to such Subordinate Companion Loan) will have the right to replace the Special Servicer with respect to that Whole Loan.

However, prior to the occurrence and continuance of a Control Event, the Special Servicer may only be removed by the Directing Certificateholder without cause if either (i) LNR Partners, LLC or its Affiliate is no longer the Special Servicer or (ii) LNR Securities Holdings, LLC or its Affiliate owns less than 15% of the then Controlling Class of Certificates.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Miami International Mall Whole Loan, the Marriott Anaheim Whole Loan and The Shops at Wiregrass Whole Loan, the holders of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the applicable trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to each of the American Institute of Healthcare & Fitness Whole Loan and Holiday Inn Plainview Whole Loan, prior to a control appraisal period with respect to the related Subordinate Companion Loan, the holder of such Subordinate Companion Loan will have the right to terminate the Special Servicer with or without cause.

With respect to the Jordan Creek Town Center Whole Loan and the Meadows Mall Whole Loan, the JPMBB 2014-C18 trust as holder of the related mortgage loan has a similar termination right in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to a Control Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under the applicable pooling and servicing agreement.

■	Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO Loan (including Specially Serviced mortgage loans and Companion Loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced mortgage loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Master Servicer and Special Servicer Compensation (continued):
In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan or Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, if applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (or serviced Whole Loan) is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected Mortgage Loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected Mortgage Loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected Mortgage Loan (including the related Companion Loan, if applicable) that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan (or Whole Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected Mortgage Loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO Loan being a corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds; provided however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan or REO Loan as additional compensation within the prior 12 months.

Similar fees to those described above will be payable to the applicable special servicer for the Jordan Creek Town Center Whole Loan and the Meadows Mall Whole Loan under the applicable pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Structural Overview

■	Master Servicer and Special Servicer Compensation (continued):
Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a Specially Serviced Mortgage Loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
		■	special notices
		■	summaries of asset status reports
		■	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		■	an “Investor Q&A Forum”
		■	a voluntary investor registry
		■	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Miami International Mall

Miami International Mall
FOOD

ALDO

BREWHOUSE
TAKEOUT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Miami International Mall

Miami International Mall
1455 Northwest 107th Avenue
Miami, FL 33172
Boca Raton
Deerfield Beach
Coral Springs
Tamarac
Pompano Beach
Plantation
Fort Lauderdale
Davie
Hollywood
Hialeah
Miami Beach
Miami
Fountainebleau
MIAMI INT'L AIRPORT
Cutler Bay
Homestead
ATLANTIC OCEAN
Key Largo
Miami Lakes
OPA-LOCKA AIRPORT
Opa-Locka
St Thomas University
Florida Memorial University
Biscayne Park
Hialeah Gardens
Barry University
Miami Dade College-North Campus
Westland Mall
Medley
Hialeah
Pinewood
Miami Shores
Gladeview
LITTLE HAITI
Miami Springs
Brownsville
MODEL CITY
MIAMI DESIGN DISTRICT
OKEECHOBEE RD
Doral Resort & Country Club
Miami Jai-alai
ALLAPATTAH
The Shops at Midtown Miami
Doral
BEVERLY TERRACE
MIAMI INTERNATIONAL AIRPORT
Dolphin Mall
DOLPHIN EXPY
American Airlines Arena
Bayside Market Place
Flagler Greyhound Track
Mall of the Americas
Fontainebleau
Miami
TAMIAMI TRAIL
DOWNTOWN
FIU-University Park Campus
West Miami
SW 24TH ST
Coral Terrace
SW 40TH ST
Olympia Heights
Kendale Lakes
Village of Merrick Park
University of Miami
South Miami
Coral Gables
Biscayne Bay
Dadeland Mall
Kendale Lakes Plaza
Miami-Dade College
MILES
MAP © 2014 CARTIFACT, INC · DATA © BROADMAP

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Miami International Mall

sears
jcpenney
KOHL'S
macy's
H&M
FOREVER 21
ALDO
THE LIMITED
EXPRESS
OLD NAVY
SEPHORA
PERRY ELLIS
GAP
macy's
Anchor
Non Anchor
Vacant
Storage
Not Part of the Collateral
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Miami International Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$100,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$100,000,000	Property Type - Subtype:	Retail - Super Regional Mall
% of Pool by IPB:	10.4%	Net Rentable Area (SF):	306,855
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	Mall at Miami International, LLC	Year Built / Renovated:	1982 / 2001
Sponsor:	Simon Property Group, L.P.	Occupancy(2):	93.8%
Interest Rate:	4.42000%	Occupancy Date:	1/8/2014
Note Date:	1/23/2014	Number of Tenants(2):	108
Maturity Date:	2/6/2024	2010 NOI:	$16,590,519
Interest-only Period:	120 months	2011 NOI:	$17,547,814
Original Term:	120 months	2012 NOI:	$17,833,200
Original Amortization:	None	TTM NOI (as of 11/2013):	$18,527,940
Amortization Type:	Interest Only	UW Economic Occupancy:	92.4%
Call Protection(3):	L(24),Def(89),O(7)	UW Revenues:	$27,898,093
Lockbox:	CMA	UW Expenses:	$8,025,891
Additional Debt:	Yes	UW NOI(4):	$19,872,202
Additional Debt Balance:	$60,000,000	UW NCF:	$19,144,955
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$391,000,000 / $1,274
		Appraisal Date:	12/1/2013

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$521
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$521
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	40.9%
Replacement Reserves:	$0	Springing	$227,073	Maturity Date LTV:	40.9%
TI/LC:	$0	Springing	$1,238,888	UW NCF DSCR:	2.67x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$160,000,000	100.0%	Payoff Existing Debt(6)	$87,119,901	54.4%
			Return of Equity	71,256,245	44.5
			Closing Costs	1,623,854	1.0
Total Sources	$160,000,000	100.0%	Total Uses	$160,000,000	100.0%
(1)
Miami International Mall is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $160.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $160.0 million Miami International Mall Whole Loan.

(2)	Occupancy and Number of Tenants include three temporary tenants. Excluding the temporary tenants, occupancy is 91.8%. Occupancy including non-collateral anchors and temporary tenants is 98.3%.
(3)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of March 6, 2014. Defeasance of the full $160.0 million Miami International Mall Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 6, 2017.

(4)
UW NOI is higher than TTM NOI primarily due to two tenants, Forever 21 and H&M. Forever 21 increased its premises by 6,718 square feet, increasing its base rent by $324,094. H&M executed a new lease for 22,631 square feet with base rents of $839,007, which commences April 1, 2014. Additionally, UW NOI includes approximately $295,000 in contractual rent increases through January 2015.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The existing debt was paid-off in October 2013 and the property was unencumbered as of the origination date.

The Loan. The Miami International Mall loan is secured by a first mortgage lien on 306,855 square feet of a super regional mall totaling 1,090,163 square feet located in Miami, Florida. The whole loan has an outstanding principal balance of $160.0 million (the “Miami International Mall Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $100.0 million and is being contributed to the JPMBB 2014-C18 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is currently held by Barclays and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2014-C18 Trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) and will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related Miami International Mall Whole Loan; however, the holder of Note A-2 will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Miami International Mall

entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Miami International Mall Whole Loan has a 10-year term and is interest-only for the entire term of the whole loan. The previously existing debt was securitized in the MLMT 2003-KEY1 transaction.

The Borrower. The borrowing entity for the loan is Mall at Miami International, LLC, a Delaware limited liability company and a special purpose entity. Mall at Miami International, LLC is wholly owned by West Dade County Associates, which is 50.0% owned by TIAA Miami International Mall, LLC and 47.8% directly and indirectly owned by Simon Property Group, L.P. The remaining interest in West Dade County Associates is held by outside limited partners.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. Simon Property Group, Inc. was founded in 1960 and is headquartered in Indianapolis, Indiana. Simon Property Group, Inc. (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest real estate company in the world. Simon currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising 242 million square feet. The nonrecourse guaranty to the sponsor is capped at $32.0 million.

The Property.  Miami International Mall is an approximately 1.1 million square foot one-story enclosed super regional mall, of which 306,855 square feet serves as collateral for the whole loan. The property is situated on approximately 54.0 acres just north of the Dolphin Expressway and 13.2 miles west of Miami’s central business district.  The property is anchored by two Macy’s stores (Macy’s Men’s & Home and Macy’s totaling 343,624 square feet), Sears (193,860 square feet), JCPenney (145,824 square feet) and Kohl's (100,000 square feet). Each of the five anchors owns its own land and improvements and is excluded from the collateral of the Miami International Mall Whole Loan. Based on 2012 third party estimates, Macy’s, Sears, JCPenney and Kohl’s generated sales of approximately $101.5 million ($299 per square foot), $24.5 million ($126 per square foot), $24.2 million ($166 per square foot) and $14.0 million ($140 per square foot), respectively. According to the appraisal, the anchors at the property are primarily targeted toward the middle-income consumer, which complements the demographic profile of the immediate trade area. Additionally, there are 5,439 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 4.99 spaces per 1,000 square feet of net rentable area. The property was constructed in 1982 and renovated in 2001.

As of January 8, 2014, the super regional mall, inclusive of non-collateral anchors, was approximately 98.3% occupied by 112 tenants, and 97.7% occupied excluding the three temporary tenants. For the same period, the collateral was 93.8% occupied by 108 tenants, and 91.8% excluding the three temporary tenants. National in-line tenants at the property include Old Navy, Victoria’s Secret, Foot Locker, Guess?, Sephora, Hollister Co., H&M, Coach, Gap and Express. Gross sales for all tenants that reported full year sales as of trailing twelve-month ending November 30, 2013 were approximately $151.3 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $562, $587, $601 and $687 in 2010, 2011, 2012 and the trailing twelve-month period ending November 30, 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 15.9%, 14.9%, 14.1% and 14.1%, respectively.

The property is situated in a densely populated, in-fill metropolitan area that is approximately six miles from Miami International Airport and offers a variety of shopping and entertainment experiences. The property is positioned directly off of Route 836 (Dolphin Expressway), which runs east approximately 10 miles to Interstate-95 and approximately 12 miles to downtown Miami.  According to the appraisal, the mortgaged property has a primary trade area consisting of a five-mile radius that contains 336,509 people with an average household income of $56,716 as of 2013. The mortgaged property has a secondary trade area consisting of a seven-mile radius that contains 689,926 people with an average household income of $54,872 as of year-end 2013. The appraisal concluded market rents of $90.00 per square foot for in-line spaces with less than 1,000 square feet, $55.00 per square foot for in-line spaces between 1,001 to 2,000 square feet, $50.00 per square foot for in-line spaces between 2,001 to 5,000 square feet, $40.00 per square foot for in-line spaces between 5,001 to 7,500 square feet, $35.00 per square foot for in-line spaces with more than 7,500 square feet, $80.00 per square foot for jewelry tenants and $95.00 per square foot for food court tenants. According to the appraisal, the property’s primary competition consists of three properties and secondary competition consists of two properties that are detailed in the table below. Based on discussions with the appraiser and property manager, Miami International Mall caters more to local residents whereas the majority of the competitions’ income is generated by tourist shopping.

Competitive Set Summary(1)
Property	Year Built	Total GLA	Est. Occ.	Est. Sales (PSF)	Proximity	Anchor Tenants
Primary Competition
Dadeland Mall(2)	1962	1,504,660	97%	$1,300	8.0 miles	Macy’s, Nordstrom, Saks, JCPenney, Macy’s Children
Dolphin Mall	2001	1,403,293	96%	$900	0.8 miles	Cobb Theatre, Burlington Coat, Bass Pro, Bloomingdale’s Outlet
Westland Mall	1971	836,004	95%	$400	6.7 miles	JCPenney, Macy’s, Sears
Secondary Competition
Aventura Mall(2)	1983	2,074,520	99%	$1,750	19.5 miles	Bloomingdale’s, JCPenney, Macy’s, AMC Theatres, Nordstrom, Sears
Pembroke Lakes Mall	1992	1,135,607	95%	$525	18.0 miles	Dillard’s, JCPenney, Macy’s, Sears
Total / Weighted Average		6,954,084	97%	$1,119
(1)	Per the appraisal.
(2)	Sponsor has an interest in the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Miami International Mall

Historical Occupancy(1)
	2009	2010	2011	2012	2013(2)
Occupancy	92.1%	92.9%	99.0%	96.3%	94.6%
(1)	Historical Occupancies are as of December 31 of each respective year, and include temporary tenants. Excluding temporary tenants, the occupancies are 87.7%, 86.9%, 90.8%, 92.0% and 92.5% respectively.
(2)	As of January 8, 2014, occupancy including non-collateral anchors and temporary tenants is 98.3%.

In-line Sales and Occupancy Costs(1)
	2010	2011	2012	TTM(2)
In-line Sales PSF(3)	$562	$587	$601	$687
Occupancy Costs(4)	15.9%	14.9%	14.1%	14.1%
(1)	Based on tenants who report sales annually and excludes temporary tenants
(2)	TTM In-line Sales is as of November 30, 2013.
(3)	In-line Sales PSF are for comparable tenants occupying less than 10,000 square feet with full year reported sales figures provided by the borrower.
(4)
2010, 2011, and 2012 Occupancy Costs were for comparable in-line tenants and were provided by the borrower. TTM Occupancy Cost is based on historical sales, underwritten base rent and expense reimbursements.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Macy’s(4)	Baa3 / BBB+ / BBB	343,624	N/A	N/A	$299	N/A	N/A
Sears(4)	Caa1 / CCC+ / B-	193,860	N/A	N/A	$126	N/A	N/A
JCPenney(4)	Caa1 / CCC+ / CCC	145,824	N/A	N/A	$166	N/A	N/A
Kohl’s(4)	Baa1 / BBB+ / BBB+	100,000	N/A	N/A	$140	N/A	N/A
Total:		783,308

Top 10 Collateral Tenants
H&M(5)	NA / NA / NA	22,631	7.4%	$37.56	N/A	N/A	1/31/2025
Gap	Baa3 / BBB- / BBB-	18,280	6.0%	$48.82	$275	21.4%	6/30/2016
Old Navy	Baa3 / BBB- / BBB-	16,815	5.5%	$21.44	$424	8.8%	1/31/2015
Forever 21	NA / NA / NA	12,876	4.2%	$43.17	N/A	N/A	1/31/2024
Victoria's Secret	Ba2 / BB+ / BB+	11,247	3.7%	$74.00	$1,503	7.2%	1/31/2021
Express	NA / BB / NA	8,850	2.9%	$37.68	$789	8.9%	1/31/2016
BJ's Restaurant and Brewhouse	NA / NA / NA	8,500	2.8%	$30.59	$739	6.1%	10/31/2032
Camille La Vie	NA / NA / NA	6,399	2.1%	$46.35	$335	13.8%	9/30/2021
Hollister	NA / NA / NA	6,381	2.1%	$30.00	$721	9.1%	1/31/2015
The Knife	NA / NA / NA	6,085	2.0%	$24.00	$545	8.3%	11/30/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Sales PSF represent sales for the trailing twelve-month period ending November 30, 2013, for all tenants except for the Non-Collateral Anchors. Non-Collateral Anchors were based on 2012 third party estimates.

(4)
Each tenant owns its own land and improvements and is excluded from the collateral for the Miami International Mall Whole Loan. Macy’s occupies two spaces, one for 200,000 square feet and other for 143,624 square feet. The reciprocal easement agreements for all of the anchor tenants expire in August 2017. Based on 2012 third party estimates, Macy’s, Sears, JCPenney and Kohl’s generated sales of approximately $101.5 million ($299 per square foot), $24.5 ($126 per square foot), $24.2 million ($166 per square foot) and $14.0 million ($140 per square foot).

(5)
H&M, a new lease, has the right to terminate its lease if it fails to attain adjusted gross sales during the fourth lease year in an amount equal to at least $6,000,000.  H&M must provide written notice to the landlord 60 days after the end of such fourth lease year and the lease will terminate one year after delivery of such notice. H&M must repay the landlord a termination fee equal to approximately $509,198 divided by the total months in the lease term, the dividend of which is multiplied by the number of months remaining in the lease term at the effective date of the termination. Such repayment will accompany H&M’s termination notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Miami International Mall

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	19,007	6.2%	NAP	NAP	19,007	6.2%	NAP	NAP
2014 & MTM(2)	13	26,600	8.7	$1,171,663	7.7%	45,607	14.9%	$1,171,663	7.7%
2015	10	34,650	11.3	1,151,384	7.5	80,257	26.2%	$ 2,323,046	15.2%
2016	20	63,294	20.6	3,575,318	23.4	143,551	46.8%	$ 5,898,365	38.6%
2017	9	10,852	3.5	708,271	4.6	154,403	50.3%	$ 6,606,636	43.2%
2018	10	10,264	3.3	805,809	5.3	164,667	53.7%	$ 7,412,444	48.5%
2019	6	10,719	3.5	623,314	4.1	175,386	57.2%	$ 8,035,758	52.6%
2020	5	4,109	1.3	420,707	2.8	179,495	58.5%	$ 8,456,465	55.4%
2021	8	33,641	11.0	1,667,800	10.9	213,136	69.5%	$10,124,265	66.3%
2022	7	10,795	3.5	815,055	5.3	223,931	73.0%	$10,939,320	71.6%
2023	12	19,036	6.2	1,567,591	10.3	242,967	79.2%	$12,506,911	81.9%
2024	3	18,673	6.1	842,115	5.5	261,640	85.3%	$13,349,026	87.4%
2025 & Beyond	5	45,215	14.7	1,928,495	12.6	306,855	100.0%	$15,277,521	100.0%
Total	108	306,855	100.0%	$15,277,521	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes three tenants accounting for 6,069 square feet that are considered temporary tenants by the borrower. No income has been underwritten for these tenants under Rents in Place.

Operating History and Underwritten Net Cash Flow
2010		2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$11,535,707	$12,742,079	$13,235,760	$13,494,368	$15,277,521	$49.79	52.0%
Vacant Income	0	0	0	0	2,237,202	7.29	7.6
Percentage Rent	998,960	764,761	1,019,042	1,248,832	822,580	2.68	2.8
Specialty Income	3,631,429	3,369,628	3,051,103	2,946,978	2,946,978	9.60	10.0
Gross Potential Rent	$16,166,096	$16,876,468	$17,305,905	$17,690,178	$21,284,281	$69.36	72.5%
Total Reimbursements	7,380,357	7,340,699	7,788,579	8,213,162	8,088,956	26.36	27.5
Net Rental Income	$23,546,453	$24,217,167	$25,094,484	$25,903,340	$29,373,237	$95.72	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,237,202)	(7.29)	(7.6)
Other Income	607,468	696,477	761,585	761,476	762,058	2.48	2.6
Effective Gross Income	$24,153,921	$24,913,644	$25,856,069	$26,664,816	$27,898,093	$90.92	95.0%

Total Expenses	$7,563,402	$7,365,830	$8,022,869	$8,136,876	$8,025,891	$26.16	28.8%

Net Operating Income	$16,590,519	$17,547,814	$17,833,200	$18,527,940	$19,872,202	$64.76	71.2%
Total TI/LC, Capex/RR	0	0	0	0	727,246	2.37	2.6
Net Cash Flow	$16,590,519	$17,547,814	$17,833,200	$18,527,940	$19,144,955	$62.39	68.6%
Average Annual Rent PSF(4)	$43.26	$45.73	$46.88	$47.90(4)
(1)	The TTM column represents the trailing twelve months ending November 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place are higher than historical periods primarily due to two tenants, Forever 21 and H&M. Forever 21 increased its premises by 6,718 square feet, increasing its base rent by $324,094. H&M executed a lease for 22,631 square feet with base rent of $839,007 which commences April 1, 2014. Additionally, Underwritten Rents in Place includes approximately $295,000 in contractual rent increases through January 2015.

(4)
Average Annual Rent PSF is based on historical financial statements and leased square footage. Macy’s, Sears, JCPenney, Kohl’s, temporary tenants and all vacant space are excluded from this calculation. In addition, TTM Average Annual Rent PSF is based on occupancy as of January 8, 2014.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Miami International Mall

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Reserve Event exists.

A “Reserve Event” means: the debt service coverage ratio based on the immediately preceding four calendar quarters is less than 1.25x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Reserve Event exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - Following a Reserve Event, the borrower is required to deposit $9,461 per month (approximately $0.37 per square foot annually) for replacement reserves. The reserve is subject to a cap of $227,073 (approximately $0.74 per square foot).

TI/LC Reserves - Following a Reserve Event, the borrower is required to deposit $51,620 per month (approximately $2.02 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1,238,888 (approximately $4.04 per square foot).

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. Within 30 days of origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Period, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Cash Sweep Period” means the period commencing on the date on which the debt service ratio coverage ratio for the immediately preceding four calendar quarters is less than 1.20x for two consecutive calendar quarters and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.20x for two consecutive calendar quarters, or during the continuance of an event of default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Jordan Creek Town Center

Jordan Creek
TOWN CENTER

SCHEELS
ALL SPORTS
ALL SPORTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Jordan Creek Town Center

Jordan Creek Town Center
101 Jordan Creek Parkway
West Des Moines, IA 50266
Minneapolis
Rochester
Sioux Falls
Mason City
Madison
Sioux City
IOWA
Cedar Rapids
Davenport
Omaha
Des Moines
Lincoln
Peoria
Springfield
Topeka
Kansas City
St. Louis
SD
MN
WI
NE
IL
KS
MO
Ankeny
Des Moines Area Community College
CAMP DODGE
Saylorville Lake
Beaver Creek Golf Course
Hyperion Field Club
Johnston
Woodland Hills Golf Course
Urbandale
Merle Hay Mall
Grand View University
Waukee
Clive
Hy-Vee Corporate HQ
Valley West Mall
Windsor Heights
Glendale Cemetery
Drake University
Mercy Medical Center
Waveland Golf Course
Iowa Methodist Medical Center
Wells Fargo Arena
DOWNTOWN
Iowa State Capitol
Science Center of Iowa
Principal Park Home of the Iowa Cubs
Des Moines Golf & CC
Residence Inn Des Moines West at Jordan Creek Town Center
Valley View Park
Valley View Aquatic Center
Aviva USA Corporation
Wells Fargo West Des Moines Campus
Glen Oaks Country Club
West Des Moines
Ashworth Park
Water Works Park
Des Moines
Walnut Woods State Park
Raccoon River
Wakonda Country Club
DES MOINES INTERNATIONAL AIRPORT
Ewing Park
Southridge Mall
Willow Creek Golf Course
Fort Des Moines Park
Echo Valley Country Club
Dale Maffitt Reservoir
Norwalk
Cumming
Legacy Golf Club
Countryside Golf Course
NW 114TH ST
NW BEAVER DR
NW 86TH ST
MERLE HAY RD
NW 66TH AVE
NW 62ND AVE
SW STATE ST
NE 14TH ST
E 14TH ST
DOUGLAS AVE
100TH ST
86TH ST
E EUCLID AVE
HICKMAN RD
UNIVERSITY AVE
ASHWORTH RD
GRAND AVE
JORDAN CREEK PKY
S 1ST ST
PARK AVE
INDIANOLA AVE
E MCKINLEY AVE
ARMY POST RD
FLEUR DR
SE 14TH ST
360TH ST
SUNSET DR
CUMMING AVE
MILES
MAP © 2013 CARTIFACT, INC. DATA © BROADMAP

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Jordan Creek Town Center

JORDAN CREEK PKWY (74TH ST.)
← I-80
68TH ST.
SCHEELS
Dillard's
Younkers
CENTURY
Residence Inn Marriott
Anchor / Major
Non Anchor
Ground Lease
Not Part of the Collateral
SAMURAI
ULTA
BED BATH & BEYOND
OLD NAVY
PETCO
AVEDA
BEST BUY
DSW
VINTAGE WINE & SPIRITS CO.
LOWE'S
COSTCO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Jordan Creek Town Center

SCHEELS
Younkers
Dillard's
SEPHORA
LUSH
TALBOTS
christopher&banks
LOFT
Coldwater Creek
J.CREW
RAGSTOCK
LEVEL 1

SCHEELS
Younkers
Dillard's
Finish Line
HOLLISTER
BARNES & NOBLE
Buckle
EXPRESS
ALDO
YANKEE CANDLE
PANDORA
HOT TOPIC
Abercrombie & Fitch
fye
FOREVER 21
wet seal
The Cheesecake Factory
Panera
CENTURY THEATRES
LEVEL 2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Jordan Creek Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$100,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$99,877,207	Property Type - Subtype:	Retail - Super Regional Mall
% of Pool by IPB:	10.4%	Net Rentable Area (SF)(2):	503,034
Loan Purpose:	Refinance	Location:	West Des Moines, IA
Borrower:	Jordan Creek Town Center, LLC	Year Built / Renovated:	2004 / N/A
Sponsor:	GGP Real Estate Holding I, Inc.	Occupancy(3):	94.9%
Interest Rate:	4.36600%	Occupancy Date:	9/30/2013
Note Date:	12/2/2013	Number of Tenants:	129
Maturity Date:	1/1/2024	2010 NOI:	$17,857,915
Interest-only Period:	None	2011 NOI:	$19,135,623
Original Term:	120 months	2012 NOI:	$19,813,318
Original Amortization:	360 months	TTM NOI (as of 9/2013):	$20,922,812
Amortization Type:	Balloon	UW Economic Occupancy:	93.7%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$32,400,383
Lockbox:	CMA	UW Expenses:	$11,493,283
Additional Debt:	Yes	UW NOI:	$20,907,099
Additional Debt Balance:	$119,852,648	UW NCF:	$20,007,397
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$366,000,000 / $728
		Appraisal Date:	11/15/2013

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$437
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$352
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.0%
Replacement Reserves:	$0	Springing	$119,971	Maturity Date LTV:	48.4%
TI/LC:	$0	Springing	$779,703	UW NCF DSCR:	1.52x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$220,000,000	100.0%	Payoff Existing Debt	$166,616,107	75.7%
			Return of Equity	52,215,592	23.7
			Closing Costs	1,168,301	0.5
Total Sources	$220,000,000	100.0%	Total Uses	$220,000,000	100.0%
(1)
Jordan Creek Town Center is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $220.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $220.0 million Jordan Creek Town Center Whole Loan.

(2)
Net Rentable Area excludes six ground leased outparcels totaling 133,370 and Scheels All Sports totaling 122,025 square feet. Each of the seven tenants owns its own improvements and ground leases the land from the borrower.

(3)
Occupancy includes one tenant, Lush Fresh Handmade Cosmetics, occupying 803 square feet, which has executed a lease but is not yet in occupancy. The tenant is expected to take occupancy by May 2014. Excluding this tenant the property is 94.8% occupied.

(4)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The Jordan Creek Town Center loan is secured by a first mortgage lien on 503,034 square feet of a super regional mall totaling approximately 1.1 million square feet located in West Des Moines, Iowa. The whole loan has an outstanding principal balance of approximately $219.7 million (the “Jordan Creek Town Center Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of $99.9 million, is being contributed to the JPMBB 2014-C18 Trust. The holder of Note A-1 (the “Jordan Creek Controlling Noteholder”), which has an outstanding principal balance as of the Cut-off Date of $119.9 million, is the trustee of the JPMBB 2013-C17 Trust. The Trustee of the JPMBB 2013-C17 Trust (or, prior to the occurrence and continuance of a control event under the JPMBB 2013-C17 pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the controlling noteholder with respect to the Jordan Creek Town Center Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Jordan Creek Town Center Whole Loan has a 10-year term and amortizes on a 30-year schedule. The previously existing debt was originated by Eurohypo and was securitized in the JPMCC 2005-LDP5 transaction. The collateral for the previously existing debt also included the 260,000 square foot Village at Jordan Creek which is not included in the collateral for the Jordan Creek Town Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Jordan Creek Town Center

The Borrower. The borrowing entity for the Jordan Creek Town Center Whole Loan is Jordan Creek Town Center, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is GGP Real Estate Holding I, Inc., an affiliate of General Growth Properties, Inc. (“GGP”). GGP (NYSE: GGP) is a publicly traded, self-managed and self-administered real estate investment trust focused on owning, managing, leasing and redeveloping regional malls throughout the United States. GGP as of the Cut-off Date owns, or has an interest in, 120 regional shopping malls comprising approximately 125 million square feet of gross leasable area. GGP is headquartered in Chicago, Illinois. The related borrower is a subsidiary of General Growth Properties, Inc., which filed for Chapter 11 bankruptcy in 2009, together with approximately 160 property level borrowers. See “Description of the Mortgage Pool Mortgaged Property Considerations-Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus for additional information.

The Property.  Jordan Creek Town Center is an approximately 1.1 million square foot enclosed super regional mall, of which 503,034 square feet serves as collateral for the whole loan. Jordan Creek Town Center is considered the dominant retail property serving the greater Des Moines market. The property is part of a three element shopping and entertainment complex that consists of the mall, a three-acre Lake District and an approximately 260,000 square foot lifestyle center. The main retail component is an enclosed mall consisting of 974,819 square feet, of which 503,034 square feet are collateral for the whole loan. The Lake District, which is also collateral for the loan, provides an outdoor component comprised of a three-acre lake surrounded by bike trails and an amphitheater that complement the five restaurants that are along the lake and a Residence Inn totaling 133,370 square feet. The restaurants and hotel are each on a ground lease. The third component of the development is an approximately 260,000 square foot lifestyle center, Village at Jordan Creek, anchored by Costco, Lowe’s and Dick’s Sporting Goods, that is not included in the collateral for the Jordan Creek Town Center Whole Loan. The entire development was constructed in phases between 2004 and 2005 by the sponsor. The property is anchored by Dillard’s (197,760 square feet), Younkers, a subsidiary of The Bon-Ton (152,000 square feet) and Scheels All Sports (122,025 square feet). Scheels All Sports, based in North Dakota, currently operates 24 stores across the Midwest and carries a diverse lineup including an extensive outdoor sports department. Dillard’s and Younkers each owns its own land and improvements while Scheels All Sports owns its own improvements and ground leases the land from the borrower. The Dillard’s and Younker’s sites are excluded from the collateral for the Jordan Creek Town Center Whole Loan. There are 6,568 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 5.93 spaces per 1,000 square feet of net rentable area.

The property is situated on approximately 142 acres in West Des Moines, Iowa, approximately two miles from both Interstate 35 and Interstate 80, which serve as major north/south and east/west thoroughfares, respectively. As of September 30, 2013, the property was approximately 94.9% occupied by 129 tenants. The property’s tenancy caters to a mid- to upper-price point customer, with tenants that include Apple, Banana Republic, Brooks Brothers, The Cheesecake Factory and J. Crew. The Apple store at the property serves as the only one of its kind in the state of Iowa. Gross mall sales for all tenants that reported as of the trailing twelve-month period ending September 30, 2013 were approximately $300.3 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $553, $595 and $571 in 2011, 2012 and the trailing twelve-month period ending September 30, 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 10.9%, 10.8% and 11.5%, respectively.

The property is located in West Des Moines, Iowa, approximately 10 miles west of the Des Moines central business district. The boundaries of the local area are provided by Interstate 80 to the north and Interstate 35 to the east, both of which are located approximately two miles from the property. The property is located less than one mile from the Wells Fargo Home Mortgage and Home Equity campus, which is home to approximately 13,000 employees and is currently undergoing an approximately $100.0 million expansion. Additionally, Microsoft operates a 100,000 square foot data center located approximately two miles south of the property, and according to the appraisal is constructing a 710,000 square foot expansion that is scheduled to open in 2015. According to the appraisal, the property has a primary trade area consisting of a seven-mile radius that contains approximately 151,750 people, with an average household income of $89,954 as of 2013. The secondary trade area, defined as being within a 15-mile radius of the property, contains approximately 442,980 people with an average household income as of 2013 of $73,265. The appraisal concluded per square foot market rents of $72.00 for spaces up to 1,000 square feet, $46.00 for spaces between 1,001 and 2,500 square feet, $35.00 for spaces between 2,501 and 5,000 square feet and $25.00 for spaces between 5,001 and 10,000. According to the appraisal, the property’s primary competition consists of the three properties that are detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Jordan Creek Town Center

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Valley West Mall	1975 / 2003	980,000	$425	95.0%	3 miles	JCPenney, Von Maur, Younkers
Merle Hay Mall	1959 / 2008	1,152,887	$250	70.0%	7 miles	Kohl’s, Target, Sears, Younkers
Southridge Mall	1975 / 2012	880,853	$200	70.0%	11 miles	Des Moines Community College, Hy-Vee, Target, Younkers
Total / Weighted Average		3,013,740	$292	78.1%
(1)	Per the appraisal.

Historical and Current Occupancy(1)
2008(2)	2009(2)	2010	2011	2012	TTM(3)
96.7%	96.3%	96.1%	95.0%	93.6%	94.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	2008 and 2009 occupancies include temporary tenants.
(3)	TTM Occupancy is as of September 30, 2013.

Historical Occupancy, In-line Sales and Occupancy Costs
	2010	2011	2012	TTM(1)(2)
In-line Sales PSF(3)(4)	$506	$553	$595	$571
Occupancy Costs(3)(5)	11.6%	10.9%	10.8%	11.5%
(1)	TTM In-line Sales PSF and Occupancy Costs represent the trailing twelve-months ending September 30, 2013.
(2)
TTM Occupancy includes one tenant, Lush Fresh Handmade Cosmetics, occupying 803 square feet, which has executed a lease but is not yet in occupancy. The tenant is expected to take occupancy by May 2014. Excluding this tenant the property is 94.8% occupied.

(3)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(4)	In-line Sales PSF excluding Apple were $429, $459, $490 and $470 for 2010, 2011, 2012 and TTM, respectively.
(5)	Occupancy Costs excluding Apple were 13.6%, 13.1%, 13.1% and 13.9% for 2010, 2011, 2012 and TTM, respectively.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Dillard’s(4)	Ba3 / BB+ / BBB-	197,760	N/A	N/A	N/A	N/A	N/A
Younkers(4)	Caa2 / B- / NA	152,000	N/A	N/A	N/A	N/A	N/A
Scheels All Sports(5)	NA / NA / NA	122,025	N/A	$2.89	$506	1.0%	7/31/2029
Total:		471,785

Top 10 Collateral Tenants
Century Theatres(6)(7)	NA / NA / NA	69,914	13.9%	$20.90	$538,645	15.7%	8/4/2019
Barnes & Noble	NA / NA / NA	29,969	6.0%	$10.84	$188	5.8%	1/31/2015
Pottery Barn(8)	NA / NA / NA	11,677	2.3%	$35.04	$350	10.0%	1/31/2017
The Cheesecake Factory	NA / NA / NA	11,141	2.2%	$35.00	$740	7.5%	1/31/2025
Gap/Gap Body	Baa3 / BBB- / BBB-	10,402	2.1%	$30.00	$292	19.1%	1/31/2016
Champps Americana	NA / NA / NA	10,143	2.0%	$35.49	$284	13.0%	8/31/2019
Finish Line	NA / NA / NA	8,559	1.7%	$34.00	$387	17.5%	2/28/2015
Pottery Barn Kids	NA / NA / NA	8,144	1.6%	$22.17	$222	10.1%	1/31/2017
Express	NA / BB / NA	8,090	1.6%	$26.00	$501	10.3%	1/31/2015
Victoria’s Secret	Ba2 / BB+ / BB+	7,947	1.6%	$26.00	$930	8.1%	1/31/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending September 30, 2013 for all tenants.
(4)	Each tenant owns its own land and improvements and is excluded from the collateral for the Jordan Creek Town Center Whole Loan.
(5)
Scheels All Sports owns its own improvements but ground leases the land from the borrower. Base Rent PSF and Sales PSF are based on the square footage of the tenant owned improvements, and Lease Expiration Date represents the ground lease expiration date.

(6)	Sales PSF reflects sales per screen for Century Theaters. Sales per screen is based on a total of 20 screens.
(7)	Century Theaters pays an annual rent of $1,461,203 and has two, five-year renewal options remaining.
(8)	Pottery Barn pays rent of 10% of gross sales in lieu of base rent. Base Rent PSF represents percentage rent based on trailing twelve month sales as of September 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Jordan Creek Town Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring(2)	Net Rentable Area Expiring(2)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	25,601	5.1%	NAP	NAP	25,601	5.1%	NAP	NAP
2014 & MTM	8	14,174	2.8	$715,067	4.3%	39,775	7.9%	$715,067	4.3%
2015	57	200,628	39.9	6,557,009	39.6	240,403	47.8%	$7,272,076	43.9%
2016	19	61,152	12.2	2,069,597	12.5	301,555	59.9%	$9,341,673	56.4%
2017	9	37,352	7.4	1,273,990	7.7	338,907	67.4%	$10,615,664	64.1%
2018	5	16,263	3.2	521,870	3.2	355,170	70.6%	$11,137,533	67.3%
2019	4	81,480	16.2	1,992,266	12.0	436,650	86.8%	$13,129,799	79.3%
2020	6	14,943	3.0	594,159	3.6	451,593	89.8%	$13,723,958	82.9%
2021	1	875	0.2	78,313	0.5	452,468	89.9%	$13,802,270	83.4%
2022	6	14,178	2.8	526,544	3.2	466,646	92.8%	$14,328,814	86.5%
2023	5	12,302	2.4	643,309	3.9	478,948	95.2%	$14,972,124	90.4%
2024	5	2,629	0.5	419,975	2.5	481,577	95.7%	$15,392,099	93.0%
2025 & Beyond	4	21,457	4.3	1,164,753	7.0	503,034	100.0%	$16,556,853	100.0%
Total	129	503,034	100.0%	$16,556,853	100.0%
(1)	Based on the underwritten rent roll.
(2)	Number of leases expiring includes seven tenants with ground leases but excludes the 255,395 square feet of net rentable area leased by such tenants.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$15,461,953	$15,870,605	$15,903,104	$16,221,071	$16,556,853	$32.91	52.8%
Vacant Income	0	0	0	0	1,122,435	2.23	3.6
Gross Potential Rent	$15,461,953	$15,870,605	$15,903,104	$16,221,071	$17,679,288	$35.15	56.3%
Total Reimbursements	10,465,026	11,379,491	12,060,574	12,746,151	13,705,288	27.25	43.7
Net Rental Income	$25,926,979	$27,250,096	$27,963,678	$28,967,222	$31,384,576	$62.39	100.0%
(Vacancy/Credit Loss)	14,689	(30,124)	63,417	939	(1,977,496)	(3.93)	(6.3)
Other Income(4)	2,503,979	2,674,083	2,913,392	2,993,303	2,993,303	5.95	9.5
Effective Gross Income	$28,445,647	$29,894,055	$30,940,487	$31,961,464	$32,400,383	$64.41	103.2%

Total Expenses	$10,587,732	$10,758,432	$11,127,169	$11,038,652	$11,493,283	$22.85	35.5%

Net Operating Income	$17,857,915	$19,135,623	$19,813,318	$20,922,812	$20,907,099	$41.56	64.5%

Total TI/LC, Capex/RR	0	0	0	0	899,702	1.79	2.8
Net Cash Flow	$17,857,915	$19,135,623	$19,813,318	$20,922,812	$20,007,397	$39.77	61.8%
Average Annual Rent PSF(5)	$33.49	$34.19	$34.79	$35.60
(1)	TTM column represents the trailing twelve-month period ending September 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents In Place includes one tenant, Lush Fresh Handmade Cosmetics, occupying 803 square feet, which has executed a lease but is not yet in occupancy. The tenant is expected to take occupancy by May 2014.

(4)	Other Income is primarily attributable to temporary tenants, storage, gift card income and trash pad rental.
(5)	Average Annual Rent PSF is based on historical financial statements and leased square footage. Dillard’s, Younkers, Scheels All Sports and vacant space are excluded from the calculation.

Property Management. The property is managed by an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Lockbox Event exists.

A “Lockbox Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the property manager not dismissed within 90 days or (iii) the DSCR as calculated in the loan documents based on the trailing twelve-month period falls below 1.20x.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Lockbox Event exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Jordan Creek Town Center

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no Lockbox Event exists. Following the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $9,998 per month ($0.24 per square foot annually) for replacement reserves. The reserve is subject to a cap of $119,971 ($0.24 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Lockbox Event exists. Following the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $64,975 per month ($1.55 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $779,703 ($1.55 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Lockbox Event. During a Lockbox Event, all funds on deposit in the lockbox account are swept daily to a segregated cash management account under control of the lender. The lender will have a first priority security interest in the cash management account.

Future Additional Debt. A mezzanine loan may be obtained by the borrower’s affiliates, provided certain terms and conditions are satisfied, including, but not limited to, the following: (i) no event of default exists, (ii) the aggregate LTV of the mortgage and mezzanine loans does not exceed 54.1% based on a recent appraisal, (iii) the DSCR (taking into account the mezzanine loan) as calculated in the loan documents is not less than 1.6398x, (iv) the debt yield (taking into account the mezzanine loan) is not less than 9.3679%; (v) the maturity date of the mezzanine loan will be the same as the final maturity date of the mortgage loan or is freely prepayable from and after the maturity date of the mortgage loan and (vi) after securitization, the borrower is required to deliver a confirmation from the rating agencies that such mezzanine loan will not result in the downgrade, qualification or withdrawal of the current ratings of the certificates as a result of the mezzanine loan. Additionally, the sponsor and certain of its affiliates are permitted to pledge their direct or indirect equity interests in the borrower as part of a corporate financing.  In connection with this financing, the loan documents require, among other things, that the net asset value of the pledgor (together with any other co-borrowers or guarantors) be at least $600 million, and that there be no change in the property management or the property will be managed by a qualified manager, as provided in the loan documents, as a result of the pledge or the exercise of any remedies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Marriott Anaheim

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Marriott Anaheim

Disneyland
California Adventure & Downtown Disney
Hotels
Anaheim Convention Center
Retail
Anaheim
Disneyland
Downtown Disney
Disney California Adventure
Anaheim Convention Center
Marriott Anaheim
700 West Convention Way
Anaheim, CA 92802
W BALL RD
W KATELLA AVE
W ORANGEWOOD AVE
W CHAPMAN AVE
DISNEY WAY
W CONVENTION WAY
SANTA ANA FREEWAY
S HARBOR BLVD
Future Disney "Third Gate" Site
Disney Surface Parking
Future Disney Parking
Anaheim Garden Walk
Cars Land
Western Medical Center-Anaheim
LOS ANGELES
PACIFIC OCEAN
Long Beach
Santa Ana
MILES
MAP © 2014 CARTIFACT, INC · DATA © BROADMAP

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Marriott Anaheim

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$80,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$80,000,000	Property Type-Subtype:(2)	Hotel - Full Service
% of Pool by IPB:	8.4%	Net Rentable Area (Rooms):	1,030
Loan Purpose:	Refinance	Location:	Anaheim, CA
Borrower:	AMH, LLC	Year Built / Renovated:	1981 / 2007
Sponsors:	Tushar Patel and SDRP, LLC	Occupancy(3):	72.9%
Interest Rate:	4.78700%	Occupancy Date:	12/31/2013
Note Date:	1/31/2014	Number of Tenants:	N/A
Anticipated Repayment Date(4):	2/1/2024	2010 NOI(5):	$8,977,550
Interest-only Period:	36 months	2011 NOI(5):	$8,977,550
Original Term(6):	120 months	2012 NOI(5):	$8,977,550
Original Amortization:	360 months	2013 NOI(5):	$8,977,550
Amortization Type:	ARD-IO-Balloon	UW Economic Occupancy(3):	72.9%
Call Protection(7):	L(24),Def(90),O(6)	UW Revenues:	$8,977,550
Lockbox:	Soft	UW Expenses(2):	$0
Additional Debt:	Yes	UW NOI:	$8,977,550
Additional Debt Balance:	$30,000,000	UW NCF:	$8,977,550
Additional Debt Type:	Pari Passu	Appraised Value / Per Room(8):	$170,000,000 / $165,049
		Appraisal Date:	10/31/2013

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$106,796
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$94,075
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	64.7%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV(8):	57.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.30x
Other:	$175,000	Springing	$10,000,000	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$110,000,000	100.0%	Payoff Existing Debt	$61,057,838	55.5%
			Return of Equity	47,945,046	43.6
			Closing Costs	822,117	0.7
			Upfront Reserves	175,000	0.2
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%
(1)
Marriott Anaheim is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $110.0 million. The Financial Information presented in the chart above reflects the Cut-Off Date balance of the $110.0 million Marriott Anaheim Whole Loan.

(2)
The fee property is operated under a long term lease with Marriott Hotel Services, Inc. (“Marriott”), a wholly owned subsidiary of Marriott International, Inc., with a fully extended maturity of December 29, 2056, which commenced on February 10, 1981. The lease is a net lease requiring Marriott to pay all real estate taxes, insurance, utilities and all other operating and maintenance costs.

(3)	Occupancy and UW Economic Occupancy represents the occupancy of the underlying hotel operations which do not serve as collateral for the loan.
(4)
The loan is structured with an anticipated repayment date (“ARD”) of February 1, 2024. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue at the difference between the initial interest rate and an amount that is the greater of (i) 3.0% plus the initial interest rate and (ii) 5.0% plus the then current 10-year swap rate. The final maturity date of the loan is February 1, 2029.

(5)	Historic NOI represents the lease payments received by the borrower.
(6)	Represents the Original Term to the ARD.
(7)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of March 1, 2014. Defeasance of the full $110.0 million Marriott Anaheim Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the pari passu note and (ii) March 1, 2018.

(8)	Appraised Value is based on the leased-fee interest. The appraised value for the fee interest is approximately $214.6 million resulting in a Cut-off Date LTV of 51.3% and Maturity Date LTV of 45.2%.
(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Marriott Anaheim

The Loan. The Marriott Anaheim loan is secured by a first mortgage lien on the fee interest in a 1,030-room full service Marriott hotel located in Anaheim, California. The whole loan has an outstanding principal balance of $110.0 million (the “Marriott Anaheim Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $80.0 million and is being contributed to the JPMBB 2014-C18 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $30.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Marriott Anaheim Controlling Noteholder”) will be the Trustee of the JPMBB 2014-C18 Trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) and will be entitled to exercise all of the rights of the Marriott Anaheim Controlling Noteholder with respect to the Marriott Anaheim Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The loan is structured with an anticipated repayment date of February 1, 2024, and a final maturity date of February 1, 2029. Subsequent to a 36-month interest-only period, the loan amortizes on a 30-year schedule. The previously existing debt was securitized in the MSC 2004-IQ8 transaction.

The Borrower. The borrowing entity for the loan is AMH, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Tushar Patel and SDRP, LLC. Mr. Patel is the founder and chairman of Tarsadia Hotels and Tarsadia Investments. Established in 1976, Tarsadia Investments is a Newport Beach, California based real estate and investment company. Tarsadia Investments currently manages approximately $2.0 billion in capital focused in real estate, health care, financial services, clean technology and alternative investments. Tushar Patel’s liability under the carve-out guaranty is capped at $50,000,000 plus any related collection costs and expenses.

Operating Lease. The Marriott Anaheim property is operated under a lease between the borrower, as lessor, and Marriott (the “Operating Lease”), a wholly-owned subsidiary of Marriott International, Inc. (NYSE: MAR) (rated Baa2/BBB/BBB by Moody’s, S&P and Fitch, respectively), as lessee. Marriott International, Inc. is an operator and franchisor of hotels and related lodging facilities worldwide. Marriott International, Inc. operates or franchises over 3,800 lodging properties worldwide.

The Operating Lease commenced in February 1981 and had an initial maturity in 2006, at which time Marriott chose to exercise the first of two 25-year extensions, resulting in an expiration of December 2031. Marriott has one additional 25-year renewal option remaining, resulting in a fully extended maturity date of December 29, 2056. The Operating Lease is a net lease requiring Marriott to pay all real estate taxes, insurance, utilities and all other operating and maintenance costs. Under the Operating Lease, Marriott makes rent payments to the borrower in an amount equal to 10.0% of the sponsor’s investment in the property, currently equating to $8,977,550 per year. The fixed payment has the potential to increase if the sponsor invests additional capital to upgrade the property. The loan documents permit the borrower to terminate the Operating Lease for monetary defaults without triggering an event of default or any recourse liability.

Since acquiring the property in 1999, the sponsor has invested approximately $39.2 million for renovations including a $26.9 million renovation between 2000-2003, which included renovating the property’s guestrooms and improvements to the property’s lobby and public areas. Additionally, in 2007, Marriott invested approximately $25.4 million for capital improvements which included the addition of a 25,410 square foot ballroom and other upgrades to the conference and meeting spaces.

The Property. The Marriott Anaheim loan is secured by the fee interest in a 1,030-guest room, full-service hotel situated on approximately 14.5 acres located immediately adjacent to the Anaheim Convention Center and approximately two blocks from the Disneyland Resort in Orange County, California. The property originally opened in 1981, and is comprised of six buildings, including a 19-story tower and a 17-story tower that house the majority of the guestrooms, a five-level, above-grade parking structure and a surface parking area which, combined, total 1,335 parking spaces. The property includes five restaurants, approximately 80,000 square feet of meeting space, a fitness center and an outdoor swimming pool.

The property is located in downtown Anaheim, California, adjacent to multiple local demand generators and area attractions including Disneyland, Disney’s California Adventure, the 945,000 square foot Anaheim Convention Center, Knott’s Berry Farm and Angel Stadium of Anaheim, home of major league baseball’s Los Angeles Angels of Anaheim. In 2012, Disneyland attracted approximately 16.0 million visitors, while the Anaheim Convention Center, which completed a 100,000 square foot expansion in 2013, attracted another 1.2 million visitors. According to the appraisal, the property generated approximately 63% of its room nights from meeting and group business. There are several new hotels under construction, but according to the appraisal none of the new supply is expected to be directly competitive with the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Marriott Anaheim

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Marriott Anaheim(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	64.2%	$120.89	$77.60	66.1%	$136.20	$90.04	103.0%	112.7%	116.0%
2011	66.7%	$124.10	$82.82	66.2%	$137.61	$91.07	99.2%	110.9%	110.0%
2012	70.5%	$126.70	$89.36	71.7%	$137.11	$98.37	101.8%	108.2%	110.1%
2013	73.5%	$132.78	$97.56	72.9%	$141.74	$103.33	99.2%	106.7%	105.9%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Sheraton Hotel Anaheim, Hilton Anaheim, Sheraton Park Hotel at the Anaheim Resort, Hyatt Regency Orange County and Crowne Plaza Resort Anaheim Garden Grove.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property.

Competitive Hotels Profile(1)
				2012 Estimated Market Mix		2013 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Transient	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Marriott Anaheim	1,030	1981	78,193	37%	63%	0%	72.9%	$141.74	$103.33
Hilton Anaheim	1,572	1984	100,000	45%	55%	0%	78%	$143.00	$111.54
Sheraton Park Hotel @ The Anaheim Resort	490	1966	28,500	60%	40%	0%	76%	$133.00	$101.08
Sheraton Hotel Anaheim	489	1969	19,392	80%	20%	0%	55%	$130.00	$71.50
Crowne Plaza Resort Anaheim Garden Grove	376	2000	36,000	70%	30%	0%	77%	$98.00	$75.46
Hyatt Regency Orange County	653	1986	51,201	55%	45%	0%	77%	$140.00	$107.80
Total(2)	3,580
(1)	Based on the appraisal.
(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow(1)
	2010	2011	2012	2013	Per Room(2)	% of Total Revenue(3)
Occupancy	66.1%	66.2%	71.7%	72.9%
ADR	$136.20	$137.61	$137.11	$141.74
RevPAR	$90.04	$91.07	$98.37	$103.33

Room Revenue	$33,756,658	$34,143,067	$36,880,518	$39,151,975	$38,012	55.6%
Food and Beverage	22,588,076	22,542,835	24,794,217	25,401,972	24,662	36.1
Other Department Revenues	5,262,393	5,183,107	5,608,982	5,852,728	5,682	8.3
Total Revenue	$61,607,127	$61,869,009	$67,283,717	$70,406,675	$68,356	100.0%

Room Expense	$11,201,069	$10,635,278	$11,947,005	$12,781,957	$12,410	32.6%
Food and Beverage Expense	16,689,018	16,458,919	17,671,800	18,656,382	18,113	73.4
Other Departmental Expenses	2,364,219	2,463,990	2,659,731	2,738,295	2,659	46.8
Departmental Expenses	$30,254,306	$29,558,187	$32,278,536	$34,176,634	$33,181	48.5%

Departmental Profit	$31,352,821	$32,310,822	$35,005,181	$36,230,041	$35,175	51.5%

Operating Expenses	$15,434,431	$15,228,823	$16,735,358	$17,899,519	$17,378	25.4%
Gross Operating Profit	$15,918,390	$17,081,999	$18,269,823	$18,330,522	$17,797	26.0%

Fixed Expenses	$3,003,570	$2,991,692	$3,271,027	$3,272,976	$3,178	4.6%
FF&E(4)	3,080,449	3,093,471	3,364,252	3,520,334	3,418	5.0
Total Other Expenses	$6,084,019	$6,085,163	$6,635,279	$6,793,310	$6,595	9.6%

Net Operating Income	$9,834,371	$10,996,836	$11,634,544	$11,537,212	$11,201	16.4%
Operating Lease Payment	8,977,550	8,977,550	8,977,550	8,977,550	8,716	12.8
Net Cash Flow	$856,821	$2,019,286	$2,656,994	$2,559,662	$2,485	3.6%
(1)	The information provided in the table reflects the cash flow from operations of the hotel.
(2)	Per Room values based on 1,030 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)
Marriott is required to reserve 5.0% of Total Revenue per year, subject to a cap of $7.6 million. In 2013, the balance in the FF&E reserve reached the cap, however the 2013 FF&E includes 5.0% of Total Revenue for illustrative purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Marriott Anaheim

Casualty and Condemnation. In connection with a casualty where the property is destroyed or substantially damaged during the term of the Operating Lease, Marriott is obligated to restore the property to the extent of available insurance proceeds. To the extent that restoration is prevented due to applicable laws or if the hotel is substantially damaged during the last two years of the lease term, Marriott is not required to restore the property.  In those circumstances, Marriott is entitled to a portion of the insurance proceeds in an amount sufficient to reimburse it for the value of its leasehold interest, provided that the borrower receives the value of its initial investment in the property plus any contributions made by the borrower to the property improvement escrow or capital improvements paid for by the borrower, as depreciated in accordance with GAAP.  Pursuant to the loan documents, the borrower is required to insure the property in an amount not less than the replacement cost of the property.

Property Management. The hotel is managed by Marriott Hotel Services, Inc., which is an affiliate of Marriott International, Inc.

Purchase Option. Marriott may request that the borrower make additional contributions for FF&E and/or repairs to the extent Marriott’s annual budget for such items exceeds available funds held in reserve.  In connection with the request, Marriott is required to deliver documents and data describing the scope and estimated costs of the proposed FF&E and/or repairs.  If the borrower agrees to make the additional contribution, its percentage share of the costs is 62.5% (with Marriott being responsible for the remaining 37.5%).  If the borrower does not agree to make the additional contribution, Marriott can either make the proposed FF&E and/or repairs from its own funds, or purchase the property for a price determined pursuant to the Operating Lease (currently estimated to be approximately $101.3 million).  The loan is fully recourse to the borrower and sponsor (subject to a $50 million aggregate cap) if Marriott exercises the purchase option, unless the loan is defeased in full or Marriott assumes the loan, in each case in accordance with the Loan documents.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $175,000 for immediate repairs.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the taxes have been paid.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

FF&E Reserve - The requirement for the borrower to make monthly deposits to the FF&E reserve is waived so long as Marriott is the hotel operator. If Marriott is no longer the hotel operator, the borrower is required to escrow a monthly amount equal to 5.0% of gross income for the calendar month two months prior to the payment date for FF&E. Upon the occurrence of an event of default, the borrower is also required to deposit all amounts on deposit for FF&E under the Operating Lease with the lender.

Operating Reserve - At anytime during the loan if the operating revenue from hotel operations, based on a trailing twelve month basis, falls below the lease payment owed to the borrower, the borrower will be required to escrow $208,334 on a monthly basis, ($2.5 million annually). The reserve will be capped at $10.0 million.

Lockbox / Cash Management. The loan is structured with a soft lockbox and in-place cash management. The borrower and property manager are required to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) there is an event of default under the loan documents, (ii) the borrower, principal or Marriott (subject to certain qualifications set forth in the loan documents) becomes the subject of a bankruptcy, insolvency or similar action, (iii) the Operating Lease is terminated or amended without the lenders consent (to the extent lender’s consent is required) or (iv) the loan is still outstanding one month prior to the anticipated repayment date, all excess cash flow will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Waterstone Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Waterstone Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Waterstone Retail Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$56,000,000	Title:	Fee
Cut-off Date Principal Balance:	$56,000,000	Property Type - Subtype:	Retail - Various
% of Pool by IPB:	5.8%	Net Rentable Area (SF):	1,001,091
Loan Purpose:	Refinance	Location:	Various
Borrower:	Waterstone Southeast Portfolio LLC	Year Built / Renovated:	Various / Various
Sponsors:	Neal S. Shalom and Joshua Levy	Occupancy(1):	89.9%
Interest Rate:	5.43710%	Occupancy Date:	10/1/2013
Note Date:	12/24/2013	Number of Tenants(1):	115
Maturity Date:	1/1/2024	2010 NOI:	$4,499,299
Interest-only Period:	24 months	2011 NOI:	$4,801,600
Original Term:	120 months	2012 NOI:	$4,821,740
Original Amortization:	360 months	TTM NOI (as of 9/2013):	$5,310,656
Amortization Type:	IO-Balloon	UW Economic Occupancy:	86.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$8,700,290
Lockbox:	Hard	UW Expenses:	$2,843,271
Additional Debt:	Yes	UW NOI(2)(3):	$5,857,018
Additional Debt Balance:	$10,000,000	UW NCF:	$5,389,350
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per SF:	$80,775,000 / $81
		Appraisal Date:	November 2013

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$56
Taxes:	$35,078	$88,817	N/A	Maturity Date Loan / SF:	$49
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.3%
Replacement Reserves:	$18,353	$18,353	$660,720	Maturity Date LTV:	60.6%
TI/LC:	$1,250,000	Springing	$1,250,000	UW NCF DSCR:	1.42x
Other:	$1,409,390	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$56,000,000	84.1%	Payoff Existing Debt	$60,394,357	90.7%
Mezzanine Loan	10,000,000	15.0	Closing Costs	3,446,816	5.2
Sponsor Equity	553,994	0.8	Upfront Reserves	2,712,821	4.1
Total Sources	$66,553,994	100.0%	Total Uses	$66,553,994	100.0%
(1)
Occupancy includes 20 month to month tenants totaling 35,792 square feet (3.6% of the net rentable area) that have been in occupancy of their respective spaces for an average of approximately 12 years.

(2)	UW NOI is higher than historical NOI primarily due to 11 recently executed leases with start dates in 2013 or 2014, totaling 114,504 square feet, which account for $748,221 of underwritten rent.
(3)
UW NOI includes rent from Planet Fitness and Dunkin Donuts, which have signed leases at Converse Plaza and Oak Forest, respectively, but have not yet commenced paying rent. The tenants are required to start paying rent in June 2014 and March 2014, respectively.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Waterstone Retail Portfolio loan has an outstanding principal balance of $56.0 million and is secured by a first mortgage lien on a portfolio of 15 retail properties totaling approximately 1.0 million square feet that are located in South Carolina, Florida, Massachusetts, Alabama and North Carolina. The loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule.

Thirteen of the fifteen assets in the portfolio were previously encumbered with debt originated by Anglo Irish Bank, which was acquired by a third party in 2011 as part of a portfolio sale. The sponsors negotiated a settlement agreement to pay off the debt on the 13 properties at a discount. The outstanding balance of the debt secured by the 13 properties was approximately $57.3 million and the negotiated payoff amount was approximately $52.8 million, resulting in a discount of approximately $4.5 million. The two remaining properties in the portfolio were previously encumbered with debt held by balance sheet lenders and were paid off at par.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Waterstone Retail Portfolio

The Borrower. The borrowing entity for the loan is Waterstone Southeast Portfolio LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsor and nonrecourse carve-out guarantors are Neal S. Shalom and Joshua Levy. Mr. Shalom and Mr. Levy are principals and co-founders of Waterstone Retail. Waterstone Retail is a national real estate development, acquisition and management company specializing in the creation and repositioning of shopping centers throughout the United States. Waterstone Retail was formed in 2005 and currently has a portfolio of 35 properties totaling approximately 4.3 million square feet. Affiliates of the sponsors acquired the properties in 2005 and 2007 and have a current cost basis of approximately $77.2 million.

The Properties. The Waterstone Retail Portfolio is backed by a 15-property portfolio of anchored, grocery anchored and unanchored retail properties totaling approximately 1.0 million square feet that are located across five states. Ten of the assets are located in South Carolina, two in Florida and the three remaining assets are located in Massachusetts, Alabama and North Carolina.

The largest geographic concentration is in Spartanburg, South Carolina, which is located approximately 75 miles southwest of Charlotte, North Carolina. In total, eight assets are located in Spartanburg and represent approximately 39.0% of the portfolio’s net rentable area and 46.7% of the portfolio’s allocated loan amount. Spartanburg County is the fourth largest county by population in the state. Spartanburg County is home to over eighty international firms including BMW, Adidas and Michelin. The BMW manufacturing complex in Spartanburg County is the largest employer in the county. The complex employs approximately 7,000 people and serves as a business generator attracting support companies, suppliers and vendors. The plant is the company’s only manufacturing facility in the United States and is the sole producer of the X Series of BMW vehicles which are exported to more than 130 countries.

The portfolio is currently 89.9% leased by 115 tenants. The portfolio’s largest tenant is Bi-Lo/Winn-Dixie which leases space at five locations within the portfolio and occupies 21.8% of the portfolio’s net rentable area. Bi-Lo filed for bankruptcy in March 2009 and subsequently emerged from bankruptcy in May 2010. Bi-Lo and Winn-Dixie are controlled by Southeastern Grocers Inc. Southeastern Grocers Inc. is one of the ten largest conventional supermarket operators in the United States based on their number of stores with a focus on the southeastern portion of the country. Southeastern Grocers Inc. operates 684 stores and reported sales of approximately $8.5 billion in 2012. Other major tenants include Beall’s and Big Lots, neither of which occupy more than 9.0% of the portfolio’s net rentable area.

The largest property by allocated loan amount is Converse Plaza. Converse Plaza is a 77,056 square foot grocery anchored neighborhood retail center located in Spartanburg, South Carolina. The property consists of three single-story buildings that were constructed in 1987 and were expanded and renovated in 1989 and 2012. The property is currently 93.3% leased by nine tenants and is anchored by The Fresh Market and Planet Fitness. The second largest property by allocated loan amount is Parkmore Plaza. Parkmore Plaza is a 159,093 square foot neighborhood retail center located in Milton, Florida. The property consists of one single-story building that was constructed in 1986. Parkmore Plaza is currently 98.7% leased by 11 tenants and is anchored by Beall’s and Big Lots. No other property accounts for more than 9.8% of the allocated loan amount.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Converse Plaza	Spartanburg, SC	77,056	1987	$7,700,000	13.8%	$7,700,000	$579,344	10.7%
Parkmore Plaza	Milton, FL	159,093	1986	6,700,000	12.0	9,550,000	730,293	13.6
Oak Forest	Spartanburg, SC	78,304	1987	5,500,000	9.8	7,900,000	505,133	9.4
Pine Belt Plaza	Columbia, SC	77,665	1997	5,250,000	9.4	7,425,000	569,033	10.6
Spring Valley Commons	Columbia, SC	75,415	1988	4,550,000	8.1	6,075,000	466,864	8.7
Carver Marketplace	Carver, MA	74,152	1990	4,500,000	8.0	8,200,000	430,021	8.0
Westgate Plaza	Mobile, AL	64,980	1974	3,900,000	7.0	5,000,000	408,854	7.6
Fernwood Plaza	Spartanburg, SC	51,537	1978	3,800,000	6.8	5,200,000	385,960	7.2
Beaumont Plaza	Spartanburg, SC	60,002	1991	3,400,000	6.1	6,200,000	247,778	4.6
Shelby Plaza	Shelby, NC	103,200	1972	3,200,000	5.7	4,400,000	369,604	6.9
North Town Center	Spartanburg, SC	55,687	1988	2,300,000	4.1	4,200,000	214,385	4.0
Reidville Circle Center	Spartanburg, SC	30,363	1985	2,000,000	3.6	3,650,000	177,850	3.3
Pensacola Plaza	Pensacola, FL	56,098	1984	1,750,000	3.1	2,400,000	175,503	3.3
Cleveland Village	Spartanburg, SC	18,000	1988	800,000	1.4	1,250,000	66,306	1.2
Merchant's Plaza	Spartanburg, SC	19,539	1989	650,000	1.2	1,625,000	62,420	1.2
Total		1,001,091		$56,000,000	100.0%	$80,775,000	$5,389,350	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Waterstone Retail Portfolio

Historical and Current Occupancy(1)
Property	Net Rentable Area (SF)	2008	2009	2010	2011	2012	Current(2)
Converse Plaza(3)	77,056	24.6%	19.8%	19.8%	21.9%	19.8%	93.3%
Parkmore Plaza	159,093	98.7%	98.7%	98.7%	97.9%	97.9%	98.7%
Oak Forest	78,304	92.7%	90.7%	92.5%	92.4%	87.7%	89.0%
Pine Belt Plaza	77,665	85.3%	83.7%	86.8%	85.5%	94.9%	88.2%
Spring Valley Commons	75,415	94.2%	96.8%	87.9%	87.9%	84.2%	82.1%
Carver Marketplace	74,152	84.5%	79.4%	77.3%	71.5%	92.2%	92.2%
Westgate Plaza	64,980	95.7%	100.0%	100.0%	100.0%	100.0%	100.0%
Fernwood Plaza	51,537	90.5%	90.5%	92.5%	95.3%	100.0%	98.0%
Beaumont Plaza(4)	60,002	97.7%	18.5%	14.5%	100.0%	94.0%	94.0%
Shelby Plaza	103,200	91.3%	83.5%	83.5%	83.5%	83.5%	90.3%
North Town Center	55,687	78.1%	80.3%	80.3%	78.1%	97.9%	78.1%
Reidville Circle Center	30,363	68.0%	68.0%	75.8%	72.4%	63.4%	64.4%
Pensacola Plaza	56,098	100.0%	91.4%	91.4%	91.4%	91.4%	91.4%
Cleveland Village(5)	18,000	88.3%	93.3%	85.0%	85.0%	85.0%	65.0%
Merchant's Plaza(6)	19,539	92.6%	78.6%	92.8%	92.8%	92.8%	57.1%
Total / Weighted Average	1,001,091	86.3%	79.7%	79.5%	84.0%	86.2%	89.9%
(1)	Historical occupancy as of December of each respective year.
(2)	Current Occupancy as of October 2013.
(3)
The sponsors acquired Converse Plaza in 2007 when the majority of the center was vacant and the only major tenant was a six screen movie theater. The sponsors demolished the movie theater and built a new space for Fresh Market in 2013 and were able to lease another larger portion of the center to Planet Fitness.

(4)
A portion of Beaumont Plaza was formerly leased to Bi-Lo but the store was closed in 2009 as part of Bi-Lo’s restructuring due to the store’s proximity to another Bi-Lo at North Town Center. The sponsors re-leased the space to the County of Spartanburg which relocated their Department of Social Services, Veteran’s Affairs and Clemson University Extension Services to the property. The county took occupancy in 2011 and signed a 20-year lease.

(5)
The decrease in occupancy at Cleveland Village from 2012 to Current is a result of Divine Beauty, a 3,600 square foot tenant being underwritten as vacant. The tenant had a lease expiration of December 31, 2013, however, they are in still in occupancy and are currently negotiating a lease renewal.

(6)	The decrease in occupancy at Merchant’s Plaza from 2012 to Current is the result of two tenants totaling 6,983 square feet that vacated in March and August of 2013, respectively.

Anchor Summary
Property	Property Type	Anchor Tenant	2010 Sales PSF	2011 Sales PSF	2012 Sales PSF	2012 Occupancy Cost	Anchor Expiration
Converse Plaza(1)	Grocery Anchored	The Fresh Market	NAV	NAV	NAV	NAV	1/31/2023
Parkmore Plaza	Anchored	Beall’s	$79	$72	$70	10.0%	9/12/2016
Oak Forest	Grocery Anchored	Bi-Lo	$402	$460	$475	1.4%	8/31/2018
Pine Belt Plaza	Grocery Anchored	Food Lion	$249	$243	$228	4.4%	4/15/2017
Spring Valley Commons	Grocery Anchored	Bi-Lo	$234	$253	$251	5.2%	12/31/2023
Carver Marketplace	Anchored	USA Fitness	NAV	NAV	NAV	NAV	2/28/2022
Westgate Plaza	Grocery Anchored	Winn-Dixie	$384	NAV	$388	2.5%	7/31/2015
Fernwood Plaza	Grocery Anchored	Bi-Lo	$253	$264	$262	4.1%	12/31/2023
Beaumont Plaza	Anchored	Spartanburg County, DSS	NAV	NAV	NAV	NAV	7/31/2031
Shelby Plaza	Anchored	Tractor Supply Company	$178	NAV	$200	2.9%	4/30/2018
North Town Center	Grocery Anchored	Bi-Lo	$222	$228	$229	3.4%	1/31/2019
Reidville Circle Center	Unanchored	-	-	-	-	-	-
Pensacola Plaza	Anchored	Cost Plus	NAV	NAV	NAV	NAV	8/31/2023
Cleveland Village	Unanchored	-	-	-	-	-	-
Merchant's Plaza	Unanchored	-	-	-	-	-	-
(1)	The Fresh Market opened in January 2013 after moving from another property in the local market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Waterstone Retail Portfolio

Tenant Summary(1)
Tenant	Number of Locations	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Lease Expiration Date
Bi-Lo / Winn-Dixie(4)	5	NA / NA / NA	218,626	21.8%	$7.26	Various
Beall's	1	NA / NA / NA	90,425	9.0%	$5.00	9/12/2016
Big Lots(5)	2	NA / NA / NA	79,968	8.0%	$3.66	Various
Spartanburg County, DSS(6)	1	NA / NA / NA	47,722	4.8%	$6.35	7/31/2031
Cost Plus	1	NA / NA / NA	42,848	4.3%	$3.48	8/31/2023
Planet Fitness(7)	2	NA / NA / NA	42,250	4.2%	$5.15	Various
Food Lion	1	Baa3 / NA / NA	33,000	3.3%	$7.88	4/15/2017
USA Fitness	1	NA / NA / NA	27,950	2.8%	$7.18	2/28/2022
Tractor Supply Company	1	NA / NA / NA	26,000	2.6%	$4.66	4/30/2018
Family Dollar(8)	3	Baa3 / NA / NA	23,050	2.3%	$6.15	Various
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Base Rent PSF reflects the average underwritten rent for all of the tenants in cases where a tenant has leases at multiple properties.
(4)
Bi-Lo / Winn-Dixie is a tenant at five of the properties within the portfolio (Oak Forest, Spring Valley Commons, Westgate Plaza, Fernwood Plaza and North Town Center) with lease expiration dates of August 2018, December 2023, July 2015, December 2023 and January 2019, respectively.

(5)	Big Lots is a tenant at two of the properties within the portfolio (Parkmore Plaza and Shelby Plaza) with lease expiration dates of January 2019 and January 2017, respectively.
(6)	Spartanburg County, DSS may terminate its lease due to lack of government appropriations.
(7)
Planet Fitness is a tenant at two of the properties within the portfolio (Converse Plaza and Shelby Plaza) with lease expiration dates of June 2024 and July 2020, respectively. Planet Fitness has not yet commenced paying rent under its lease at Converse Plaza.

(8)
Family Dollar is a tenant at three of the properties within the portfolio (Pine Belt Plaza, Beaumont Plaza and Pensacola Plaza) with lease expiration dates of December 2017, December 2015 and December 2015, respectively.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	101,553	10.1%	NAP	NAP	101,553	10.1%	NAP	NAP
2014 & MTM(2)	37	69,251	6.9	$691,682	10.6%	170,804	17.1%	$691,682	10.6%
2015	20	99,968	10.0	763,471	11.7	270,772	27.0%	$1,455,153	22.4%
2016	17	133,505	13.3	809,942	12.4	404,277	40.4%	$2,265,095	34.8%
2017	14	117,232	11.7	908,568	14.0	521,509	52.1%	$3,173,663	48.8%
2018	10	98,132	9.8	740,770	11.4	619,641	61.9%	$3,914,433	60.1%
2019	3	94,986	9.5	515,409	7.9	714,627	71.4%	$4,429,842	68.1%
2020	2	14,550	1.5	93,525	1.4	729,177	72.8%	$4,523,367	69.5%
2021	2	5,481	0.5	112,502	1.7	734,658	73.4%	$4,635,869	71.2%
2022	3	37,150	3.7	302,681	4.7	771,808	77.1%	$4,938,550	75.9%
2023	5	152,061	15.2	1,118,723	17.2	923,869	92.3%	$6,057,273	93.1%
2024	1	29,500	2.9	147,500	2.3	953,369	95.2%	$6,204,773	95.3%
2025 & Beyond	1	47,722	4.8	303,035	4.7	1,001,091	100.0%	$6,507,808	100.0%
Total	115	1,001,091	100.0%	$6,507,808	100.0%
(1)	Based on the underwritten rent roll.
(2)
The portfolio currently has 20 month to month tenants totaling 35,792 square feet (3.6% of the net rentable area) that have been in occupancy of their respective spaces for an average of approximately 12 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Waterstone Retail Portfolio

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$5,388,333	$5,718,594	$5,840,364	$6,244,022	$6,507,805	$6.50	64.3%
Vacant Income	0	0	0	0	1,141,556	1.14	11.3
Gross Potential Rent	$5,388,333	$5,718,594	$5,840,364	$6,244,022	$7,649,361	$7.64	75.6%
Total Reimbursements	1,610,060	1,620,330	1,519,031	1,658,362	2,470,038	2.47	24.4
Net Rental Income	$6,998,393	$7,338,924	$7,359,395	$7,902,384	$10,119,399	$10.11	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,419,109)	(1.42)	(14.0)
Other Income	3,289	24,934	55,412	14,360	0	0.00	0.0
Effective Gross Income	$7,001,682	$7,363,858	$7,414,807	$7,916,744	$8,700,290	$8.69	86.0%

Total Expenses	$2,502,383	$2,562,258	$2,593,067	$2,606,088	$2,843,271	$2.84	32.7%

Net Operating Income	$4,499,299	$4,801,600	$4,821,740	$5,310,656	$5,857,018	$5.85	67.3%

Total TI/LC, Capex/RR	0	0	0	0	467,668	0.47	5.4
Net Cash Flow	$4,499,299	$4,801,600	$4,821,740	$5,310,656	$5,389,350	$5.38	61.9%
(1)	TTM column represents the trailing twelve month period ending September 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place are higher than TTM primarily due to 11 recently executed leases with start dates in 2013 or 2014, totaling 114,504 square feet, which account for $748,221 in underwritten rent.

(4)
Underwritten Rents in Place include income from Planet Fitness and Dunkin Donuts, which have signed leases at Converse Plaza and Oak Forest, respectively, but have not yet commenced paying rent. The tenants are required to start paying rent in June 2014 and March 2014, respectively.

Property Management. The portfolio is managed by an affiliate of the sponsors, Waterstone Retail Development, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,250,000 for ongoing tenant improvement and leasing commissions, $700,000 to cover the cost of the proposed expansion at Converse Plaza as described below under “Expansion”, $309,480 for immediate repairs, $250,000 for environmental remediation which is 125% of the cost for remediation at Parkmore Plaza, $72,914 for free rent associated with two tenants, $59,496 for outstanding tenant improvement and leasing commissions, $35,078 for real estate taxes, $18,353 for ongoing replacement reserves and $17,500 for environmental reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $88,817. The requirement for the borrower to make monthly deposits to the tax escrow for portions of the property is waived so long as no event of default has occurred and is continuing, and the borrower provides satisfactory evidence that (i) such portion is a separate tax lot and (ii) the tenant is responsible under its lease to pay such taxes directly to a governmental agency and the tenant has paid such taxes.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that either (i) the property is insured under a blanket policy or (ii) each quarterly installment for the insurance premium is paid as set forth in the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $18,353 ($0.22 per square foot annually) for replacement reserves. The reserve is subject to a cap of $660,720 ($0.66 per square foot).

TI/LC Reserves - At origination, the borrower deposited $1.25 million to prefund the TI/LC reserve account.  At any time during the loan term when the amount in the TI/LC reserve account is less than $500,000, the borrower will be required to deposit an amount equal to (i) $41,712 monthly ($0.50 per square foot annually) provided the TI/LC reserve is below $750,000 and (ii) $20,856 monthly ($0.25 per square foot annually) until the amount in the TI/LC reserve is equal to or greater than $750,000 but less than $1,250,000.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR (including the mezzanine loan) as calculated in the loan documents based on the immediately preceding trailing three-month period falls below 1.05x, (ii) there is an event of default under the loan documents, (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action or (iv) there is any bankruptcy, insolvency or similar action of Southeastern Grocers Inc. (the parent company for Bi-Lo and Winn-Dixie), all excess cash flow will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Waterstone Retail Portfolio

Release of Properties. The borrower may release one or more individual properties (with the exception of Converse Plaza, Oak Forest and Westgate Plaza) from the collateral for the loan provided that, among other things; (i) no event of default exists; (ii) the borrower pays a release price of 110% of the applicable allocated loan amount (115% if the unpaid principal balance of the loan after such release is less than $47.6 million) and the applicable yield maintenance premium; (iii) the mezzanine borrowers pay a release price of 110% of the applicable allocated mezzanine loan amount (115% if the unpaid principal balance of the mezzanine loan after such release is less than $8.5 million) and the applicable yield maintenance premium; (iv) the DSCR as calculated in the loan documents (including the mezzanine loan) based on the immediately preceding trailing twelve month period for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than the greater of (a) 1.10x and (b) the DSCR as calculated in the loan documents of the properties based on the immediately preceding trailing twelve month period immediately preceding the release of the individual property; and (v) after giving effect to the release for the applicable individual property, the LTV for the properties then remaining is equal to or less than the lesser of 79.6% (including the mezzanine loan amount) and the LTV of the properties immediately preceding the release.

Release of Outparcels. The borrower may release one or more specified outparcels (located at Carver Marketplace, Pensacola Plaza, North Tower Center, Reidville Circle Center, Oak Forest, Shelby Plaza, Parkmore Plaza and Converse Plaza) from the collateral for the loan provided that, among other things, (i) no event of default exists; and (ii) the borrower and mezzanine borrower pay a combined release price (pro rata between the loans) equal to the net sales proceeds of such outparcel being released and the applicable yield maintenance premium.

Expansion. The borrower may build new improvements or expand existing improvements on one or more specified outparcels or expansion areas (outparcels listed under “Release of Outparcels” above and specified areas at Converse Plaza, North Town Center, Parkmore Plaza and Westgate Plaza) provided that, among other things (i) no event of default exists; (ii) executed leases of at least 50% of the rentable area of any new improvement shall exist, and (iii) the sponsors shall provide the lender a completion guaranty.

Additional Debt. A mezzanine loan of $10.0 million secured by the equity interests in the borrower was provided by JPMCB and is anticipated to be sold to a third party investor. We cannot assure you that the mezzanine loan will be sold to a third party investor or at all. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 11.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 81.7%, the UW NCF DSCR is 1.10x and the UW NOI Debt Yield is 8.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Meadows Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Meadows Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Meadows Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Meadows Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$54,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$53,776,743	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	5.6%	Net Rentable Area (SF):	307,988
Loan Purpose:	Refinance	Location:	Las Vegas, NV
Borrower:	GGP Meadows Mall L.L.C.	Year Built / Renovated:	1978 / 2003
Sponsor:	GGPLP Real Estate, Inc.	Occupancy(2)(3):	96.7%
Interest Rate:	3.96350%	Occupancy Date:	10/31/2013
Note Date:	6/3/2013	Number of Tenants(2):	116
Maturity Date:	7/1/2023	2010 NOI:	$15,177,765
Interest-only Period:	None	2011 NOI:	$15,343,532
Original Term:	120 months	2012 NOI:	$15,736,553
Original Amortization:	300 months	TTM NOI (as of 10/2013):	$16,126,671
Amortization Type:	Balloon	UW Economic Occupancy:	92.6%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$21,239,383
Lockbox:	CMA	UW Expenses:	$4,629,601
Additional Debt:	Yes	UW NOI(4):	$16,609,782
Additional Debt Balance:	$108,540,215	UW NCF:	$15,965,511
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$235,000,000 / $763
		Appraisal Date:	5/14/2013

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$527
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$384
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$0	Springing	$92,457	Maturity Date LTV:	50.3%
TI/LC:	$0	Springing	$739,656	UW NCF DSCR:	1.54x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$164,500,000	100.0%	Payoff Existing Debt	$94,469,974	57.4%
			Return of Equity	69,213,575	42.1
			Closing Costs	816,451	0.5
Total Sources	$164,500,000	100.0%	Total Uses	$164,500,000	100.0%
(1)
Meadows Mall is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $164.5 million. The Financial Information presented in the chart above reflects a Cut-off Date balance of approximately $162.3 million for the Meadows Mall Whole Loan.

(2)
Occupancy and Number of Tenants includes temporary tenants. Ten tenants accounting for 13,556 square feet are considered temporary tenants by the borrower. Excluding temporary tenants, occupancy is 92.3%. No income has been underwritten for the temporary tenants.

(3)
Occupancy includes four tenants, occupying 12,481 square feet, which have executed leases but have not yet taken occupancy. All of the tenants are expected to take occupancy by June 2014. Excluding these tenants the property is 92.6% occupied.

(4)	UW NOI is higher than TTM NOI primarily due to ten new leases signed in the last ten months totaling approximately 30,315 square feet and accounting for $971,083 in annual rent.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Meadows Mall loan is secured by a first mortgage lien on 307,988 square feet of a regional mall totaling 944,841 square feet located in Las Vegas, Nevada. The whole loan has an outstanding principal balance of approximately $162.3 million (the “Meadows Mall Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $53.8 million, is being contributed to the JPMBB 2014-C18 Trust. The holder of Note A-1 (the “Meadows Mall Controlling Noteholder”), which has an outstanding principal balance as of the Cut-off Date of approximately $108.5 million, is the trustee of the JPMBB 2013-C14 Trust. The Trustee of the JPMBB 2013-C14 Trust (or, prior to the occurrence and continuance of a control event under the JPMBB 2013-C14 pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the controlling noteholder with respect to the Meadows Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Meadows Mall Whole Loan has a 10-year term and amortizes on a 25-year schedule. The previously existing debt consisted of pari passu notes that were securitized in the WBCMT 2003-C9 and COMM 2004-LB2 transactions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Meadows Mall

The Borrower. The borrowing entity for the Meadows Mall Whole Loan is GGP Meadows Mall L.L.C., a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is GGPLP Real Estate, Inc., an affiliate of General Growth Properties, Inc. (“GGP”). GGP (NYSE: GGP) is a publicly traded, self-managed and self-administered real estate investment trust focused on owning, managing, leasing and redeveloping regional malls throughout the United States. GGP as of the Cut-off Date owns, or has an interest in, 120 regional shopping malls comprising approximately 125 million square feet of gross leasable area. GGP is headquartered in Chicago, Illinois. The related borrower is a subsidiary of General Growth Properties, Inc., which filed for Chapter 11 bankruptcy in 2009, together with approximately 160 property level borrowers. See “Description of the Mortgage Pool Mortgaged Property Considerations-Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus for additional information.

In October 2013, GGP listed Meadows Mall for sale as part of a 4-property portfolio that included smaller assets in three other states in the Mountain West region of the United States.  In early December 2013, GGP removed Meadows Mall from the sale list and elected to continue with their ownership of the asset.

The Property.  Meadows Mall is a 944,841 square foot enclosed regional mall, of which 307,988 square feet serves as collateral for the loan. The property is situated on approximately 77.0 acres in central Las Vegas, approximately five miles northwest of the Las Vegas strip. Meadows Mall primarily serves year-round residents of Las Vegas who live in the densely populated areas surrounding the property and does not rely on travel and tourism as a primary demand driver. The property is anchored by Dillard’s (182,493 square feet), Macy’s (163,250 square feet), JCPenney (146,519 square feet) and Sears (144,591 square feet). Each of the four anchors owns its own land and improvements and is excluded from the collateral for the Meadows Mall Whole Loan. Additionally, there are 4,597 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 4.87 spaces per 1,000 square feet of net rentable area. Constructed in 1978, the property was purchased by the sponsor in 1998 for approximately $182.0 million and subsequently underwent renovations totaling $22.0 million in 2003.

As of October 31, 2013, the mortgaged property was approximately 96.7% occupied by 116 tenants. The property’s tenancy caters to a mid-price point customer, with tenants that include Bath & Body Works, Charlotte Russe, Forever 21, Lane Bryant, Hollister and Victoria’s Secret. Gross mall sales for all tenants that reported in 2013 were approximately $106.6 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $375, $391, $418 and $404 in 2010, 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 16.7%, 16.8%, 15.9% and 16.4%, respectively.

Meadows Mall is located immediately off of U.S. Route 95, approximately five miles northwest of the Las Vegas Strip. U.S. Route 95 is the main thoroughfare connecting downtown Las Vegas with the western and northwestern portions of the city, and has an average traffic count of approximately 200,000 cars per day. Additionally, the property is located approximately 2.5 miles from Interstate 15, which bisects the city and is the primary north/south route in Las Vegas. According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 457,513 people, with an average household income of $47,354 as of 2013. The secondary trade area, defined as being within a seven-mile radius of the property, contains approximately 867,145 people with an average household income of $52,335 as of 2013. The appraisal concluded that rents in the market average approximately $26.59 per square foot and range from $20.00 to $60.00 per square foot. The appraisal concluded per square foot market rents of $60.00 for spaces less than 1,200 square feet, $40.00 for spaces between 1,201 and 2,000 square feet, $25.00 for spaces between 2,001 and 3,500 square feet, $22.00 for spaces between 3,501 and 5,000 and $20.00 for spaces greater than 5,000 square feet. According to the appraisal, the property’s primary competition consists of the four properties that are detailed in the table below.

Meadows Mall is a mid-price point oriented regional mall that mostly caters to the local, largely working class population in the northwest Las Vegas area. The customer base is primarily concentrated in a five-mile radius around the property along the Route 95 corridor to the northwest of the Las Vegas Strip. Much of the retail development and concentration in Las Vegas caters to a tourism driven customer base which is not the focus of Meadows Mall. There is a single new retail development known as the Shops at Summerlin that is currently being developed in Summerlin, a 22,500 acre master planned development, approximately nine miles south-west of Meadows Mall in the far west periphery of the Las Vegas MSA. The upscale, open-air center is expected to open in 2014 and reportedly will feature 125 stores and restaurants. The center will cater to the growing, higher income demographic base in Summerlin which is among the most affluent communities in Nevada with an average household income of over $120,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Meadows Mall

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Fashion Show Mall(2)	1981 / 2003	1,890,000	$900	95.0%	5 Miles	Neiman Marcus, Dillard's, Macy's, Saks Fifth Avenue, Bloomingdales
Las Vegas Premium Outlets	2003 / 2007	538,660	N/A	100.0%	3 Miles	Ann Taylor Factory Outlet, Nike Factory Outlet, Polo Ralph Lauren Factory Outlet
Best In The West	1996 / 2002	428,108	N/A	90.0%	4 Miles	Bed Bath & Beyond, Best Buy, DSW, Old Navy, Sports Authority
Boca Park	2000 / 2003	745,478	N/A	98.0%	5 Miles	Target, REI, Ross Vons, Office Max

Total / Weighted Average		3,602,246	N/A	95.8%
(1)	Per the appraisal.
(2)	Fashion Show Mall is a GGP controlled property.

Historical Occupancy, In-line Sales and Occupancy Costs
	2010	2011	2012	TTM(1)(2)
Occupancy(3)(4)	93.8%	98.4%	96.2%	96.7%
In-line Sales PSF(5)	$375	$391	$418	$404
Occupancy Costs(5)	16.7%	16.8%	15.9%	16.4%
(1)	TTM Occupancy as of October 31, 2013.
(2)	TTM In-line Sales PSF and Occupancy Costs are as of December 31, 2013.
(3)	Historical Occupancies are as of December 31 of each respective year.
(4)
Occupancy includes temporary tenants. Occupancy also includes four tenants, occupying 12,481 square feet, which have executed leases but have not yet taken occupancy. All of the tenants are expected to take occupancy by June 2014. Excluding these tenants the property is 92.6% occupied.

(5)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Dillards(4)	Ba3 / BB+ / BBB-	182,493	N/A	N/A	N/A	N/A	N/A
Macy’s(4)	Baa3 / BBB+ / BBB	163,250	N/A	N/A	N/A	N/A	N/A
JCPenney(4)	Caa1 / CCC+ / CCC	146,519	N/A	N/A	N/A	N/A	N/A
Sears(4)	Caa1 / CCC+ / CCC	144,591	N/A	N/A	N/A	N/A	N/A
Total:		636,853

Forever 21(5)	NA / NA / NA	16,957	5.5%	$27.99	$199	11.8%	6/30/2019
Victoria's Secret	Ba2 / BB+ / BB+	11,904	3.9%	$40.00	$723	10.4%	1/31/2019
Rainbow	NA / NA / NA	7,960	2.6%	$20.00	$139	12.4%	1/31/2019
Charming Charlies(6)	B2 / B- / NA	7,693	2.5%	$37.54	N/A	N/A	6/30/2024
Hollister(7)	NA / NA / NA	7,538	2.4%	$22.00	$368	8.0%	1/31/2014
Tilly's	NA / NA / NA	7,500	2.4%	$24.00	$352	14.1%	10/31/2015
New York & Company	NA / NA / NA	7,379	2.4%	$24.00	$233	21.1%	1/31/2017
Express	NA / BB / NA	7,372	2.4%	$33.48	$249	13.7%	1/31/2023
Lane Bryant	NA / NA / NA	7,005	2.3%	$36.00	$166	41.9%	1/31/2017
Rue 21	NA / NA / NA	6,759	2.2%	$12.46	$339	4.1%	11/30/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales as of December 31, 2013 for all tenants.
(4)	Each tenant owns its own land and improvements and is excluded from the collateral for the Meadows Mall Whole Loan.
(5)	Forever 21 pays percentage rent of 14.0% of gross sales in lieu of base rent. Base Rent PSF represents percentage rent based on trailing twelve-month sales as of October 2013.
(6)	Charming Charlies took occupancy in January 2014, therefore Sales PSF and Occupancy Costs are not available.
(7)	Hollister is currently in negotiations with the borrower to extend its lease beyond the current term and is expected to continue to operate until an agreement is executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Meadows Mall

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	10,224	3.3%	NAP	NAP	10,224	3.3%	NAP	NAP
2014 & MTM(2)	17	44,151	14.3	$1,321,388	10.9%	54,375	17.7%	$1,321,388	10.9%
2015	23	44,162	14.3	1,813,577	15.0	98,537	32.0%	$3,134,965	25.9%
2016	11	19,788	6.4	930,818	7.7	118,325	38.4%	$4,065,783	33.6%
2017	16	41,492	13.5	2,047,888	16.9	159,817	51.9%	$6,113,671	50.6%
2018	7	13,109	4.3	635,322	5.3	172,926	56.1%	$6,748,993	55.8%
2019	12	49,264	16.0	1,811,016	15.0	222,190	72.1%	$8,560,009	70.8%
2020	3	9,520	3.1	336,949	2.8	231,710	75.2%	$8,896,958	73.6%
2021	3	7,413	2.4	338,459	2.8	239,123	77.6%	$9,235,417	76.4%
2022	7	9,928	3.2	522,665	4.3	249,051	80.9%	$9,758,082	80.7%
2023	12	40,750	13.2	1,526,032	12.6	289,801	94.1%	$11,284,114	93.3%
2024	5	18,187	5.9	804,221	6.7	307,988	100.0%	$12,088,335	100.0%
2025 & Beyond	0	0	0.0	0	0.0	307,988	100.0%	$12,088,335	100.0%
Total	116	307,988	100.0%	$12,088,335	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes ten tenants accounting for 13,556 square feet that are considered temporary tenants by the borrower. No income has been underwritten for these tenants.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$10,692,768	$11,003,674	$11,171,955	$11,575,168	$12,088,335	$39.25	60.9%
Vacant Income	0	0	0	0	775,319	2.52	3.9
Gross Potential Rent	$10,692,768	$11,003,674	$11,171,955	$11,575,168	$12,863,654	$41.77	64.8%
Total Reimbursements	6,207,705	5,990,933	6,079,292	5,911,122	7,001,977	22.73	35.2
Net Rental Income	$16,900,474	$16,994,607	$17,251,247	$17,486,290	$19,865,631	$64.50	100.0%
(Vacancy/Credit Loss)	(108,512)	(109,258)	(143,646)	42,162	(1,461,115)	(4.74)	(7.4)
Other Income(4)	3,095,304	2,964,743	2,933,656	2,871,263	2,834,866	9.20	14.3
Effective Gross Income	$19,887,266	$19,850,092	$20,041,258	$20,399,715	$21,239,383	$68.96	106.9%

Total Expenses	$4,709,502	$4,506,560	$4,304,705	$4,273,044	$4,629,601	$15.03	21.8%

Net Operating Income	$15,177,765	$15,343,532	$15,736,553	$16,126,671	$16,609,782	$53.93	78.2%

Total TI/LC, Capex/RR	0	0	0	0	644,270	2.09	3.0
Net Cash Flow	$15,177,765	$15,343,532	$15,736,553	$16,126,671	$15,965,511	$51.84	75.2%
(1)	TTM column represents the trailing twelve-month period ending October 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place is higher than historical primarily due to ten new leases signed in the last ten months totaling approximately 30,315 square feet and accounting for $971,083 in annual rent.

(4)	Other Income primarily includes rent from temporary tenants, storage rent, antenna rent and vending revenue.

Property Management. The property is managed by an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Cash Sweep Event exists.

A “Cash Sweep Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the property manager not dismissed within 90 days, (iii) the DSCR as calculated in the loan documents based on the trailing twelve-month period falls below 1.20x or (iv) any combination of at least two of the anchors (JCPenney, Sears, Macy’s and Dillard’s) goes dark or vacates during the same period.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Sweep Event exists. In addition, borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no Cash Sweep Event exists. Following the occurrence and during the continuance of a Cash Sweep Event, the borrower is required to deposit $7,705 per month (approximately $0.30 per square foot annually) for replacement reserves. The reserve is subject to a cap of $92,457 (approximately $0.30 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Meadows Mall

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Cash Sweep Event exists. Following the occurrence and during the continuance of a Cash Sweep Event, the borrower is required to deposit $61,638 per month (approximately $2.40 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $739,656 (approximately $2.40 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account set up at origination and, until the occurrence of a Cash Sweep Event, are then returned to an account controlled by the borrower. During a Cash Sweep Event, all excess cash flow after payments of debt service, operating expenses and required reserves are swept to the segregated cash management account will be held in trust for the benefit of the lender as additional security for the loan. The lender will have a first priority security interest in the cash management account.

Release of Property. The borrower is permitted to release non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

Future Additional Debt. A mezzanine loan may be obtained by the borrower’s affiliates, provided certain terms and conditions are satisfied, including, but not limited to, the following: (i) no event of default exists, (ii) the LTV of the mortgage and mezzanine loans does not exceed 63.0% based on a recent appraisal, (iii) the DSCR as calculated in the loan documents is not less than 1.57x (taking into account the mezzanine loan), (iv) the debt yield (taking into account the mezzanine loan) is not less than 9.47%, (v) the maturity date of the mezzanine loan will be no earlier than the final maturity date of the mortgage loan or is freely prepayable from and after the maturity date of the mortgage loan and (vi) after securitization, the borrower is required to deliver a rating agency confirmation with respect to the mezzanine loan. Additionally, the sponsor and certain of its affiliates are permitted to pledge their direct or indirect equity interests in the borrower as part of a corporate financing.  In connection with this financing, the loan documents require, among other things, that the net asset value of the pledgor (together with any other co-borrowers or guarantors) be at least $600 million, and that there be no change in the property management or the property will be managed by a qualified manager, as provided in the loan documents, as a result of the pledge or the exercise of any remedies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

The Shops at Wiregrass

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

The Shops at Wiregrass

The Shops at Wiregrass
28211 Paseo Drive
Wesley Chapel, FL 33543
New Shoppes at Tampa
Wesley Chapel
The Grove at Wesley Chapel
Wesley Chapel District Park
Quail Hollow Golf Club
Lexington Oaks Golf Club
Saddlebrook Resort
Links of Lake Bernadette
Southport Springs Golf Club
Plantation Palms Golf Club
Heritage Harbor Golf & Country Club
TPC Tampa Bay
Cheval Golf & Country Club
Pebble Creek Golf Club
Heritage Isles Golf & Country Club
Hunter's Green Country Club
New Tampa Community Park
Hillsborough River State Park
Lake Park
Northdale Golf & Tennis Club
Avila Golf & Country Club
Tampa Palms Golf & Country Club
Lettuce Lake Park
Lake Thonotosassa
Babe Zaharias Golf Course
Rogers Park Golf Course
Lowry Park
Al Lopez Park
Temple Terrace
University of South Florida
University Mall
Busch Gardens Tampa Bay
Tampa Executive Airport
Tampa
Tampa Int'l Airport
Raymond James Stadium
International Plaza and Bay Street
Downtown
Wesley Chapel Blvd
Curley Rd
Collier Pky
Livingston Ave
Lutz Lake Fern Rd W
Cross Creek Blvd
Bruce B Downs Blvd
Morris Bridge Rd
McIntosh Rd
Dale Mabry Hwy
N Dale Mabry Hwy
N Florida Ave
Bearss Ave
Gunn Hwy
E Fletcher Ave
E Fowler Ave
W Busch Blvd
E Bullard Pky
Waters Ave
56th St N
N 40th St
W Hillsborough Ave
E Hillsborough Ave
W Dr MLK Jr Blvd
Dr MLK Jr Blvd E
S Parsons Ave
N Valrico Rd
US-92
75
275
4
54
581
41
568
301
93A
579
400
589
Miles
0 2 4
Map © 2014 Cartifact, Inc · Data © Broadmap
Gulf of Mexico
Odessa
Zephyrhills
Tarpon Springs
Keystone
Cheval
Wesley Chapel
Gibsonia
Dunedin
Westchase
Lakeland
Clearwater
Tampa
Belleair
Brandon
Largo
Seminole
Riverview
St Petersburg
Tampa Bay
Greater Sun City
Parrish
Palmetto
Bradenton
Sarasota
589
570
19

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

The Shops at Wiregrass

macy's
Dillard's
jcpenney
PASEO DRIVE
PASEO DRIVE
HOLLISTER
TILLY'S
EXPRESS
PACSUN
FOREVER 21
TALBOTS
TORRID
PLACE
BARNES & NOBLE
primebar
Panera BREAD
RED ROBIN
PLAZA AVENUE
WILLET WAY
WILLET WAY
STATE ROAD 56
N
Anchor
Non Anchor
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

The Shops at Wiregrass

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Retail - Lifestyle Center
% of Pool by IPB:	5.2%	Net Rentable Area (SF):	456,637
Loan Purpose:	Refinance	Location:	Wesley Chapel, FL
Borrower:	FC Wiregrass SPE, LLC	Year Built / Renovated:	2008 / N/A
Sponsor:	Forest City Enterprises, Inc.	Occupancy:	94.2%
Interest Rate:	4.83800%	Occupancy Date:	1/1/2014
Note Date:	1/24/2014	Number of Tenants:	81
Maturity Date:	2/6/2024	2011 NOI:	$9,155,648
Interest-only Period:	None	2012 NOI:	$9,253,362
Original Term:	120 months	2013 NOI(2):	$9,239,990
Original Amortization:	360 months	UW Economic Occupancy:	88.6%
Amortization Type:	Balloon	UW Revenues:	$14,132,579
Call Protection(1):	L(24),Def(92),O(4)	UW Expenses:	$5,365,620
Lockbox:	CMA	UW NOI(2):	$8,766,959
Additional Debt:	Yes	UW NCF:	$8,196,163
Additional Debt Balance:	$36,000,000	Appraised Value / Per SF:	$154,000,000 / $337
Additional Debt Type:	Pari Passu	Appraisal Date:	1/2/2014

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$188
Taxes:	$346,320	$115,440	N/A	Maturity Date Loan / SF:	$154
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.8%
Replacement Reserves:	$0	$9,513	$228,319	Maturity Date LTV:	45.7%
TI/LC:	$423,309	$38,053	$913,637	UW NCF DSCR:	1.51x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (1)	$86,000,000	95.1%	Payoff Existing Debt	$89,120,319	98.6%
Sponsor Equity	4,401,571	4.9	Upfront Reserves	769,629	0.9
			Closing Costs	511,623	0.6
Total Sources	$90,401,571	100.0%	Total Uses	$90,401,571	100.0%
(1)
The Shops at Wiregrass Mall is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $86.0 million. The Financial Information presented in the chart above reflects a Cut-off Date balance of the $86.0 million for The Shops at Wiregrass Mall Whole Loan.  The lockout period will be at least 24 payment dates beginning with and including the first payment date of March 6, 2014. Defeasance of the full $86.0 million The Shops at Wiregrass Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 24, 2017.

(2)	UW NOI is less than 2013 NOI due to a $577,555 mark to market rent adjustment to reduce UW occupancy cost of several tenants.
(3)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The Shops at Wiregrass loan is secured by a first mortgage lien on 456,637 square feet of an outdoor anchored lifestyle center built in 2008 totaling 742,367 square feet located in Wesley Chapel, Florida, approximately 20 miles from downtown Tampa. The whole loan has an outstanding principal balance of $86.0 million (the “The Shops at Wiregrass Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $50.0 million and is being contributed to the JPMBB 2014-C18 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $36.0 million, is currently held by Barclays and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the Trustee of the JPMBB 2014-C18 Trust (or, prior to the occurrence and continuance of a control event, the Directing Certificateholder) and will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The Shops at Wiregrass Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

The Shops at Wiregrass

The Shops at Wiregrass Whole Loan has a 10-year term and amortizes on a 30-year schedule. The loan’s sponsor developed the property in 2008 and used the proceeds as well as approximately $4.4 million of equity to pay off the existing balance sheet loan and pay closing costs.  In addition, the sponsor contributed additional equity by purchasing its equity partner’s remaining equity stake for $8.125 million in December 2013.

The Borrower. The borrowing entity for the loan is FC Wiregrass SPE, LLC, a Florida limited liability company and a special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Forest City Enterprises, Inc. (“Forest City”) Forest City Enterprises, Inc. is an NYSE-listed national real estate company with $9.3 billion in total assets in 26 states and Washington D.C. as of October 31, 2013. Forest City is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Their core markets include Boston, Chicago, Dallas, Denver, Los Angeles, New York City, Philadelphia, the greater San Francisco metropolitan area and the greater Washington D.C. metropolitan area. Forest City core markets accounted for approximately 79.0% of the cost of their real estate portfolio as of October 31, 2013. The related guarantor’s liability under the mortgage loan is limited to bankruptcy-related matters and is capped at the lesser of the outstanding principal balance of the mortgage loan and $17,200,000.

The Property. The Shops at Wiregrass is a one-story upscale anchored outdoor lifestyle center containing 742,367 square feet of net rentable area on a 66.9-arce parcel of land. The property is anchored by Dillards (145,730 square feet), Macy’s (140,000 square feet) and JCPenney (98,850 square feet). Macy’s and Dillards own their respective site and comprise approximately 38.5% of the total NRA. The collateral consists of 456,637 square feet featuring 81 retailers including Pottery Barn, Barnes & Noble, Forever 21, Coach, Williams-Sonoma and Bath & Body Works and seven restaurants including Prime Bar, Cantina Laredo, Grillsmith New American Grill, Pincher’s Crab Shack and The Brass Tap. As of the January 1, 2014 rent roll, the collateral was 94.2% occupied.

Based on 2012 third party estimates, Macy’s, Dillards and JCPenney generated sales of approximately $16.6 million ($119 per square foot), $14.3 million ($98 per square foot) and $17.2 million ($174 per square foot and 2.0% occupancy costs). Gross sales for all tenants that reported full-year sales as of the trailing twelve-month ending October 31, 2013 was approximately $104.8 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $293, $312, $323 and $331 in 2010, 2011, 2012 and trailing twelve-month ending October 31, 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 19.2%, 16.1%, 14.5% and 14.0% respectively.

The property is located in the suburb of Wesley Chapel and is northeast of Tampa. The property is situated on the corner of State Route 56 and Bruce B. Downs Boulevard, with direct access to Interstate 75. The immediate area contains primarily commercial use properties, including the recently developed Florida Hospital at Wesley Chapel, a 200 bed facility which opened in 2010. In addition, the Pasco-Hernando Community College is scheduled to open in 2014.  Additionally, Raymond James Financial Inc. is in the final stages of planning a new office development which is expected to bring over 750 new jobs to the area.  All three properties are within a five-mile radius of the property. As of 2013, total population within a one-, three- and five- mile radius was 3,145, 38,655 and 109,060 with average household income of $75,897, $80,338 and $80,382, respectively.  The area has outpaced the nation’s population and household income growth since 2010.

The appraisal concluded market rents of $50.00 per square foot for in-line spaces with less than 1,000 square feet, $30.00 per square foot for in-line spaces between 1,000 and 2,000 square feet, $27.00 per square foot for in-line spaces between 2,001 and 5,000 square feet, $26.00 per square foot for in-line spaces between 5,001 and 7,000 square feet, $25.00 per square foot for in-line spaces between 7,001 and 10,000 square feet, $60.00 per square foot for jewelry space, $25.00 per square foot for outparcels, $350.00 per square foot for kiosks, $18.00 per square foot for major tenant space and $3.00 per square foot for anchors. According to the appraisal, the property’s submarket vacancy rate was 13.6% as of the third quarter of 2013. According to the appraisal, the property’s primary competition consists of two properties and secondary competition consists of five properties, which are detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

The Shops at Wiregrass

Competitive Set Summary(1)

Property	Year Built	Total GLA	Est. Occ.	Proximity	Anchor Tenants
Primary Competition
Westfield Brandon Town Center	1995	1,154,486	95%	22.0 miles	Dillard’s, JCPenney, Macy’s, Sears
Westfield Citrus Park	1999	1,143,377	88%	21.0 miles	Dillard’s, Macy’s, JCPenney, Sears, Dick’s Sporting Goods
Secondary Competition
International Plaza	2001	1,264,880	80%	25.0 miles	Dillard’s, Neiman Marcus, Nordstrom, Forever XXI
University Mall	1974	1,738,000	74%	10.0 miles	Burlington Coat Factory, Dillard’s, Macy’s, Sears
Lakeside Village	2005	470,535	93%	25.0 miles	Cobb Theatres, Belk, Bed Bath & Beyond, Books A Million
Grove at Wesley Chapel	2008	443,033	89%	4.0 miles	Cobb Theatres, Toys ‘R Us, Dick’s Sporting Goods, Ross Dress For Less, Best Buy, Bed Bath & Beyond
Westshore Plaza	1967	1,036,322	93%	26.0 miles	JCPenney, Macy’s, Dick’s Sporting Goods, Sears
Total / Weighted Average		7,250,633	85%
(1)	Per the appraisal.

Historical Occupancy, In-line Sales and Occupancy Costs
	2010	2011	2012	TTM
Occupancy(1)	91.7%	94.4%	92.7%	94.2%
In-line Sales PSF(2)(3)	$293	$312	$323	$331
Occupancy Costs(2)(4)	19.2%	16.1%	14.5%	14.0%
(1)	2010, 2011 and 2012 Occupancies are as of December 1 of each respective year. TTM Occupancy is as of January 1, 2014.
(2)	Based on tenants who report sales annually.
(3)	In-line Sales PSF are for comparable tenants occupying less than 10,000 square feet with full year reported sales figures.
(4)
2010, 2011, 2012 and TTM Occupancy Costs were based on actual historical in-line sales and underwritten in-line occupancy costs.  TTM In-line Sales PSF and Occupancy Costs is as of the trailing twelve month period ending October 31, 2013. Certain tenants underwritten rents were marked-to-market based on the occupancy costs.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Dillards(4)	Ba3 / BB+ / BBB-	145,730	N/A	N/A	$96	N/A	N/A
Macy’s(4)	Baa3 / BBB+ / BBB	140,000	N/A	N/A	$118	N/A	N/A
Total:		285,730

Top 10 Collateral Tenants
JCPenney	Caa1 / CCC+ / CCC	98,850	21.6%	$2.75	$174	2.0%	10/31/2035
Barnes & Noble	NA / NA / NA	34,865	7.6%	$17.21	$175	9.8%	10/31/2018
Forever 21(5)	NA / NA / NA	20,364	4.5%	$31.34	$147	23.9%	10/31/2023
Pottery Barn(6)	NA / NA / NA	12,058	2.6%	$13.75	$229	6.0%	3/31/2021
Victoria’s Secret	Ba2 / BB+ / BB+	8,956	2.0%	$30.00	$462	10.0%	01/31/2019
Charming Charlies(7)	B2 / B- / NA	8,589	1.9%	$20.37	$191	10.7%	06/30/2021
Express	NA / NA / NA	8,026	1.8%	$32.00	$281	17.3%	01/31/2019
Yamato Japanese Steak House	NA / NA / NA	7,593	1.7%	$26.89	$211	17.9%	1/31/2019
Prime Bar	NA / NA / NA	7,500	1.6%	$15.32	$473	7.4%	11/30/2019
Cantina Laredo	NA / NA / NA	7,344	1.6%	$32.00	$342	12.8%	10/31/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF represent sales for the trailing 12-month period ending October 31, 2013, for all tenants except JCPenney, which is based on 2012 third party estimates.
(4)	Tenant owns its own land and improvements and is excluded from the collateral for The Shops at Wiregrass loan.
(5)
Forever 21 has the one-time right to terminate its lease if it fails to attain gross sales of $5,000,000 during the sixth lease year which commences in November 2014 by providing six months prior written notice.  Forever 21’s UW rent has been adjusted downward to reduce their UW occupancy cost to 17.3%.

(6)
Pottery Barn pays percentage rent in lieu of rent. Pottery Barn also has the right to terminate its lease if it fails to attain a gross revenue amount derived by dividing the original base rent (initially $28.00 per square foot), subject to annual CPI increases, by 6.0% and providing 60 days prior written notice after the end of the sixth lease year which commences in November 2014. The lender has underwritten rents at 6.0% of sales.

(7)
Charming Charlies has the one-time right to terminate its lease if it fails to attain gross sales of $250 per square foot at the end of the fifth lease year which commences on June 22, 2016. Such right must be exercised within three months following the fifth lease year. If the tenant exercises its option to terminate, the tenant must pay the landlord 50.0% of the unamortized portion of the construction allowance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

The Shops at Wiregrass

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	26,489	5.8%	NAP	NAP	26,489	5.8%	NAP	NAP
2014 & MTM	5	5,898	1.3	$170,415	1.7%	32,387	7.1%	$170,415	1.7%
2015	6	11,351	2.5	382,619	3.9	43,738	9.6%	$553,035	5.6%
2016	2	7,416	1.6	248,550	2.5	51,154	11.2%	$801,585	8.2%
2017	1	6,026	1.3	166,197	1.7	57,180	12.5%	$967,782	9.9%
2018	19	82,183	18.0	2,492,706	25.4	139,363	30.5%	$3,460,489	35.3%
2019	34	136,923	30.0	4,294,145	43.7	276,286	60.5%	$7,754,633	79.0%
2020	1	6,388	1.4	122,458	1.2	282,674	61.9%	$7,877,091	80.3%
2021	5	30,080	6.6	301,299	3.1	312,754	68.5%	$8,178,390	83.3%
2022	1	1,200	0.3	69,912	0.7	313,954	68.8%	$8,248,302	84.0%
2023	4	32,267	7.1	1,010,866	10.3	346,221	75.8%	$9,259,168	94.3%
2024	1	5,835	1.3	154,628	1.6	352,056	77.1%	$9,413,796	95.9%
2025 & Beyond	2	104,581	22.9	401,817	4.1	456,637	100.0%	$9,815,612	100.0%
Total	81	456,637	100.0%	$9,815,612	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place	$9,519,258	$9,720,506	$9,802,511	$9,815,612	$21.50	62.9%
Vacant Income	0	0	0	1,197,425	2.62	7.7
Percentage Rent	41,484	140,391	163,452	438,387	0.96	2.8
Specialty Income	324,698	470,395	400,302	408,000	0.89	2.6
Gross Potential Rent	$9,885,440	$10,331,292	$10,366,265	$11,859,424	$25.97	76.0%
Total Reimbursements	3,519,368	3,550,566	3,715,852	3,754,935	8.22	24.0
Net Rental Income	$13,404,808	$13,881,858	$14,082,117	$15,614,359	$34.19	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,197,425)	(2.62)	(7.7)
Mark-to-Market	0	0	0	(577,555)	(1.26)	(3.7)
Other Income	566,382	478,036	414,633	293,200	0.64	1.9
Effective Gross Income	$13,971,190	$14,359,894	$14,496,750	$14,132,579	$30.95	90.5%

Total Expenses	$4,815,542	$5,106,532	$5,256,760	$5,365,620	$11.75	38.0%

Net Operating Income(2)	$9,155,648	$9,253,362	$9,239,990	$8,766,959	$19.20	62.0%

Total TI/LC, Capex/RR	0	0	0	570,796	1.25	4.0
Net Cash Flow	$9,155,648	$9,253,362	$9,239,990	$8,196,163	$17.95	58.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Net Operating Income is less than 2013 due to a $577,555 mark to market adjustment for certain tenants to reduce their occupancy costs.

Property Management. The property is managed by Forest City Commercial Management, Inc., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $423,309 for the initial deposits to the TI/LC reserve and $346,320 for real estate taxes.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $115,440.

Insurance Escrows - The borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

TI/LC Reserves - The borrower is required to make monthly deposits into the TI/LC reserve in the amount of $38,053 (approximately $1.00 per square foot annually). The reserve may become subject to a cap of $913,637 (approximately $2.00 per square foot) provided the Rollover Reserve Cap Conditions described below have been satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

The Shops at Wiregrass

Rollover Cash Sweep Reserves - Commencing on January 6, 2017, all excess cash flows pursuant to the loan documents must be deposited into the Rollover Cash Sweep Reserve provided that the Rollover Reserve Cap Conditions have not been satisfied (a “Rollover Trigger”).

A “Rollover Reserve Cap Conditions” means (i) borrower has caused 90% of leases expiring in the calendar years 2018 and 2019 to be renewed or replaced with the weighted average term for such renewed or replaced leases being not less than five years, (ii) occupancy is greater than or equal to 92% and (iii) net operating income is greater than or equal to $8,750,000.

Lease Termination Deposits - The borrower will deliver to the lender $30,000 per 3,000 square feet of space at the property for any lease that is terminated pursuant to certain termination provisions.  Deposits will not be due until there is 3,000 rentable square feet or more that is terminated.  The termination provisions for several of these tenants are more fully described in the footnotes to the Tenant Summary chart above.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $9,513 (approximately $0.25 per square foot annually) for replacement reserves. The reserve is subject to a cap of $228,319 (approximately $0.50 per square foot).

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Triggering Event. During the continuance of a Triggering Event, all rents will be swept to a segregated cash management account and all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Triggering Event” means a period commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.20x for the trailing twelve month period or (iii) a Rollover Trigger.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Hughes Airport Complex

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Hughes Airport Complex

HUGHES AIRPORT COMPLEX
1 750 Pilot Road
2 770 Pilot Road
3 815 Pilot Road
4 420 Pilot Road
5 731 Pilot Road
6 711 Pilot Road
7 823 Pilot Road
8 751 Pilot Road
9 600 Pilot Road
10 500 Pilot Road
11 839 Pilot Road
12 680 Pilot Road
13 831 Pilot Road
14 6600 Bermuda Road
Hughes Airport Complex
Las Vegas, NV 89119
LAS VEGAS
THE STRIP
MCCARRAN INTERNATIONAL AIRPORT
Paradise
Las Vegas
North Las Vegas
Sunrise Manor
Spring Valley
Whitney
Henderson
Enterprise
MAP © 2014 CARTIFACT, INC · DATA © BROADMAP
MILES
Trump Tower
Encore
Fashion Show Mall
Wynn
Wynn Golf Course
Treasure Island
Palazzo
Venetian
Sands Expo
Mirage
Forum Shops
Harrahs
The Quad
The LINQ
Flamingo
Caesars Palace
Bellagio
Bally's
Paris
Cosmo-politan
Vdara
Planet Hollywood
City Center
Aria
Monte Carlo
Hawaiian Marketplace
MGM Grand
New York New York
Excalibur
Tropicana
Luxor
Mandalay Bay
Mandalay Bay Convention Center
Las Vegas Convention Center
Las Vegas Country Club
Sunrise Hospital
The Boulevard Mall
Las Vegas National Golf Club
Hughes Center
Kindred Hospital
Hard Rock
University of Nevada Las Vegas
Thomas & Mack Center
Holiday Inn Express Las Vegas - South
Courtyard Las Vegas South
Residence Inn - Las Vegas South
Bali Hai Golf Club
Town Square Park
Callaway Golf Center
Homewood Suites by Hilton Las Vegas Airport
DoubleTree by Hilton Hotel Las Vegas Airport
Las Vegas Premium Outlets
E DESERT INN RD
E FLAMINGO RD
E TROPICANA AVE
W HACIENDA AVE
W RUSSELL RD
E SUNSET RD
E WARM SPRINGS RD
PILOT RD
PARADISE RD
S MARYLAND PKWY
S LAS VEGAS BLVD
LAS VEGAS FREEWAY
S DECATUR BLVD
S VALLEY VIEW RD
S BERMUDA RD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Hughes Airport Complex

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,000,000	Property Type - Subtype:	Industrial - Various
% of Pool by IPB:	4.7%	Net Rentable Area (SF):	703,602
Loan Purpose:	Acquisition	Location:	Las Vegas, NV
Borrower:	Hughes Airport Realty Owner, LLC	Year Built / Renovated:	Various / N/A
Sponsors(1):	Various	Occupancy(2):	69.3%
Interest Rate:	4.82000%	Occupancy Date:	10/17/2013
Note Date:	12/24/2013	Number of Tenants:	32
Maturity Date:	1/1/2019	2010 NOI:	$6,964,433
Interest-only Period:	60 months	2011 NOI:	$6,521,430
Original Term:	60 months	2012 NOI:	$6,343,084
Original Amortization:	None	TTM NOI (as of 9/2013)(3):	$5,795,132
Amortization Type:	Interest Only	UW Economic Occupancy:	71.4%
Call Protection:	L(13),Grtr1%orYM(34),O(13)	UW Revenues:	$7,011,181
Lockbox:	Hard	UW Expenses:	$1,774,288
Additional Debt:	Yes	UW NOI(3):	$5,236,893
Additional Debt Balance:	$17,000,000	UW NCF:	$4,385,534
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per SF:	$74,810,000 / $106
		Appraisal Date:	9/17/2013

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:		$64
Taxes:	$75,341	$37,671	N/A	Maturity Date Loan / SF:		$64
Insurance:	$0	Springing	N/A	Cut-off Date LTV:		60.2%
Replacement Reserves:	$0	$5,863	N/A	Maturity Date LTV:		60.2%
TI/LC:	$1,883,000	Springing	$1,000,000	UW NCF DSCR:		1.99x
Other:	$117,000	$0	N/A	UW NOI Debt Yield:		11.6%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000		55.3%	Purchase Price	$76,981,104	94.7%
Mezzanine Loan	17,000,000		20.9	Closing Costs	2,258,605	2.8
Sponsor Equity	19,315,051		23.8	Upfront Reserves	2,075,341	2.6
Total Sources	$81,315,051		100.0%	Total Uses	$81,315,051	100.0%
(1)	For a full description of the sponsors, please refer to “The Sponsors” below.
(2)
Occupancy incorporates expected downsizing of three tenants within the portfolio. MGM Mirage Operations, Inc., currently leases 37,097 square feet of which 24,925 square feet was underwritten as vacant. Terracon Consulting, Inc., currently leases 22,298 square feet of which 12,298 was underwritten as vacant. LECO Corporation currently leases 10,163 square feet of which 5,663 was underwritten as vacant.

(3)	UW NOI is lower than TTM NOI due to mark to market rent adjustments as well as additional underwritten vacancy on three tenants which are expected to reduce their leased square footage.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hughes Airport Complex loan has an outstanding principal balance of $45.0 million and is secured by a first mortgage lien on 14 flex/warehouse buildings totaling 703,602 square feet that are located in Las Vegas, Nevada. The loan has a five-year term and is interest only for the entire term of the loan. The previously existing debt which had an original principal balance of $84.0 million, was securitized in GSMS 2006-GG6 transaction and has been in maturity default since January 2011. In 2013, the special servicer under the prior securitization exercised its right to purchase the loan from the related trust at par with financing provided through a senior participation of $40.0 million, which was sold to JPMCB. The special servicer held a junior participation in the amount of $44.3 million. Proceeds from the mortgage loan were used to pay off the existing debt which had a balance at the time of payoff, including accrued interest, special servicing expenses and legal fees, of approximately $79.0 million at a discount of 2.6%.

The Borrower. The borrowing entity for the loan is Hughes Airport Realty Owner, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Hughes Airport Complex

The Sponsors.  The loan’s sponsors and nonrecourse carve-out guarantors are Oaktree Real Estate Opportunities Fund VI, L.P., Charles A. McKenna, Jr., Eric C. Smyth, Robert Y. Strom and Hughes Airport Project Owner, LLC. Oaktree Capital Management (“Oaktree”) is a global alternative investment management firm that invests in high yield bonds, convertible securities, distressed debt, real estate and control investments. Oaktree’s Real Estate Opportunities strategy has $5.5 billion under management. Charles A. McKenna, Jr., Eric C. Smyth and Robert Y. Strom each serve as principals of California Industrial Properties, LLC (“CIP”). CIP is a full service real estate investment and management company that owns and manages more than 5 million square feet of real estate in California, Nevada and North Carolina.

The Properties. The Hughes Airport Complex loan consists of a 14-building flex/warehouse development located in Las Vegas, Nevada. The properties, which are located less than one mile from McCarran International Airport, are situated on approximately 53.3 acres and total 703,602 square feet. The properties were constructed between 1987 and 1998 with uses consisting of office, warehouse and distribution. The properties were 69.3% occupied by 32 tenants as of October 2013.

The largest tenant at the complex, Sitel Operating Corporation (“Sitel”), leases a total of approximately 10.0% of the combined net rentable area of the portfolio. Sitel has two leases at the complex, one for 50,536 square feet at 420 Pilot Road which has an expiration of November 2015 and a newly signed expansion for 19,833 square feet at 750 Pilot Road which has an expiration of November 2017. The lease at 750 Pilot Road has two, two-year extension options. Sitel is a global business process outsourcing provider of customer care and complementary back-office processes with approximately 58,000 employees and over 27 years of experience. The second largest tenant at the complex, Franklin Machine Products, Inc. (“Franklin Machine”), occupies approximately 6.7% of the combined net rentable area through June 2019. Founded in 1918, Franklin Machine is a distributor and manufacturer of small equipment, replacement parts and food service accessories. The third largest tenant at the complex, United Coin Machine Co. (“United Coin”), leases approximately 4.8% of the combined net rentable area through April 2017 with one, five-year extension option. Franklin Machine recently expanded by 10,967 square feet at the property. Founded in 1957, United Coin is a provider of multi-denomination video poker machines, online game management systems, networked multi-site player tracking systems and automated promotional systems.

The properties are each located within one-mile radius of each other just south of McCarran International Airport. Additionally, the properties are located less than one mile from Interstate 215 and approximately 1.5 miles from Interstate 15 which links Las Vegas to Los Angeles, California. According to the appraisal, the properties are located in Airport/East Las Vegas industrial submarket which reported a vacancy rate of 22.3% and triple net asking rents for flex space of $9.36 per square foot as of the second quarter of 2013. The submarket identified by the appraisal contains 170 flex buildings with a total of approximately 21.4 million square feet.

Portfolio Summary

Address	Location	Net Rentable Area (SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
750 Pilot Road	Las Vegas, NV	56,416	1998	$4,590,000	10.2%	$7,200,000	$419,279
770 Pilot Road	Las Vegas, NV	53,178	1998	4,271,000	9.5	6,700,000	372,186
815 Pilot Road	Las Vegas, NV	55,005	1995	4,271,000	9.5	6,700,000	449,452
420 Pilot Road	Las Vegas, NV	50,536	1996	4,230,000	9.4	7,500,000	800,291
731 Pilot Road	Las Vegas, NV	64,534	1995	3,889,000	8.6	6,100,000	285,491
711 Pilot Road	Las Vegas, NV	75,886	1995	3,627,000	8.1	5,690,000	177,831
823 Pilot Road	Las Vegas, NV	62,860	1994	3,576,000	7.9	5,610,000	335,799
751 Pilot Road	Las Vegas, NV	47,235	1995	2,996,000	6.7	4,700,000	329,359
600 Pilot Road	Las Vegas, NV	37,526	1997	2,971,000	6.6	4,660,000	368,126
500 Pilot Road	Las Vegas, NV	34,493	1997	2,786,000	6.2	4,750,000	273,650
839 Pilot Road	Las Vegas, NV	47,210	1994	2,678,000	6.0	4,200,000	311,206
680 Pilot Road	Las Vegas, NV	50,950	1997	1,820,000	4.0	4,690,000	15,721
831 Pilot Road	Las Vegas, NV	35,073	1994	1,677,000	3.7	2,630,000	170,877
6600 Bermuda Road	Las Vegas, NV	32,700	1987	1,618,000	3.6	3,680,000	76,266
Total		703,602		$45,000,000	100.0%	$74,810,000	$4,385,534

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Hughes Airport Complex

Historical and Current Occupancy(1)

Property	Single Tenant (Yes / No)	2009	2010	2011	2012	Current(2)
750 Pilot Road(3)	No	100.0%	100.0%	100.0%	64.8%	68.5%
770 Pilot Road(4)	No	100.0%	100.0%	100.0%	100.0%	53.1%
815 Pilot Road(5)	No	100.0%	70.9%	53.0%	94.5%	84.2%
420 Pilot Road	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
731 Pilot Road	No	100.0%	56.6%	48.0%	48.0%	48.0%
711 Pilot Road	No	53.4%	52.1%	52.1%	68.2%	60.3%
823 Pilot Road	No	79.1%	80.4%	70.4%	70.4%	70.4%
751 Pilot Road	No	70.6%	70.6%	100.0%	100.0%	100.0%
600 Pilot Road	No	63.5%	63.5%	63.5%	63.5%	100.0%
500 Pilot Road	No	86.6%	100.0%	100.0%	53.5%	67.0%
839 Pilot Road	Yes	76.8%	100.0%	100.0%	100.0%	100.0%
680 Pilot Road	No	87.3%	87.3%	38.0%	22.2%	22.2%
831 Pilot Road	No	70.3%	70.3%	70.3%	70.3%	70.3%
6600 Bermuda Road	No	53.5%	0.0%	32.3%	32.3%	35.6%
Weighted Average		82.4%	75.9%	72.7%	71.4%	69.3%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 17, 2013.
(3)	Current Occupancy at 750 Pilot Road incorporates expected downsizing of Terracon Consulting, Inc., which currently leases 22,298 square feet of which 12,298 was underwritten as vacant.
(4)	Current Occupancy at 770 Pilot Road incorporates expected downsizing of MGM Mirage Operations, Inc., which currently leases 37,097 square feet of which 24,925 was underwritten as vacant.
(5)	Current Occupancy at 815 Pilot Road incorporates expected downsizing of LECO Corporation, which currently leases 10,163 square feet of which 5,663 was underwritten as vacant.

Property Summary
Property	Building Type / Subtype	# of Buildings	Clear Heights	# of Dock Doors	% Office	Largest Tenant	Largest Tenant Expiration	Largest Tenant % of NRA
750 Pilot Road	Flex	1	N/A	0	100.0%	Sitel Operating Corporation	11/30/2017	35.2%
770 Pilot Road	Flex	1	N/A	2	100.0%	MGM Mirage Operations, Inc.(1)	3/31/2014	22.9%
815 Pilot Road	Flex	1	16	13	79.1%	BMM North America, Inc.	9/30/2019	58.9%
420 Pilot Road	Flex	1	16	2	100.0%	Sitel Operating Corporation	11/30/2015	100.0%
731 Pilot Road	Flex	1	20	10	61.7%	The Converse Professional Group	11/30/2016	23.7%
711 Pilot Road	Warehouse	1	24	18	25.3%	Otis Elevator Company	11/30/2023	16.2%
823 Pilot Road	Warehouse	1	24	15	19.5%	Coloxchange LLC	12/31/2019	31.8%
751 Pilot Road	Warehouse	1	24	8	17.8%	Creative Electronics and Software, Inc.	1/31/2016	70.6%
600 Pilot Road	Flex	1	16	2	87.9%	United Coin Machine Co.	4/30/2017	63.5%
500 Pilot Road	Flex	1	16	2	97.0%	Entravision Communication Corp	11/30/2017	33.9%
839 Pilot Road	Warehouse	1	24	11	16.6%	Franklin Machine Products, Inc.	6/30/2019	100.0%
680 Pilot Road	Flex	1	17	2	94.3%	Ricoh Americas Corporation	11/30/2016	22.2%
831 Pilot Road	Warehouse	1	24	5	30.5%	Candid Litho Printing, Ltd.	8/31/2014	70.3%
6600 Bermuda Road	Flex	1	N/A	0	100.0%	Bally Gaming, Inc.	4/30/2014	35.6%
(1)
MGM Operations, Inc. currently leases 37,097 square feet at the property, but is expected to vacate 24,925 square feet of that space. Xerox is currently using the remaining 12,172 square feet of MGM Mirage Operations, Inc.’s space at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Hughes Airport Complex

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Sitel Operating Corporation(3)	Various	NA / NA / NA	70,369	10.0%	$15.71	Various
Franklin Machine Products, Inc.	839 Pilot Road	NA / NA / NA	47,210	6.7%	$7.29	6/30/2019
United Coin Machine Co.(4)	Various	NA / NA / NA	33,843	4.8%	$11.60	Various
Creative Electronics and Software, Inc.	751 Pilot Road	NA / NA / NA	33,363	4.7%	$6.00	1/31/2016
BMM North America, Inc.	815 Pilot Road	NA / NA / NA	32,411	4.6%	$8.76	9/30/2019
Candid Litho Printing, Ltd.	831 Pilot Road	NA / NA / NA	24,665	3.5%	$9.05	8/31/2014
Coloxchange LLC	823 Pilot Road	NA / NA / NA	20,019	2.8%	$10.20	12/31/2019
The Converse Professional Group(5)	731 Pilot Road	NA / NA / NA	15,299	2.2%	$10.80	11/30/2016
Navistar, Inc.	751 Pilot Road	B3 / CCC+/ CCC	13,872	2.0%	$7.75	3/31/2018
MMP Partners, LLC	600 Pilot Road	NA / NA / NA	13,708	1.9%	$6.60	4/30/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Sitel Operating Corporation leases 50,536 square feet at 420 Pilot Road at a rate of $16.69 per square foot through November 2015 and 19,833 square feet at 750 Pilot Road at a rate of $13.20 per square foot through November 2017.

(4)
United Coin Machine Co. leases 23,818 square feet at 600 Pilot Road at a rate of $13.20 per square foot through April 2017 and 10,025 square feet at 711 Pilot Road at a rate of $7.80 per square foot through April 2017.

(5)	The Converse Professional Group has the right to terminate its lease on November 30, 2014 with notice by February 28, 2014 and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	216,131	30.7%	NAP	NAP	216,131	30.7%	NAP	NAP
2014 & MTM	8	78,122	11.1	$1,028,862	18.2%	294,253	41.8%	$1,028,862	18.2%
2015	5	95,748	13.6	1,325,845	23.4	390,001	55.4%	$2,354,707	41.6%
2016	5	73,149	10.4	665,663	11.8	463,150	65.8%	$3,020,370	53.4%
2017	5	81,058	11.5	1,102,072	19.5	544,208	77.3%	$4,122,442	72.9%
2018	1	13,872	2.0	107,508	1.9	558,080	79.3%	$4,229,950	74.8%
2019	5	122,139	17.4	1,112,633	19.7	680,219	96.7%	$5,342,583	94.4%
2020	0	0	0.0	0	0.0	680,219	96.7%	$5,342,583	94.4%
2021	1	0	0.0	121,440	2.1	680,219	96.7%	$5,464,023	96.6%
2022	0	0	0.0	0	0.0	680,219	96.7%	$5,464,023	96.6%
2023	2	23,383	3.3	193,699	3.4	703,602	100.0%	$5,657,722	100.0%
2024	0	0	0.0	0	0.0	703,602	100.0%	$5,657,722	100.0%
2025 & Beyond	0	0	0.0	0	0.0	703,602	100.0%	$5,657,722	100.0%
Total	32	703,602	100.0%	$5,657,722	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,450,397	$6,743,038	$6,555,419	$6,132,282	$5,657,722	$8.04	57.6%
Vacant Income	0	0	0	0	2,222,381	3.16	22.6
Gross Potential Rent	$7,450,397	$6,743,038	$6,555,419	$6,132,282	$7,880,103	$11.20	80.3%
Total Reimbursements	1,816,415	1,589,516	1,380,477	1,279,327	1,936,408	2.75	19.7
Net Rental Income	$9,266,812	$8,332,554	$7,935,896	$7,411,609	$9,816,511	$13.95	100.0%
(Vacancy/Credit Loss)	(212,703)	0	0	(29,649)	(2,805,330)	(3.99)	(28.6)
Other Income	48,722	46,133	184,619	160,015	0	0.00	0.0
Effective Gross Income	$9,102,831	$8,378,686	$8,120,515	$7,541,975	$7,011,181	$9.96	71.4%

Total Expenses	$2,138,398	$1,857,256	$1,777,430	$1,746,843	$1,774,288	$2.52	25.3%

Net Operating Income	$6,964,433	$6,521,430	$6,343,084	$5,795,132	$5,236,893	$7.44	74.7%

Total TI/LC, Capex/RR	0	0	0	0	851,358	1.21	12.1
Net Cash Flow	$6,964,433	$6,521,430	$6,343,084	$5,795,132	$4,385,534	$6.23	62.6%
(1)	TTM column represents the trailing twelve month period ending in September 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place is lower than TTM due to mark to market rent adjustments as well as additional underwritten vacancy on three tenants (MGM Mirage Operations, Inc., Terracon Consulting, Inc. and LECO Corporation) which are expected to reduce their leased square footage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Hughes Airport Complex

Property Management. The property is managed by CIP Real Estate Property Services, which is an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $1.9 million for outstanding tenant improvements and leasing commissions, $117,000 for free rent associated with three tenants and $75,341 for real estate taxes.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $37,671.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and (i) the borrower provides the lender with evidence that the properties are insured pursuant to an acceptable blanket insurance policy or (ii) for an individual property, the borrower provides the lender with evidence that such individual property is insured by a tenant in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,863 ($0.10 per square foot annually) for replacement reserves.

TI/LC Reserves - At origination, the borrower deposited approximately $1.9 million for outstanding tenant improvement and leasing commissions. At any time during the term of the loan if the balance in the TI/LC Reserve balance falls below $1.0 million, on a monthly basis, the borrower will be required to deposit approximately $58,634 ($1.00 per square foot annually) into the TI/LC escrow.  The reserve is subject to a cap of $1.0 million (approximately $1.42 per square foot).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR as calculated in the loan documents, including the mezzanine loan, based on the trailing three-month period falls below 1.25x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payments of debt service, operating expenses and required reserves will be deposited into the cash management account and will be held as additional collateral for the loan.

Release of Property. The borrower may release a property or properties from the collateral for the loan any time after the payment date in February 2015 provided that, among other things, (i) no event of default exists; (ii) payment of 115% of the allocated mortgage loan amount and 100% of the allocated mezzanine loan amount; and (iii) the DSCR as calculated in the loan documents (including the mezzanine loan) for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to the greater of a minimum of 1.28x or the lesser of (a) 1.43x and (b) the DSCR as calculated in the loan documents immediately preceding the release of the individual property.

Additional Debt. A mezzanine loan of $17.0 million secured by the equity interests in the borrower was provided by an affiliate of Torchlight Investors. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 10.50000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 82.9%, the UW NCF DSCR is 1.11x and the UW NOI Debt Yield is 8.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 118

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

545 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

545 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

545 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

545 Madison Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$30,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	139,537
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	Thor 545 Madison LLC	Year Built / Renovated:	1956 / 2008
Sponsor:	Joseph J. Sitt	Occupancy:	93.3%
Interest Rate:	5.21000%	Occupancy Date:	11/30/2013
Note Date:	12/20/2013	Number of Tenants:	15
Maturity Date:	1/6/2024	2010 NOI(1):	($3,216,711)
Interest-only Period:	120 months	2011 NOI(1):	($1,609,221)
Original Term:	120 months	2012 NOI(1):	($169,460)
Original Amortization:	None	Annualized NOI (as of 6/2013) (1):	$1,617,387
Amortization Type:	Interest Only	UW Economic Occupancy:	94.7%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$12,739,619
Lockbox:	Hard	UW Expenses:	$9,278,195
Additional Debt:	Yes	UW NOI(1):	$3,461,424
Additional Debt Balance:	$5,000,000	UW NCF:	$3,239,561
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per SF:	$55,000,000 / $394
		Appraisal Date:	12/1/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:		$215
Taxes:	$201,041	$33,697	N/A	Maturity Date Loan / SF:		$215
Insurance:	$0	Springing	N/A	Cut-off Date LTV:		54.5%
Replacement Reserves:	$0	$2,907	N/A	Maturity Date LTV:		54.5%
TI/LC:	$175,364	$15,814	N/A	UW NCF DSCR:		2.04x
Other:	$0	$504,167	N/A	UW NOI Debt Yield:		11.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000		53.3%	Purchase Price	$53,000,000	94.2%
Mezzanine Loan	5,000,000		8.9	Closing Costs	2,876,021	5.1
Sponsor Equity	21,252,426		37.8	Upfront Reserves	376,405	0.7
Total Sources	$56,252,426		100.0%	Total Uses	$56,252,426	100.0%
(1)
The property underwent a gut renovation that was completed in 2008. The renovation required the previous owner to vacate tenants. The increase in NOI is due to the lease up of vacant space post-renovation. See “The Property” section below.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 545 Madison Avenue loan has an outstanding principal balance of $30.0 million and is secured by a first mortgage lien on the leasehold interest of a 18-story, 139,537 square foot office building located on the southeast corner of Madison Avenue and 55th Street in New York, NY. The 545 Madison Avenue loan has a 10-year term and will be interest-only for the entire term of the loan.

The Borrower. The borrowing entity for the 545 Madison Avenue loan is Thor 545 Madison LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Joseph J. Sitt. Mr. Sitt is the Chief Executive Officer of Thor Equities, LLC (“Thor Equities”). Thor Equities is a privately held commercial real estate firm headquartered in New York, NY. Thor Equities has an international retail, office, hotel and residential portfolio valued at more than $5.0 billion and totaling more than 15 million square feet. Thor Equities focuses on urban real estate development, leasing and management, pursuing premier retail and mixed-use assets in high-density locations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

545 Madison Avenue

The Property. 545 Madison Avenue is a 139,537 square foot Class A office building located in Midtown Manhattan. The 18-story building was constructed in 1956 and was renovated in 2008. The property features 50 feet of Madison Avenue retail frontage and 125 feet of 55th Street retail frontage. The property is divided into two ownership positions. The leased fee estate in the land is owned by the Joseph E. Marx Company, Inc. The borrower, Thor 545 Madison LLC, acquired the leasehold estate for a total cost of approximately $56.3 million contributing approximately $21.3 million of equity. The total cost of approximately $56.3 million represents a 40.2% discount of the $94.1 million ($675 per square foot) invested by the seller in hard and soft costs alone during the 2008 renovation. The renovation of the building included a complete removal of existing facades which were replaced with a new glass curtain wall. The new facade features floor to ceiling glass offering expansive views out from all corners of the floor. Additionally, the previous owner completed a gut rehabilitation of the property under the guidelines of the Leadership in Energy and Environmental Design (“LEED”) system. 545 Madison Avenue received Gold certification from the U.S. Green Building Council. Due to the property’s renovation, the previous owner vacated tenants, and as a result the property occupancy rate was 5.2%, 14.5% and 25.9% in 2008, 2009 and 2010, respectively. Additional occupancy figures are detailed in the table below.

Historical and Current Occupancy(1)
2010	2011	2012	Current(2)(3)
25.9%	55.5%	68.5%	93.3%
(1)	Historical Occupancies are as of December of each respective year.
(2)	Current Occupancy is as of November 30, 2013.
(3)	The increase in Current Occupancy from historical occupancy levels is primarily due to the lease-up after the renovation.

As of November 2013, the property was 93.3% leased by 15 tenants. The ground floor and second floor of the property are occupied by two retail tenants totaling 16,518 square feet or 11.8% of the net rentable area. Office suites are located on floors three through 18 totaling 123,019 square feet or 88.2% of the net rentable area. The retail component is 100.0% occupied and the office component is 92.5% occupied. The largest office tenant, Ogden Capital Properties, leases 19.9% of the net rentable area through March 2023 and occupies the entire fourth, fifth and sixth floors. Ogden Capital Properties is a New York City residential real estate owner and manager focusing on luxury apartments in Manhattan. The second largest office tenant, Strike Holdings Group LLC, a financial services firm, leases 9.9% of the net rentable area through December 2023 and occupies the entire fifteenth and sixteenth floors. The largest retail tenant at the property, Oscar Blandi Salon Inc., an upscale hair salon catering to celebrities and other high-end clientele, leases 6.7% of the net rentable area through October 2019 and occupies the entire second floor of the property. The second largest retail tenant at the property, Richemont North America, Inc, leases 5.2% of the net rentable area through January 2019 and occupies the entire ground floor. Richemont’s leased space at the property is dedicated to Alfred Dunhill, a luxury menswear retailer, and Panerai, a luxury Swiss-based watchmaker. Including Alfred Dunhill and Panerai, Richemont owns several companies in the field of luxury goods, including Cartier, Piaget, Vacheron Constantin, Jaeger-LeCoultre, IWC and Montblanc.

According to the appraisal’s market rent conclusions, in general, rental rates at 545 Madison Avenue are below market. The current weighted average office rent at 545 Madison Avenue is $69.66 per square foot and the appraiser concluded a weighted average market rent of $87.59 per square foot, a total dollar value difference of approximately $2,039,000. Every office tenant at 545 Madison Avenue is paying less than the appraisals concluded market rent for each respective space. The current weighted average retail rent at 545 Madison Avenue is $229.10 per square foot and the appraiser concluded a weighted average market rent of $271.16 per square foot, a total dollar value difference of approximately $695,000.

The property is located in Midtown Manhattan on the southeast corner of Madison Avenue and 55th Street. Midtown is the largest office market in Manhattan, containing 242.7 million square feet within its ten submarkets. Almost all of the Midtown submarkets are home to trophy office properties and/or historic landmarks, containing 182.9 million square feet of Class A office space, approximately 75.4% of the Midtown market. According to the appraisal, 545 Madison Avenue is located within the Plaza District, and more specifically the Madison/Fifth Avenue submarket. The Plaza District contained 81.7 million square feet of Class A office space as of the third quarter 2013. Class A office direct vacancy in the Plaza District was estimated at 9.5% with asking rents of $88.45 per square foot, greater than the Midtown average of $75.34 per square foot. The appraisal identified eight directly competitive properties built between 1921 and 1971 that range in size from approximately 135,000 square feet and 605,000 square feet and reported a weighted average direct occupancy of 96.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

545 Madison Avenue

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Lease Expiration Date
Ogden Capital Properties	Office	NA / NA / NA	27,808	19.9%	$65.00	3/1/2023
Strike Holdings Group LLC(4)	Office	NA / NA / NA	13,754	9.9%	$79.00	12/1/2023
Oscar Blandi Salon Inc.	Retail	NA / NA / NA	9,282	6.7%	$91.00	10/1/2019
Cliffwater LLC	Office	NA / NA / NA	9,264	6.6%	$64.00	5/1/2022
Peter B Cannell & Co	Office	NA / NA / NA	8,802	6.3%	$75.00	5/1/2025
BHR Capital LLC	Office	NA / NA / NA	8,802	6.3%	$73.00	3/1/2016
Richemont North America, Inc	Retail	NA / NA / NA	7,236	5.2%	$425.74	1/1/2019
JAE Credit Management(5)	Office	NA / NA / NA	7,175	5.1%	$72.00	6/1/2021
RNK Capital LLC	Office	NA / NA / NA	7,175	5.1%	$70.00	6/1/2016
Home Shopping Network	Office	NA / NA / NA	7,114	5.1%	$66.00	8/1/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Base Rent PSF reflects contractual rent steps underwritten through December 2014.
(4)
Strike Holdings Group LLC has a one-time right to terminate its lease on December 31, 2018 with 12 months notice and payment of a termination fee equal to (i) the unamortized costs incurred and paid by the landlord and (ii) a sum equal to four months of fixed rent and escalation rent payable at the time of termination utilizing an 8.0% interest rate.

(5)	JAE Credit Management has a one-time right to terminate its lease on May 31, 2016 with 12 months notice and payment of a $794,289 termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	9,282	6.7%	NAP	NAP	9,282	6.7%	NAP	NAP
2014	0	0	0.0	$0	0.0%	9,282	6.7%	$0	0.0%
2015	2	8,754	6.3	622,735	5.2	18,036	12.9%	$622,735	5.2%
2016	2	15,977	11.5	1,144,796	9.6	34,013	24.4%	$1,767,531	14.9%
2017	3	15,986	11.5	1,099,632	9.3	49,999	35.8%	$2,867,163	24.2%
2018	0	0	0.0	0	0.0	49,999	35.8%	$2,867,163	24.2%
2019	2	16,518	11.8	3,925,317	33.1	66,517	47.7%	$6,792,480	57.2%
2020	0	0	0.0	0	0.0	66,517	47.7%	$6,792,480	57.2%
2021	2	13,392	9.6	926,922	7.8	79,909	57.3%	$7,719,402	65.1%
2022	1	9,264	6.6	592,896	5.0	89,173	63.9%	$8,312,298	70.0%
2023	2	41,562	29.8	2,894,086	24.4	130,735	93.7%	$11,206,384	94.4%
2024	0	0	0.0	0	0.0	130,735	93.7%	$11,206,384	94.4%
2025 & Beyond	1	8,802	6.3	660,150	5.6	139,537	100.0%	$11,866,534	100.0%
Total	15	139,537	100.0%	$11,866,534	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

545 Madison Avenue

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	YTD(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$4,217,935	$6,276,857	$8,124,960	$9,673,948	$11,866,534	$85.04	89.5%
Vacant Income	0	0	0	0	807,720	5.79	6.1
Gross Potential Rent	$4,217,935	$6,276,857	$8,124,960	$9,673,948	$12,674,253	$90.83	95.6%
Total Reimbursements	196,329	376,637	564,519	617,987	586,972	4.21	4.4
Net Rental Income	$4,414,264	$6,653,494	$8,689,479	$10,291,935	$13,261,226	$95.04	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(697,879)	(5.00)	(5.3)
Other Income	257,452	129,573	154,186	156,487	176,273	1.26	1.3
Effective Gross Income	$4,671,716	$6,783,067	$8,843,665	$10,448,422	$12,739,619	$91.30	96.1%

Total Expenses(5)(6)	$7,888,427	$8,392,288	$9,013,125	$8,831,035	$9,278,195	$66.49	72.8%

Net Operating Income	($3,216,711)	($1,609,221)	($169,460)	$1,617,387	$3,461,424	$24.81	27.2%

Total TI/LC, Capex/RR	0	0	0	0	221,864	1.59	1.7

Net Cash Flow	($3,216,711)	($1,609,221)	($169,460)	$1,617,387	$3,239,561	$23.22	25.4%

(1)	YTD column represents the six month annualized figures ending in June 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place include $163,590 of contractual rent steps underwritten through December 2014. There is $817,531 of additional contractual rent steps through the loan term which are not being underwritten. Additionally, the appraisal concluded that in place rents are approximately $2,734,000 below market rents.

(4)
The increase in Rents in Place is a result of the increase in occupancy. The increase in occupancy from historical levels is primarily due to the previous owner’s lease up of the property after a $94.1 million gut renovation in 2008. The renovation required the previous owner to vacate tenants as discussed above.

(5)
Included in Underwritten Total Expenses is a real estate tax expense of $577,510. Real estate taxes for the 2013 calendar year were $577,510 and are expected to increase to $2,014,184 in the 2020 calendar year (based on the current assessed value) when the abatement expires. See “Industrial and Commercial Incentive Plan Tax Exemption” below.

(6)
Included in Underwritten Total Expenses is a ground lease expense of $6,050,000. The ground lease payment is currently $6,050,000 and will step up to $6,655,000 starting October 2016 and $7,320,500 starting October 2021. See “Ground Lease” below.

Property Management. The property is managed by Thor Management Company LLC, an affiliate of the sponsor.

Ground Lease. 545 Madison Avenue is encumbered by a ground lease. The land is owned by Joseph E. Marx Company, Inc. The ground lease commenced October 2006 and expires October 2081, a term of 75 years. The current ground lease payment is $6,050,000 with 10.0% increases every five years.

Industrial and Commercial Incentive Plan Tax Exemption. Due to 545 Madison Avenue’s increase in value of improvements as a result of recent renovations, the property has been granted a property tax abatement. For the first eight years beginning in the 2008/2009 tax year, the tax payment on 100.0% of the exemption base will be exempt. For the following four tax years, the exemption amount decreases by 20.0% per year, until entirely phased out after year 12 or the 2019/2020 tax year. Real estate taxes for the 2013 calendar year were $577,510 and are expected to increase to $2,014,184 in the 2020 calendar year (based on the current assessed value) when the abatement expires.

Escrows and Reserves. At origination, the borrower deposited into escrow $201,041 for real estate taxes and $175,364 for the payment of tenant improvement costs, leasing commissions and free rent obligations associated with the tenant Strike Holdings Group.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $33,697.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $2,907 (approximately $0.25 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $15,814 (approximately $1.36 per square foot annually) into the TI/LC escrow.

Ground Rent Reserves - On a monthly basis, the borrower is required to escrow an amount equal to the ground rent payable under the ground lease, which currently equates to $504,167.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

545 Madison Avenue

Debt Service Shortfall Reserves - On a monthly basis, after payment of debt service, required reserves and operating expenses, all excess cash flow will be deposited as additional collateral for the loan up to the Debt Service Shortfall Fund Capped Amount, which amounts will be made available to pay for shortfalls of debt service or mezzanine debt service. Such funds will be released to the borrower upon the execution of renewal or replacement leases for the spaces occupied by Richemont North America, Inc. and Oscar Blandi Salon, Inc., and, among other requirements, satisfaction of the following conditions: (i) such tenants are paying regular unabated rent (or if not yet paying rent, the borrower will have funded a reserve to be held by lender in the amount of any free rent due), (ii) the initial term of each lease will be for at least ten years without any termination rights and (iii) the debt service coverage ratio based on the trailing twelve month period will be equal to or greater than 1.20x for two consecutive quarters.

“Debt Service Shortfall Fund Capped Amount” means an amount equal to (i) (x) from the origination date through January 5, 2015, $225,000 and (y) increasing by $225,000 on January 6, 2015 and every 12 months thereafter, minus (ii) amounts previously disbursed from the debt service shortfall reserves fund.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept periodically to a cash management account under the control of the lender and disbursed each monthly payment date during the term of the loan in accordance with the loan documents. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Management Sweep Period. In the event of a Cash Management Sweep Period, all available funds will be transferred into the cash trap subaccount and held as additional collateral for the loan.

“Cash Management Sweep Period” means the occurrence of: (i) an event of default or (ii) the debt service coverage ratio based on the trailing twelve month period immediately preceding the date of such determination falling below 1.15x.

Additional Debt. A mezzanine loan of $5.0 million secured by the equity interest in the borrower was provided by Arc Realty Finance Operating Partnership, L.P. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 11.00000% coupon. Including the mezzanine loan, the Cut-off date LTV is 63.6%, the UW NCF DSCR is 1.51x and the UW NOI Debt Yield is 9.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Tacoma Financial Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Tacoma Financial Center

Seattle
Shoreline
Lynnwood
Port Ludlow
Silverdale
Bremerton
Redmond
Bellevue
Issaquah
Renton
Vashon
Kent
Tacoma
Auburn
Lakewood
Federal Way
Dash Point State Park
SW 320TH ST
BROWNS POINT BLVD NE
21ST AVE SW
NORTHEAST TACOMA
Commencement Bay
MARINE VIEW DR
TAYLOR WAY
WEST END
N 30TH ST
NORTH END
N 21ST ST
SCHUSTER PKY
University of Puget Sound
Tacoma Financial Center
1145 Broadway
Tacoma, WA 98402
Multicare Health System
6TH AVE
Tacoma
DOWNTOWN
NEW TACOMA
S 12TH ST
CENTRAL
University of Washington-Tacoma
S UNION AVE
S 19TH ST
St Joseph Medical Center
PACIFIC HWY E
20TH ST E
Cheney Stadium
Tacoma Dome
Fircrest Golf Club
Fircrest
S CENTER ST
E PORTLAND AVE
Puyallup River
RIVER RD E
Fife
WALLER RD E
S 38TH ST
PACIFIC AVE
Tacoma Mall
EASTSIDE
University Place
SOUTH TACOMA
S 56TH ST
Swan Creek Park
SOUTH END
Mountain View Memorial Park
Fort Steilacoom Park
Lakewood
S TACOMA WAY
72ND ST E
MILES
MAP © 2014 CARTIFACT, INC · DATA © BROADMAP

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Tacoma Financial Center

Tacoma Financial Center

ROOF
Sirius Satellite Radio
1 SF Exp. 9/2018
15
Fiduciary Counseling, Inc.
9,545 SF Exp. 11/2020
14
UBS Financial Services
9,783 SF Exp. 2/2021
13
Wells Fargo Advisors
5,031 SF Exp. 7/2015
JRB Development
3,165 SF Exp. 6/2025
Vacant
1,450 SF
Jacoby & Meyers Bankruptcy LLP
887 SF Exp. 1/2015
Vacant
878 SF
12
Franciscan Health Systems
12,000 SF Exp. 3/2014
11
Franciscan Health Systems
3,765 SF Exp. 3/2014
US Bank
8,139 SF Exp. 11/2018
10
Vacant
4,568 SF
Vacant
3,633 SF
Murray Smith
2,683 SF Exp. 12/2016
Dept of Labor
1,000 SF
Exp. 8/2017
9
RSM McGladery, Inc.
11,797 SF Exp. 12/2014
8
Avue Technologies, Inc
11,797 SF Exp. 7/2024
7
Brown & Brown of Washington
12,000 SF Exp. 5/2016
6
Systems Consulting LLC
2,111 SF Exp. 12/2015
City University
6,916 SF Exp. 12/2018
Vacant
2,895 SF
5
FBI
12,000 SF Exp. 8/2028
4
Centene Corp.
12,000 SF Exp. 10/2017
3
Centene Corp. (300/350)
11,745 SF Exp. 10/2017
PAVILLION 1 & 2
2
Vertical Bay
12,697 SF Exp. 11/2016
Vacant
11,522 SF
1
City University
1,962 SF
Exp. 12/2018
US Bank
7,338 SF Exp. 11/2018
Witt Company, Inc
1,608 SF
Exp. 5/2016
Local Development Council
928 SF Exp. 4/2018
Vacant
951 SF
Vacant
6,201 SF
Empirical Wealth Mgmt
1,009 SF
Exp. 6/2016
Keed Inc (Simply Panini)
550 SF
Exp. 11/2017
Vacant
2014 – 2015
2016 – 2017
2018 – 2019
2020 – 2021
2022 +

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Tacoma Financial Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,150,000	Title:	Fee
Cut-off Date Principal Balance:	$24,125,138	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	194,555
Loan Purpose:	Refinance	Location:	Tacoma, WA
Borrower:	Tacoma Financial Center Partners, LLC	Year Built / Renovated:	1985 / N/A
		Occupancy:	83.5%
Sponsor:	Richard Getty	Occupancy Date:	12/9/2013
Interest Rate:	5.13400%	Number of Tenants:	22
Note Date:	12/18/2013	2010 NOI:	$2,913,311
Maturity Date:	1/6/2024	2011 NOI:	$2,003,850
Interest-only Period:	None	2012 NOI(1):	$1,409,950
Original Term:	120 months	TTM NOI (as of 10/2013):	$1,461,652
Original Amortization:	360 months	UW Economic Occupancy:	84.3%
Amortization Type:	Balloon	UW Revenues(1):	$4,203,916
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$1,663,850
Lockbox:	Hard	UW NOI(1):	$2,540,066
Additional Debt:	N/A	UW NCF:	$2,298,244
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$38,600,000 / $198
Additional Debt Type:	N/A	Appraisal Date:	11/12/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$124
Taxes:	$146,219	$36,555	N/A	Maturity Date Loan / SF:	$102
Insurance:	$43,129	$5,391	N/A	Cut-off Date LTV:	62.5%
Replacement Reserves:	$0	$3,243	$116,733	Maturity Date LTV:	51.7%
TI/LC:	$650,000	Springing	$650,000	UW NCF DSCR:	1.46x
Other:	$1,800,000	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,150,000	100.0%	Payoff Existing Debt	$15,742,254	65.2%
			Return of Equity	5,396,353	22.3
			Upfront Reserves	2,639,348	10.9
			Closing Costs	372,045	1.5
Total Sources	$24,150,000	100.0%	Total Uses	$24,150,000	100.0%
(1)
In 2011, two tenants comprising 62,000 square feet (31.9% of the net rentable area) vacated their premises at the mortgaged property. In 2013, the borrower executed nine new leases totaling 53,794 square feet or (27.6% the net rentable area), and representing $1,357,882 in underwritten base rent.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Tacoma Financial Center loan has an outstanding balance of approximately $24.1 million and is secured by a first mortgage lien on a 194,555 square foot Class A office building located in the central business district of Tacoma, Washington. The loan has a 10-year term and amortizes on a 30-year schedule. The previously existing debt was securitized in the BACM 2004-1 transaction.

The Borrower. The borrowing entity for the loan is Tacoma Financial Center Partners, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Richard Getty. The sponsor acquired the property in 2003. Subsequent to acquisition, the sponsor leased-up the property to a stabilized occupancy level. Richard Getty has over 30 years of experience in property development and operates over 1.2 million square feet of office, retail and multifamily projects in the Puget Sound area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Tacoma Financial Center

The Property. The Tacoma Financial Center is a 194,555 square foot office located at 1145 Broadway in the central business district of Tacoma, Washington, overlooking Commencement Bay in southern Puget Sound. The property is one of five traditional Class A office buildings in the Tacoma central business district. The property was constructed in 1985 and has 73 subterranean garage parking spaces, resulting in a parking ratio of 0.38 spaces per 1,000 square feet of net rentable area. The property is located three blocks from Tacoma Link’s Commerce Street station. Tacoma Link is a 1.6 mile light-rail line that runs between the Tacoma central business district and the Tacoma Dome station. Tacoma Dome station is a major regional transportation hub that includes the Sounder commuter train service to Seattle and regional and local bus services. Additionally, the property is approximately 15.0 miles south of the Seattle-Tacoma International Airport.

As of December 9, 2013, Tacoma Financial Center was 83.5% occupied by 22 tenants. Office suites range in size from less than 1,000 square feet to greater than 15,000 square feet. Approximately 29.8% of rental income is derived from five credit tenants.  The largest tenant at the property, Centene Corp., leases 12.2% of the net rentable area through October 2017. Centene Corp. is a Fortune 500 company multi-line healthcare enterprise that provides healthcare solutions to the rising number of under-insured and uninsured individuals. The second largest tenant at the property, Franciscan Health Systems, leases 8.1% of the net rentable area through March 2014.  Franciscan Health Systems is a regional network of primary-care and specialty-care clinics, physicians and other professional providers. Franciscan Health Systems has been at the property since September 2009. A reserve of $1,596,848 was taken at closing to be held until, among other conditions, Franciscan Health Systems renews its lease or another tenant leases substantially all of its space within six months of origination (see “Escrows and Reserves” below). The third largest tenant at the property, US Bank, leases 8.0% of the net rentable area through November 2018. US Bank, a subsidiary of US Bancorp, is the fifth largest commercial bank in the United States based on $364 billion in assets as of December 31, 2013. US Bank operates 3,081 banking offices in 25 states, 4,906 ATMs and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. US Bank’s lease commenced in December 2013.

Tacoma Financial Center is located just north of South 13th street on Broadway in the center of the Tacoma central business district.  The Tacoma central business district is the largest commercial district in the southern Puget Sound region. The northern portion of the Tacoma central business district (north of South 13th Street) is comprised primarily of office buildings with street-level retail space, parking structures and multifamily housing developments. The property has immediate access to Interstate 5, the West Coast’s primary transportation artery connecting all major metropolitan areas from Southern California to Northern Washington located two miles off of Interstate 705 spur. According to the appraisal, as of the quarter ending December 2013, the Tacoma central business district submarket had an inventory of approximately 4.2 million square feet, of which approximately 1.1 million square feet was for Class A office space. According to the appraisal, there are only five traditional Class A office buildings in the Tacoma central business district, including the property. According to the appraisal, Class A office had a total vacancy rate of 5.8% and an average rental rate of $26.12 per square foot as of the quarter ending December 2013. The appraisal identified four competitive properties ranging from 103,534 to 396,406 square feet that reported asking rents of $24.00 to $30.65 per square foot.

Historical and Current Occupancy(1)

2010	2011(2)	2012	Current(3)
98.0%	78.0%	68.4%	83.5%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)
In 2011, two tenants comprising 62,000 square feet or 31.9% of the net rentable area vacated their premises at the mortgaged property. In 2013, the borrower executed nine new leases totaling 53,794 square feet or 27.6% of the net rentable area.

(3)	Current Occupancy is as of December 9, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Tacoma Financial Center

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Centene Corp.(3)	Ba2 / BB / NA	23,745	12.2%	$21.00	10/31/2017
Franciscan Health Systems	NA / NA / NA	15,765	8.1%	$22.51	3/31/2014
US Bank	A1 / A+ / AA-	15,477	8.0%	$23.20	11/30/2018
Vertical Bay	NA / NA / NA	12,697	6.5%	$24.00	11/30/2016
FBI(4)	Aaa / AA+ / AAA	12,000	6.2%	$32.65	8/31/2028
Brown & Brown of Washington	NA / NA / NA	12,000	6.2%	$24.50	5/31/2016
Avue Technologies, Inc	NA / NA / NA	11,797	6.1%	$24.48	7/31/2024
RSM McGladery, Inc.	NA / NA / NA	11,797	6.1%	$23.00	12/31/2014
UBS Financial Services(5)	A2 / A / A	9,783	5.0%	$26.25	2/28/2021
Fiduciary Counseling, Inc.	NA / NA / NA	9,545	4.9%	$24.00	11/30/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Centene Corp. has the right to terminate its lease any time after the 36th month of the lease term (November 2015) if Coordinated Care Corporation’s contract with the state of Washington is terminated or not renewed. Centene Corp. may exercise this termination right by providing the landlord at least four months written notice of its intent to do so and by paying the landlord a termination fee.

(4)	FBI may terminate its lease at any time after the October 1, 2023, by giving at least 90 days’ notice in writing to the lessor.
(5)
UBS Financial Services has the one-time right to terminate its lease by February 1, 2016. UBS Financial Services may exercise its right by providing six months’ prior notice of its intent to do so and payment of a termination fee.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	32,098	16.5%	NAP	NAP	32,098	16.5%	NAP	NAP
2014 & MTM	2	27,562	14.2	$626,201	16.1%	59,660	30.7%	$626,201	16.1%
2015	3	8,029	4.1	189,162	4.9	67,689	34.8%	$815,363	21.0%
2016	5	29,997	15.4	703,325	18.1	97,686	50.2%	$1,518,687	39.1%
2017	3	25,295	13.0	534,190	13.8	122,981	63.2%	$2,052,877	52.9%
2018	4	25,284	13.0	590,180	15.2	148,265	76.2%	$2,643,058	68.1%
2019	0	0	0.0	0	0.0	148,265	76.2%	$2,643,058	68.1%
2020	1	9,545	4.9	229,080	5.9	157,810	81.1%	$2,872,138	74.0%
2021	1	9,783	5.0	256,804	6.6	167,593	86.1%	$3,128,942	80.7%
2022	0	0	0.0	0	0.0	167,593	86.1%	$3,128,942	80.7%
2023	0	0	0.0	0	0.0	167,593	86.1%	$3,128,942	80.7%
2024	1	11,797	6.1	288,791	7.4	179,390	92.2%	$3,417,732	88.1%
2025 & Beyond	2	15,165	7.8	461,430	11.9	194,555	100.0%	$3,879,162	100.0%
Total	22	194,555	100.0%	$3,879,162	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Tacoma Financial Center

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$4,281,619	$3,302,612	$2,763,905	$2,835,761	$3,879,162	$19.94	78.0%
Vacant Income	0	0	0	0	770,352	3.96	15.5
Gross Potential Rent	$4,281,619	$3,302,612	$2,763,905	$2,835,761	$4,649,514	$23.90	93.5%
Total Reimbursements	291,536	178,882	167,260	218,820	243,794	1.25	4.9
Other Income	16,592	198,301	99,000	11,120	80,960	0.42	1.6
Net Rental Income	$4,589,747	$3,679,795	$3,030,165	$3,065,701	$4,974,268	$25.57	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(770,352)	(3.96)	(15.5)
Effective Gross Income	$4,589,747	$3,679,795	$3,030,165	$3,065,701	$4,203,916	$21.61	84.5%

Total Expenses	$1,676,436	$1,675,945	$1,620,215	$1,604,049	$1,663,850	$8.55	39.6%

Net Operating Income	$2,913,311	$2,003,850	$1,409,950	$1,461,652	$2,540,066	$13.06	60.4%

Total TI/LC, Capex/RR	0	0	0	0	241,822	1.24	5.8

Net Cash Flow	$2,913,311	$2,003,850	$1,409,950	$1,461,652	$2,298,244	$11.81	54.7%

(1)	TTM column represents the trailing twelve-month period ending October 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The decrease in Rents in Place from 2010 to 2011 is the result of two tenants comprising 62,000 square feet (31.9% of the net rentable area) vacating their premises at the mortgaged property in 2011.
(4)
The increase in Rents in Place from TTM to Underwritten is a result of the borrower executing nine new leases totaling 53,794 square feet (27.6% of the net rentable area), and representing $1,357,882 in underwritten base rent in 2013.

Property Management. The property is managed by Neil Walter Company LLC, which was founded in 1995. Neil Walter Company LLC provides a full range of services including commercial real estate leasing and sales, tenant representation, property management, investment analysis, project management and entitlement service.

Escrows and Reserves. At origination, the borrower deposited $1,800,000 into escrow for a leasing reserve related to the tenants Vertical Bay and Franciscan Health Systems, $650,000 for the initial deposits to the TI/LC reserve, $146,219 for real estate taxes, and $43,129 for insurance premiums.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $36,555.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $5,391.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,243 (approximately $0.20 per square foot annually) for replacement reserves subject to a cap of $116,733 ($0.60 per square foot).

TI/LC Reserves - At origination, the borrower deposited $650,000 to prefund the TI/LC reserve. At any time during the loan term if the balance in the TI/LC Reserve falls below $650,000, on a monthly basis, the borrower is required to escrow $22,633 (approximately $1.40 per square foot annually) for tenant improvements and leasing commissions subject to a cap of $650,000 (approximately $3.34 per square foot).

At origination, the borrower deposited $1,800,000 into the leasing reserve. An amount of $1,596,848 will be released upon (i) borrower receiving a tenant acceptance letter for Vertical Bay, (ii) Franciscan Health Systems renewing its lease or another tenant leasing substantially all of its space within six months of origination and (iii) no event of default has occurred and is continuing. The remaining $203,152 will be released at such time that (i) Vertical Bay commences paying full unabated rent, (ii) verification that borrower has satisfied all tenant improvements obligations related to Vertical Bay’s lease and (iii) no event of default has occurred and is continuing.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily into a cash management account controlled by the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent the DSCR as calculated in the loan documents falls below 1.25x all excess cash flow will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Beacon Isles Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Beacon Isles Apartments

Beacon Isles Apartments
6202 Sheldon Road
Tampa, FL 33615
Tampa
Citrus Park
Westfield Citrus Park
Oldsmar
Town 'N' Country
Egypt Lake
Safety Harbor
CHEVAL
CARROLLWOOD
PLANTATION
SHELDON CHASE
TWELVE OAKS
PINECREST WEST PARK
EAST TAMPA
TAMPA HEIGHTS
DOWNTOWN TAMPA
BEACH PARK
VIRGINIA BEACH
SOUTHWEST TAMPA
University of South Florida
University Mall
Busch Gardens Tampa
TAMPA INTERNATIONAL AIRPORT
Raymond James Stadium
International Plaza
St Pete Times Forum
PETER O KNIGHT AIRPORT
MACDILL AIR FORCE BASE
ST PETERSBURG-CLEARWATER INTERNATIONAL AIRPORT
Carillon Office Park
St Petersburg
Old Tampa Bay
Hillsborough Bay
Safety Harbor
Mobbly Bay
Upper Tampa Bay Park
Westchase Golf Club
Rocky Point Golf Club
Feather Sound Country Club
Northdale Golf & Tennis Club
Avila Golf & Country Club
Emerald Greens Golf & Country Club
Hidden Gunn Golf & Driving Range
Babe Zaharias Golf Course
Al Lopez Park
W FLETCHER AVE
GUNN HWY
LINEBAUGH AVE
W HILLSBOROUGH AVE
HILLSBOROUGH AVE
MEMORIAL HWY
SHELDON RD
HANLEY RD
W COURTNEY CAMPBELL CSWY
W COLUMBUS DR
W JOHN F KENNEDY BLVD
HENDERSON BLVD
S WEST SHORE BLVD
SELMON EXPY
W GANDY BLVD
118TH AVE N
GULF OF MEXICO
Clearwater
Largo
St Petersburg
Bradenton
Sarasota
Lakeland
Brandon
Dunedin
Odessa
Keystone
Cheval
Wesley Chapel
Zephyrhills
Gibsonia
Westchase
Riverview
Palmetto
Parrish
Apollo Beach
568
589
580
60
600
92
688
275
4
MILES
MAP © 2014 CARTIFACT, INC · DATA © BROADMAP

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Beacon Isles Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,405,000	Title:	Fee
Cut-off Date Principal Balance:	$22,405,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.3%	Net Rentable Area (Units):	484
Loan Purpose:	Acquisition	Location:	Tampa, FL
Borrower:	Beacon Isles LLC	Year Built / Renovated:	1983 / N/A
Sponsors:	Luis Delgado and Erwin Sredni	Occupancy:	91.3%
Interest Rate:	4.90450%	Occupancy Date:	11/19/2013
Note Date:	1/16/2014	Number of Tenants:	N/A
Maturity Date:	2/1/2024	2010 NOI:	N/A
Interest-only Period:	52 months	2011 NOI:	$1,618,361
Original Term:	120 months	2012 NOI:	$1,941,598
Original Amortization:	360 months	TTM NOI (as of 11/2013):	$2,048,371
Amortization Type:	IO-Balloon	UW Economic Occupancy:	89.9%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$4,078,077
Lockbox:	Springing	UW Expenses:	$2,075,004
Additional Debt:	N/A	UW NOI:	$2,003,074
Additional Debt Balance:	N/A	UW NCF:	$1,862,714
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$30,600,000 / $63,223
		Appraisal Date:	11/14/2013

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$46,291
Taxes:	$62,941	$20,980	N/A	Maturity Date Loan / Unit:	$42,079
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	73.2%
Replacement Reserves:	$11,697	$11,697	$421,092	Maturity Date LTV:	66.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.30x
Other:	$185,719	$0	N/A	UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,405,000	73.3%	Purchase Price	$29,873,800	97.7%
Sponsor Equity	8,178,994	26.7	Closing Costs	449,837	1.5
			Upfront Reserves	260,357	0.9
Total Sources	$30,583,994	100.0%	Total Uses	$30,583,994	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Beacon Isles Apartments loan has an outstanding principal balance of approximately $22.4 million and is secured by a first mortgage lien on a 484-unit, Class B/C garden style apartment community located in Tampa, Florida. The loan has a 10-year term, and subsequent to a 52-month interest-only period, amortizes on a 30-year schedule. The property, which at the time was owned by an entity that has no affiliation with the sponsors, was foreclosed on by Fannie Mae in March 2011. After the foreclosure, Fannie Mae (together with its joint venture partner) sold the property to the borrower. The loan provided by JPMCB represents approximately 80% of the prior loan balance.

The Borrower. The borrowing entity for the loan is Beacon Isles LLC, a Florida limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carveout guarantors are Erwin Sredni and Luis Delgado. Erwin Sredni, the founder of Premier Asset Management and Premier Commercial Realty, has over 29 years of experience developing and managing several office/industrial parks and shopping centers. Premier Commercial Realty is a commercial real estate developer in south Florida, and its current portfolio consists of approximately five million square feet of Class A industrial and office properties. Luis Delgado is a south Florida attorney and a partner at the law firm of Homer Bonner Jacobs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Beacon Isles Apartments

The Property. Beacon Isles Apartments is located on a 27.1-acre parcel of land in Tampa, Florida. The Class B/C multifamily property was built between 1983 and 1985 and is comprised of 484 units in 31 two-story buildings and features 823 parking spaces resulting in a parking ratio of approximately 1.7 spaces per unit. Amenities at the property include two swimming pools and sun decks, tennis and racquetball courts, a playground, a business center, an internet café, five laundry facilities and a fitness center. Since 2011, the property has been at least 91.0% occupied.

The property is located in the city of Tampa within the Westshore multifamily submarket. The property is located off of Sheldon Road, just north of Hillsborough Ave/I-75 and just west of the Veteran’s Expressway. The Tampa central business district is nine miles away, both the Tampa International Airport and the Westshore Business District are within five miles and the Citrus Park Mall is four miles north of the property. According to the appraisal, the Westshore submarket contains an overall inventory of 11,867 units, of which 5,501 units or 46% are Class B/C units with an average occupancy estimated at 97% and an average asking rent of $804 per unit as of third quarter 2013. The appraisal identified six comparable rental properties built between 1985 and 1990 that range in size from 216 units to 447 units and have an average occupancy of 95%. According to the appraisal, the current population within a five-mile radius is approximately 157,817 and has a median household income of $45,060.

Historical Occupancy(1)
2010(2)	2011	2012	Current(3)
N/A	93.1%	92.5%	91.3%
(1)	Historical Occupancies are the average for each respective year.
(2)	2010 Occupancy is not available as the property was foreclosed on in 2011.
(3)	Current Occupancy is as of November 19, 2013.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Monthly In-place rents
Studio	32	6.6%	29	90.6%	450	$562
1 Bed / 1 Bath A	94	19.4	87	92.6%	600	$618
1 Bed / 1 Bath B	34	7.0	33	97.1%	615	$628
1 Bed / 1 Bath + Den	112	23.1	104	92.9%	726	$666
2 Bed / 2 Bath A	160	33.1	147	91.9%	810	$738
2 Bed / 2 Bath B	48	9.9	38	79.2%	903	$762
2 Bed / 2 Bath C	4	0.8	4	100.0%	885	$819
Total / Wtd. Avg.	484	100.0%	442	91.3%	722	$680
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$3,412,217	$3,563,552	$3,840,473	$3,609,240	$7,457	79.5%
Vacant Income	0	0	0	358,980	742	7.9
Gross Potential Rent	$3,412,217	$3,563,552	$3,840,473	$3,968,220	$8,199	87.5%
Total Reimbursements	464,492	497,680	517,436	568,901	1,175	12.5
Net Rental Income	$3,876,708	$4,061,232	$4,357,909	$4,537,121	$9,374	100.0%
(Vacancy/Credit Loss)	(372,666)	(274,837)	(304,867)	(459,044)	(948)	(10.1)
Other Income	0	0	0	0	0	0.0
Effective Gross Income	$3,504,042	$3,786,395	$4,053,042	$4,078,077	$8,426	89.9%

Total Expenses	$1,885,682	$1,844,797	$2,004,671	$2,075,004	$4,287	50.9%

Net Operating Income	$1,618,361	$1,941,598	$2,048,371	$2,003,074	$4,139	49.1%

Total TI/LC, Capex/RR	0	0	0	140,360	290	3.4
Net Cash Flow	$1,618,361	$1,941,598	$2,048,371	$1,862,714	$3,849	45.7%
(1)	TTM column represents the trailing twelve month period ending November 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Beacon Isles Apartments

Property Management. The properties are managed by Michaelson Capital Partners, LLC, an affiliate of the sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $185,719 for immediate repairs, $62,941 for real estate taxes and $11,697 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $20,980.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured with a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $11,697 (approximately $290 per unit annually) for replacement reserves. The reserve is subject to a cap of $421,092 (approximately $870 per unit).

Lockbox / Cash Management. The loan is structured with a springing lockbox. After the occurrence of a Cash Sweep Event or the date that the DSCR based on the trailing three months falls below 1.20x, the borrower and the manager are required to send all collected rents directly to the lockbox account. The funds are then returned to an account controlled by the borrower except during the existence of a Cash Sweep Event. During a Cash Sweep Event, all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be swept to a segregated cash management account set up at origination and held in trust for the benefit of the lender. The lender will have a first priority security interest in the cash management account. A “Cash Sweep Event” means: (i) the occurrence of an event of default; (ii) any bankruptcy action of the borrower or the manager or (iii) the DSCR as calculated in the loan documents based on the trailing three-months falls below 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 118

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

American Institute of Healthcare & Fitness

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,400,000	Title:	Fee
Cut-off Date Principal Balance:	$22,355,261	Property Type - Subtype:	Office - Medical
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	181,004
Loan Purpose:	Refinance	Location:	Raleigh, NC
Borrower:	Health Park Partners, LLC	Year Built / Renovated:	2005 / N/A
Sponsor:	Mason L. Williams	Occupancy:	75.7%
Interest Rate:	4.8265625%	Occupancy Date:	12/31/2013
Note Date:	12/4/2013	Number of Tenants:	27
Maturity Date:	12/5/2023	2010 NOI:	$2,139,227
Interest-only Period:	None	2011 NOI:	$2,097,314
Original Term:	120 months	2012 NOI:	$1,999,568
Original Amortization:	360 months	TTM NOI (as of 9/2013):	$2,250,456
Amortization Type(1):	Balloon	UW Economic Occupancy:	76.5%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$3,567,215
Lockbox:	CMA	UW Expenses:	$1,287,271
Additional Debt:	Yes	UW NOI:	$2,279,943
Additional Debt Balance:	$2,095,806	UW NCF:	$2,094,506
Additional Debt Type:	B-Note	Appraised Value / Per SF:	$38,450,000 / $212
		Appraisal Date:	10/31/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap		A-Note	AB Whole Loan
Taxes:	$135,851	$27,171	N/A	Cut-off Date Loan / SF:	$124	$135
Insurance:	$5,762	$2,881	N/A	Maturity Date Loan / SF:	$103	$112
Replacement Reserves:	$0	$3,017	N/A	Cut-off Date LTV:	58.1%	63.6%
TI/LC(2):	$650,000	$30,167	N/A	Maturity Date LTV:	48.3%	52.8%
Other:	$63,644	$0	N/A	UW NCF DSCR(3):	1.51x	1.29x
				UW NOI Debt Yield:	10.2%	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Note	$22,400,000	91.4%	Payoff Existing Debt	$22,727,345	92.8%
B-Note	2,100,000	8.6	Closing Costs	862,143	3.5
			Upfront Reserves	855,257	3.5
			Return of Equity	55,255	0.2
Total Sources	$24,500,000	100.0%	Total Uses	$24,500,000	100.0%
(1)
The American Institute of Healthcare & Fitness loan is structured with a principal payment schedule based on a 360 month amortization period for the whole loan.  See Annex F of the Free Writing Prospectus.

(2)	On each payment date through and including December 5, 2018, the borrower will deposit $30,167 into the rollover reserve, and $7,542 on each payment date thereafter.
(3)	The UW NCF DSCR is calculated using the first twelve monthly payments following the Cut-off Date.

The Loan. The American Institute of Healthcare & Fitness loan is secured by a first mortgage lien on a 181,004 square foot, Class A/B medical office building located in Raleigh, North Carolina. The whole loan has an outstanding principal balance of approximately $24.5 million (the “AB Whole Loan”), which consists of an approximately $22.4 million A-Note and an approximately $2.1 million B-Note.  Only the A-Note is an asset of the trust.  The AB Whole Loan has a 10-year term and amortizes on a 30-year schedule. The A-Note and B-Note carry an interest rate of 4.8265625% and 10.00000%, respectively. Principal amortization on the AB Whole Loan is allocated to the A-Note and B-Note pro-rata, prior to a material default as set forth in the Free Writing Prospectus.

The loan's sponsor and nonrecourse carve-out guarantor is Mason L. Williams. The sponsor developed the property in 2005 and has a reported cost basis of approximately $31.6 million with approximately $7.1 million of implied equity remaining. Mason L. Williams is the founder and managing member of Williams Property Group, a commercial real estate construction and development company with over 35 years of real estate experience in the Raleigh area. Williams Property Group has owned and/or developed 13 properties in the Raleigh market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

American Institute of Healthcare & Fitness

The Property. American Institute of Healthcare & Fitness is a 181,004 square foot, three-story, Class A/B medical office building situated on approximately 16.6 acres in Raleigh, North Carolina. The property features amenities such as a fitness center, an on-site pharmacy, a café, a complimentary child care center for visiting patients, a conference center, three meeting rooms, nightly on-site security, card entry access and a walking trail surrounding a lake. The property is improved with 369 open parking spaces and a three-story parking deck with 354 parking spaces.  As of December 2013, the property was 75.7% occupied by 27 tenants specializing in medical care, nutrition, exercise and wellness and counseling. Tenants at the property include the area’s major hospital providers of Duke, UNC and WakeMed. The largest tenant at the property, Healthtrax (Raleigh Fitness & Wellness, LLC), leases 21.0% of the net rentable area through January 2024 and utilizes the space as a full-service fitness and wellness center.

The Market. The property is located in Raleigh, North Carolina, approximately nine miles north of the central business district just off Interstate 540.  Per the appraisal, the property is located in a growing neighborhood with new development over the recent past and strong demographics. The 2013 population and estimated average household income within a five-mile radius of the property are 163,954 and $92,518, respectively.  Within the property’s immediate vicinity there are single and multifamily residences, including The Cypress of Raleigh, a high-end, 48-acre senior living community which is adjacent to the property and numerous office and retail developments situated along the major thoroughfare of Six Forks Road, approximately one half mile to the east.  Three major area hospitals including Duke Raleigh, Rex and WakeMed Hospital are all located within 10 miles of the property.  According to the appraisal, the property is located in the North Raleigh submarket of the Triangle market which contains approximately 13.7 million square feet of office space and reported a third quarter 2013 vacancy rate of 11.1%. The appraisal identified five comparable properties built between 1989 and 2009 that range in size from 29,105 to 103,500 square feet with occupancies ranging from 80% to 100%, with a weighted average occupancy of 94%.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Healthtrax (Raleigh Fitness & Wellness, LLC)	NA / NA / NA	38,040	21.0%	$23.43	1/31/2024
American Cancer Society	NA / NA / NA	16,161	8.9%	$23.88	11/6/2016
Carolina Family Practice & Sports Medicine	NA / NA / NA	8,677	4.8%	$29.14	12/11/2016
Wake Radiology Diagnostic Imaging, Inc	NA / NA / NA	6,619	3.7%	$32.93	12/4/2016
Triangle Physician Network / Boylan Healthcare	NA / NA / NA	6,332	3.5%	$29.13	11/30/2016
Triangle Orthopaedics	NA / NA / NA	5,987	3.3%	$29.14	12/3/2016
Raleigh Endoscopy Center - North	NA / NA / NA	5,826	3.2%	$27.81	11/30/2016
Dermatology Center of Raleigh	NA / NA / NA	4,362	2.4%	$28.29	6/13/2017
Sports & More Physical Therapy	NA / NA / NA	4,138	2.3%	$29.13	11/1/2016
Karl Schwarz MD PC / Plastic Surgery	NA / NA / NA	4,095	2.3%	$27.46	3/23/2018
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,249,507	$3,145,559	$3,194,913	$3,444,797	$3,567,215	$19.71	76.5%
Vacant Income	0	0	0	0	1,098,850	6.07	23.5
Gross Potential Rent	$3,249,507	$3,145,559	$3,194,913	$3,444,797	$4,666,065	$25.78	100.0%
Total Reimbursements	0	0	0	0	0	0.00	0.0
Net Rental Income	$3,249,507	$3,145,559	$3,194,913	$3,444,797	$4,666,065	$25.78	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,098,850)	(6.07)	(23.5)
Other Income	0	0	0	0	0	0.00	0.0
Effective Gross Income	$3,249,507	$3,145,559	$3,194,913	$3,444,797	$3,567,215	$19.71	76.5%

Total Expenses	$1,110,280	$1,048,245	$1,195,345	$1,194,341	$1,287,271	$7.11	36.1%

Net Operating Income	$2,139,227	$2,097,314	$1,999,568	$2,250,456	$2,279,943	$12.60	63.9%
Total TI/LC, Capex/RR	0	0	0	0	185,438	1.02	5.2
Net Cash Flow	$2,139,227	$2,097,314	$1,999,568	$2,250,456	$2,094,506	$11.57	58.7%

Occupancy(4)	73.7%	76.7%	78.3%	75.7%	76.5%
(1)
TTM column represents the trailing twelve month period ending in September 30, 2013. Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is higher than historical years primarily due to contractual rent bumps for existing tenants.
(4)	The TTM Occupancy is as of December 31, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Miller Place Shopping Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,500,000	Title:	Fee
Cut-off Date Principal Balance:	$21,465,611	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	95,528
Loan Purpose:	Refinance	Location:	Miller Place, NY
Borrowers:	Miller Place Realty, LLC and NB Realty, LLC	Year Built / Renovated:	2003 / N/A
		Occupancy:	100.0%
Sponsor:	Philip F. Pastan	Occupancy Date:	12/23/2013
Interest Rate:	4.79000%	Number of Tenants:	14
Note Date:	12/30/2013	2010 NOI:	$2,387,864
Maturity Date:	1/5/2024	2011 NOI:	$2,340,826
Interest-only Period:	None	2012 NOI:	$2,125,897
Original Term:	120 months	TTM NOI (as of 11/2013):	$2,280,202
Original Amortization:	300 months	UW Economic Occupancy:	95.0%
Amortization Type:	Balloon	UW Revenues:	$3,251,525
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$949,008
Lockbox:	CMA	UW NOI:	$2,302,517
Additional Debt:	N/A	UW NCF:	$2,169,409
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$35,000,000 / $366
Additional Debt Type:	N/A	Appraisal Date:	10/7/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$225
Taxes:	$92,209	$30,736	N/A	Maturity Date Loan / SF:	$167
Insurance:	$42,677	$10,669	N/A	Cut-off Date LTV:	61.3%
Replacement Reserves:	$0	$1,194	$28,658	Maturity Date LTV:	45.6%
TI/LC(1):	$0	Springing	N/A	UW NCF DSCR:	1.47x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,500,000	100.0%	Payoff Existing Debt	$17,150,721	79.8%
			Return of Equity	3,826,171	17.8
			Closing Costs	388,223	1.8
			Upfront Reserves	134,886	0.6
Total Sources	$21,500,000	100.0%	Total Uses	$21,500,000	100.0%
(1)	The borrower is required to make monthly deposits into the rollover reserve in the amount of $7,961. So long as there is no event of default, such deposits will be waived.

The Loan. The Miller Place Shopping Center loan is secured by a first mortgage lien on a 95,528 square foot grocery-anchored retail center located in Miller Place, New York. The loan has a 10-year term and amortizes on a 25-year schedule. The loan’s sponsor and nonrecourse carve-out guarantor is Philip F. Pastan, who acquired the property in November 2003 and has a reported cost basis of approximately $24.4 million.  Mr. Pastan has over 20 years of experience in real estate development and investment.  The loan was previously securitized in the WBCMT 2003-C9 transaction.

The Property. Miller Place Shopping Center is a 95,528 square foot grocery-anchored retail center constructed in 2003 and located at the intersection of Route 25A and Miller Place Road in Miller Place, New York.  The property is comprised of three, single-story, stand-alone buildings that include an 80,563 square foot building primarily leased to Stop & Shop, an 8,875 square foot building leased to in-line tenants and a 6,090 square foot outparcel.

As of December 2013, the property was 100% occupied by 14 tenants, of which, approximately 76.1% of the net rentable area is leased to credit tenants.  The largest tenant and anchor, Stop & Shop, has been an original tenant since 2003 and leases approximately 70.9% of the net rentable area through March 2023.  Stop & Shop is a subsidiary of Netherlands based Koninklijke Ahold NV, one of the largest food retailers in the world, and has over 375 stores throughout five states in North America including Massachusetts, Rhode Island, Connecticut, New York and New Jersey.  No other tenant occupies more than 6.4% of the net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Miller Place Shopping Center

The Market.  Miller Place Shopping Center is located in Miller Place which is within western Suffolk County, Long Island, New York, approximately 60 miles east of Manhattan.  According to the appraisal, the combined Nassau-Suffolk County primary metropolitan area is the sixth densest in the nation.  Primary use in the area is single-family residences and within a one, three and five-mile radius of the property, the 2013 estimated average household income is $124,800, $115,335 and $106,084, respectively.  The property is well located along State Route 25A which has a daily traffic count of over 28,000.  Within the region, State Route 25A and the Long Island Expressway are considered two of the primary travel corridors and connect the neighborhood with New York City and Nassau County to the west.   The majority of the retail properties in the area are along State Route 25A.

According to the appraisal, the property is situated in the Brookhaven submarket of the Nassau-Suffolk metropolitan area. Per REIS, retail vacancy in this market has ranged between 2.2% and 8.3% since 2002 with the second quarter 2013 vacancy of 5.9% representing the mid-point of the range.  Additionally, the appraisal identified seven competitive properties that range in size from 58,800 to 130,747 square feet maintaining occupancies of 87% to 100%, with an average occupancy of 96%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Stop & Shop	Baa3 / BBB / BBB	67,715	70.9%	$24.48	N/A	N/A	3/31/2023
Ruby Tuesday(4)	Caa1 / B- / NA	6,090	6.4%	$25.83	N/A	N/A	9/20/2023
Miller Place Pizza	NA / NA / NA	3,500	3.7%	$32.00	N/A	N/A	4/20/2023
Chase Bank	A3 / A / A+	3,500	3.7%	$28.00	N/A	N/A	3/31/2023
R&T Enterprises	NA / NA / NA	2,000	2.1%	$30.50	N/A	N/A	9/30/2018
GameStop	NA / NA / NA	1,875	2.0%	$25.00	N/A	N/A	1/31/2016
Red Mango	NA / NA / NA	1,800	1.9%	$36.05	N/A	N/A	5/13/2023
Starbuck's	Baa1 / A- / A-	1,500	1.6%	$35.00	N/A	N/A	3/25/2023
Dr. Anthony Modesto	NA / NA / NA	1,448	1.5%	$31.69	N/A	N/A	1/31/2019
Oasis Tanning	NA / NA / NA	1,300	1.4%	$37.03	N/A	N/A	4/30/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Tenants are not required to report sales at the property.
(4)	Ruby Tuesday is subject to a ground lease.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,359,231	$2,366,433	$2,278,767	$2,314,108	$2,482,038	$25.98	72.5%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,359,231	$2,366,433	$2,278,767	$2,314,108	$2,482,038	$25.98	72.5%
Total Reimbursements	895,145	899,864	793,526	857,679	940,620	9.85	27.5
Net Rental Income	$3,254,376	$3,266,297	$3,072,293	$3,171,788	$3,422,657	$35.83	100.0%
(Vacancy/Credit Loss)	0	(77,364)	(37,801)	0	(171,133)	(1.79)	(5.0)
Other Income	0	0	0	0	0	0.00	0.0
Effective Gross Income	$3,254,376	$3,188,933	$3,034,492	$3,171,788	$3,251,525	$34.04	95.0%

Total Expenses	$866,511	$848,107	$908,595	$891,586	$949,008	$9.93	29.2%

Net Operating Income	$2,387,864	$2,340,826	$2,125,897	$2,280,202	$2,302,517	$24.10	70.8%

Total TI/LC, Capex/RR	0	0	97,926	0	133,107	1.39	4.1

Net Cash Flow	$2,387,865	$2,340,826	$2,027,971	$2,280,202	$2,169,409	$22.71	66.7%

Occupancy(3)	98.7%	96.8%	95.1%	100.0%(3)	95.0%
(1)	TTM column represents the trailing twelve-month period ending November 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The TTM Occupancy is as of December 23, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

University Shoppes

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	126,501
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	University Shoppes Summit, LLC	Year Built / Renovated:	1987 / N/A
Sponsor:	Efrem Harkham	Occupancy(1):	77.8%
Interest Rate:	4.99000%	Occupancy Date:	1/24/2014
Note Date:	1/27/2014	Number of Tenants:	20
Maturity Date:	2/6/2024	2010 NOI:	N/A
Interest-only Period:	12 months	2011 NOI:	$1,723,014
Original Term:	120 months	2012 NOI:	$1,962,461
Original Amortization:	360 months	2013 NOI:	$1,755,837
Amortization Type:	IO-Balloon	UW Economic Occupancy:	84.5%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$2,543,129
Lockbox:	Springing	UW Expenses:	$696,415
Additional Debt:	N/A	UW NOI:	$1,846,713
Additional Debt Balance:	N/A	UW NCF:	$1,758,163
Additional Debt Type:	N/A	Appraised Value / Per SF:	$29,500,000 / $233
		Appraisal Date:	12/17/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$166
Taxes:	$95,208	$23,802	N/A	Maturity Date Loan / SF:	$140
Insurance:	$80,604	$8,127	N/A	Cut-off Date LTV:	71.2%
Replacement Reserves:	$0	$2,108	N/A	Maturity Date LTV:	60.1%
TI/LC(2):	$250,000	$23,000	$526,000	UW NCF DSCR:	1.30x
Other(3):	$3,140,444	$0	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	100.0%	Payoff Existing Debt(4)	$16,313,766	77.7%
			Upfront Reserves	3,566,257	17.0
			Return of Equity	757,933	3.6
			Closing Costs	362,044	1.7
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%
(1)
Occupancy includes two tenants that signed leases but have not yet taken occupancy. Dollar Tree and Vapor have signed leases to occupy 10,850 square feet and 1,000 square feet at the property, respectively, but have not yet taken occupancy of either space. Both tenants are anticipated to take occupancy in March 2014. Excluding Dollar Tree and Vapor, the University Shoppes property is 68.5% occupied.

(2)
The borrower is required to make monthly deposits into the TI/LC reserve in the amount of $23,000 up to and including the payment date in February 2015, and $5,271 thereafter. The TI/LC reserve is capped at $526,000. The cap will be reduced to $276,000 upon a satisfactory tenant taking possession of the space formerly occupied by Roxy Performing Arts and the satisfaction of certain other requirements.

(3)
Initial Other Reserves includes a reserve of $2,700,000 for tenant Dollar Tree, $331,500 for deferred maintenance and a free rent holdback of $108,944 for tenants University Health and Access Medical Group.

(4)
The property was purchased by the borrower at a bankruptcy auction in 2010 for $21,000,000. The property had been subject to a prior loan in the amount of $25,500,000, which loan was modified to reduce the principal balance to $16,275,000 when the borrower assumed the prior loan. The borrower paid off the modified loan in full with the proceeds of the University Shoppes loan.

The Loan. The University Shoppes loan has an outstanding balance of $21.0 million and is secured by a first mortgage on a 126,501 square foot anchored retail center located in Miami, Florida. The loan has a 10-year term, and subsequent to a 12-month interest-only period, amortizes on a 30-year schedule. The property was developed in 1987 and has a reported cost basis of $23.4 million with approximately $2.4 million in remaining equity. The previously existing debt was securitized in JPMCC 2006-LDP8.

The Property. University Shoppes is a 126,501 square foot anchored retail property located at 1601-1615 Southwest 107th Avenue in Miami, Florida. The property was constructed in 1987 and consists of three, one-story buildings on an 8.68 acre site. The property is anchored by Walgreen’s (13,905 square feet) and Dollar Tree (10,850 square feet). There are 514 parking spaces at the property, resulting in a parking ratio of approximately 4.0 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

University Shoppes

As of January 24, 2014, University Shoppes was 77.8% occupied by 20 tenants and has had an average occupancy level of 94.3% over the past three years. Anchor tenants Walgreen’s and Dollar Tree make up 19.6% of net rentable area and 16.6% of the underwritten base rent. Other major tenants at the property include University Health and South Florida Health (YouFit) as well as restaurants China Apple Buffet, Wendy’s and Subway.

The borrower has the right to convert a currently double height ceiling space previously occupied by Roxy Performing Arts (27,150 square feet) to a two-story space, subject to the satisfaction of certain conditions specified in the related loan documents. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Property Renovation Issues” in the Free Writing Prospectus for additional information.

The Market. University Shoppes is located in Miami, Florida, within the Miami metropolitan area. University Shoppes is located across the street from Florida International University’s main campus. Within a one, three and five-mile radius of the property, the 2013 estimated average household income is $54,777, $56,942 and $64,603, respectively, with an estimated 2013 population level of 26,441, 203,252 and 431,722, respectively. The property is located within a retail corridor that spans Southwest 107th Avenue.

According to the appraisal, the property is situated in the West Miami submarket within the Miami metropolitan area. The West Miami submarket contains approximately 7.0 million square feet of retail space and reports an average 2.8% vacancy rate as of the first quarter 2013. The average rental rate for comparable in-line retail space within the West Miami submarket is $26.63 per square foot on a net basis. According to the appraisal, there is no new construction in this submarket. The appraisal estimated base rents for tenants at the property in an amount equal to $35.00 for small in-line spaces less than 2,500 square feet, $25.00 for in-line spaces more than 2,500 square feet but less than 10,000 square feet, $16.00 for large in-line spaces more than 10,000 square feet and $30.00 for pad sites. The appraisal identified five competitive properties that range in size from 10,000 to 346,141 square feet maintaining occupancies of 88% to 100%, with an average occupancy of 94%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF	Occupancy Costs	Lease Expiration Date
Walgreen’s(3)	Baa1 / BBB / NA	13,905	11.0%	$11.51	N/A	N/A	3/1/2039
University Health(4)	NA / NA / NA	13,713	10.8%	$21.74	N/A	N/A	10/31/2023
Access Medical Group(5)	NA / NA / NA	13,510	10.7%	$25.75	N/A	N/A	11/30/2023
South Florida Health (YouFit)	NA / NA / NA	11,472	9.1%	$13.00	N/A	N/A	8/31/2023
Dollar Tree(6)	NA / NA / NA	10,850	8.6%	$15.00	N/A	N/A	4/30/2024
China Apple Buffet	NA / NA / NA	10,612	8.4%	$10.30	N/A	N/A	1/2/2015
Terra Bank(7)	NA / NA / NA	4,611	3.6%	$29.71	N/A	N/A	4/30/2023
Wendy’s	NA / B+ / NA	2,855	2.3%	$19.07	N/A	N/A	12/31/2014
Adult Mankind	NA / NA / NA	2,560	2.0%	$29.20	N/A	N/A	12/31/2016
Divine Delicacies	NA / NA / NA	2,010	1.6%	$30.37	N/A	N/A	9/30/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Walgreen’s has the right to terminate its lease as of the last day in the 240th, 300th, 360th and 420th full calendar month of the term of the lease with six months’ notice.
(4)
University Health has executed a lease for 2,913 square feet of expansion space but has not yet taken occupancy of this additional leased space as the space is currently occupied by First Infant. The borrower anticipates University Health to take the space by June 1, 2014. University Health has the right to terminate its lease on October 31, 2018 with 180 days’ written notice.

(5)	Access Medical Group has a one-time right to terminate its lease December 31, 2018 with 180 days’ written notice.
(6)
Dollar Tree has executed a lease dated September 6, 2013 but has not yet taken occupancy. The borrower reserved $2,700,000 related to this tenant, (i) $2,587,855 of which is additional security for the University Shoppes loan, which amount will be released to the borrower, provided, among other things, Dollar Tree has taken possession of the leased premises, (ii) $54,250 for tenant improvement costs owed to Dollar Tree, which amount will be disbursed subject to the requirements for release of rollover reserve amounts and (iii) $57,895 for a free rent period, which amount will be released to the borrower upon, among other things, satisfactory evidence that Dollar Tree is paying full unabated rent.  The borrower anticipates that Dollar Tree will take possession of the premises and commence paying rent in March 2014.

(7)	Terra Bank has a one-time right to terminate its lease commencing March 31, 2018 with 12 months’ notice and payment of a $125,000 break up charge to the landlord.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

University Shoppes

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,332,697	$2,327,746	$1,936,914	$1,941,077	$15.34	64.5%
Vacant Income	0	0	0	467,450	3.70	15.5
Gross Potential Rent	$2,332,697	$2,327,746	$1,936,914	$2,408,527	$19.04	80.0%
Total Reimbursements	523,937	616,257	613,967	602,052	4.76	20.0
Net Rental Income	$2,856,634	$2,944,003	$2,550,881	$3,010,579	$23.80	100.0%
(Vacancy/Credit Loss)	0	0	0	(467,450)	(3.70)	(15.5)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$2,856,634	$2,944,003	$2,550,881	$2,543,129	$20.10	84.5%

Total Expenses	$1,133,620	$981,542	$795,044	$696,415	$5.51	27.4%

Net Operating Income	$1,723,014	$1,962,461	$1,755,837	$1,846,713	$14.60	72.6%

Total TI/LC, Capex/RR	0	0	0	88,551	0.70	3.5

Net Cash Flow	$1,723,014	$1,962,461	$1,755,837	$1,758,163	$13.90	69.1%

Occupancy(3)	100.0%	100.0%	83.0%	84.5%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place include two tenants, Dollar Tree and Vapor, occupying 10,850 square feet and 1,000 square feet, respectively, which have executed leases but not yet taken occupancy. The borrower expects both tenants to take occupancy in March 2014. Underwritten Rents in Place also includes one tenant, University Health, occupying 2,913 square feet of expansion space, which has executed a lease but not yet taken occupancy. The space is currently occupied by First Infant and the borrower expects University Health to take the space in June 2014.

(3)
The decline in occupancy in 2013 is generally due to the borrower not renewing certain leases with tenants paying below market rents, including the lease with Department of Children & Families Services (17,378 square feet) that expired at the beginning of January 2013 and the lease with Roxy Performing Arts (27,150 square feet) that expired in November 2013. 100% of the Department of Children & Families Services space has already been leased to South Florida Health (YouFit) and Access Medical Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Rosedale Commons

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RAIT Funding, LLC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	168,049
Loan Purpose:	Refinance	Location:	Roseville, MN
Borrower:	Rosedale Commons LP	Year Built / Renovated:	1985 / 2013
Sponsor:	Tanurb	Occupancy(1):	95.2%
Interest Rate:	5.50000%	Occupancy Date:	12/15/2013
Note Date:	12/31/2013	Number of Tenants:	21
Maturity Date:	1/1/2029	2010 NOI:	$1,027,507
Interest-only Period:	24 months	2011 NOI:	$605,130
Original Term:	180 months	2012 NOI:	$1,651,045
Original Amortization:	360 months	TTM NOI (as of 10/2013):	$2,155,243
Amortization Type:	IO-Balloon	UW Economic Occupancy(1):	95.2%
Call Protection:	L(25),Def(151),O(4)	UW Revenues(2):	$3,719,352
Lockbox:	Springing	UW Expenses:	$1,367,135
Additional Debt:	N/A	UW NOI:	$2,352,218
Additional Debt Balance:	N/A	UW NCF:	$2,158,961
Additional Debt Type:	N/A	Appraised Value / Per SF:	$32,500,000 / $193
		Appraisal Date:	11/19/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$125
Taxes:	$277,345	$69,336	N/A	Maturity Date Loan / SF:	$96
Insurance:	$34,994	$2,916	N/A	Cut-off Date LTV:	64.6%
Replacement Reserves:	$0	$2,101	$75,622	Maturity Date LTV:	49.4%
TI/LC(3):	$140,578	Springing	$400,000	UW NCF DSCR:	1.51x
Other(4):	$600,000	$0	N/A	UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	100.0%	Payoff Existing Debt	$19,578,775	93.2%
			Return of Equity	604,567	2.9
			Upfront Reserves	452,917	2.2
			Closing Costs	363,741	1.7
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%
(1)	Occupancy and UW Economic Occupancy both include a 6,421 square foot lease for Christopher & Banks, which took possession in November 2013 but is required to commence paying rent in February 2014.
(2)	UW Revenue includes rent under the Christopher & Banks lease, under which the tenant is required to commence paying rent in February 2014.
(3)
A total of $140,578 was escrowed for outstanding TI/LC of which $115,578 was based on the Christopher & Banks lease and $25,000 was based on the Oreck lease. No additional deposits are required unless a trigger period occurs, in which event all monthly excess cash flow must be deposited into the TI/LC reserve, capped at $400,000. A trigger period will commence upon an event of default or if DSCR as calculated under the loan agreement falls below 1.10x. Upon the expiration of a trigger period, if the property achieves a DSCR of 1.51x, no event of default is continuing, and lender has received reasonably satisfactory evidence that all outstanding tenant improvements and leasing commissions have been paid, funds in the leasing reserve are required to be released to the borrower.

(4)
At the time of origination, the borrower provided the lender an evergreen irrevocable letter of credit in the amount of $600,000 to be used as the additional TI/LC reserve. Such letter of credit may also be used for replacements.

The Loan. The Rosedale Commons loan has an outstanding principal balance of $21.0 million secured by a first mortgage on a 168,049 square foot anchored retail center located in Roseville, Minnesota. The loan has a 15-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The loan’s sponsor and nonrecourse carve-out guarantor, Tanurb, a Canadian general partnership, developed the property in 1985. Tanurb’s current commercial real estate portfolio consists of five retail properties totaling approximately 900,000 square feet, including four shopping centers and one enclosed mall, two of which are located in Ontario, Canada, and the remainder in the Minneapolis MSA. The previously existing debt on the property was securitized in GECMC 2005-C2.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 118

Structural and Collateral Term Sheet	JPMBB 2014-C18

Rosedale Commons

The Property. Rosedale Commons is a 168,049 square foot, anchored retail center located in Roseville, Minnesota. The building was constructed in 1985, and renovated in 2013, and as of December 15, 2013 was 95.2% leased to 21 tenants, (including the Christopher & Banks lease). The property is anchored by Bed Bath & Beyond (S&P rated BBB+), which leases 26,500 square feet, PetSmart, which leases 25,870 square feet, and Old Navy (S&P rated BBB-), which leases 14,747 square feet. The anchor tenants make up 39.9% of net rentable area and 34.5% of underwritten base rent. According to a third party report, Bed Bath & Beyond had sales of $7,800,000 at the property as of November 2013, while PetSmart had sales of $5,200,000, also as of November 2013. The property has 831 parking spaces.

The Market. The property is located in the City of Roseville, Minnesota in the Rosedale submarket, approximately five miles north of both the Minneapolis and St. Paul central business districts. The property is located on the east side of Fairview Avenue, about one-quarter mile north of Highway 36 and one-half mile east of Interstate Highway 35W. The 1.1 million square foot Rosedale Shopping Mall is located directly to the southeast of the property and is anchored by Macy’s, JCPenney and Herbergers, along with a 14 screen AMC and other high profile tenants such as Apple, Coach, Sephora and Williams-Sonoma. In addition, the 153,380 square foot Rosedale Marketplace, which is owned by an affiliate of the borrower, is located at the same intersection as the property. As of the end of the third quarter of 2013, the Rosedale submarket had an average overall vacancy rate of approximately 4.8% and average asking rents of $17.81 per square foot.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Bed, Bath & Beyond	NA / BBB+ / NA	26,500	15.8%	$12.50	1/31/2022
PetSmart	NA / BB+ / NA	25,870	15.4%	$17.00	5/31/2018
Old Navy	Baa3 / BBB- / BBB-	14,747	8.8%	$12.52	3/31/2020
LifeTime Fitness	NA / NA / NA	13,172	7.8%	$10.00	12/31/2014
Kirkland’s Stores	NA / NA / NA	9,700	5.8%	$18.56	1/31/2023
Casual Male Store, LLC	NA / NA / NA	8,910	5.3%	$18.00	1/15/2018
Old Country Buffet	NA / NA / NA	8,670	5.2%	$21.00	4/30/2021
Midwest Youth Dance	NA / NA / NA	6,500	3.9%	$10.00	7/31/2016
Christopher & Banks	NA / NA / NA	6,421	3.8%	$16.00	1/31/2024
LensCrafters	NA / NA / NA	6,401	3.8%	$24.00	3/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$1,370,384	$2,156,341	$2,627,089	$2,768,091	$ 16.47	70.8%
Vacant Income	0	0	0	154,198	0.92	3.9
Gross Potential Rent	$1,370,384	$2,156,341	$2,627,089	$2,922,289	$17.39	74.8%
Total Reimbursements Income	436,109	580,503	793,346	985,220	5.86	25.2
Net Rental Income	$1,806,493	$2,736,844	$3,420,435	$3,907,509	$23.25	100.0%
(Vacancy/Credit Loss)	0	0	0	(188,157)	(1.12)	(4.8)
Other Income	0	2,421	7,632	0	0.00	0.0
Effective Gross Income	$1,806,493	$2,739,265	$3,428,067	$3,719,352	$22.13	95.2%

Total Expenses	$1,201,363	$1,088,220	$1,272,824	$1,367,135	$8.14	36.8%

Net Operating Income	$605,130	$1,651,045	$2,155,243	$2,352,218	$14.00	63.2%

Total TI/LC, Capex/RR	0	0	0	193,256	1.15	5.2
Net Cash Flow	$605,130	$1,651,045	$2,155,243	$2,158,961	$12.85	58.0%

Occupancy(4)	62.7%	86.7%	95.2%	95.2%
(1)	TTM represents the trailing twelve-month period ending October 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place includes rent for Christopher & Banks, which took possession of its 6,421 square foot space in November 2013 but is required to commence paying rent in February 2014.
(4)	TTM occupancy as of December 15, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

6455 South Yosemite

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,787,500	Title:	Fee
Cut-off Date Principal Balance:	$18,787,500	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.0%	Net Rentable Area (SF):	198,043
Loan Purpose:	Acquisition	Location:	Greenwood Village, CO
Borrower:	BRI 1860 Yosemite, LLC	Year Built / Renovated:	1983 / N/A
Sponsors(1):	Various	Occupancy:	92.5%
Interest Rate:	4.97200%	Occupancy Date:	12/1/2013
Note Date:	1/16/2014	Number of Tenants:	20
Maturity Date:	2/1/2024	2010 NOI:	N/A
Interest-only Period:	36 months	2011 NOI:	$864,830
Original Term:	120 months	2012 NOI:	$1,286,649
Original Amortization:	360 months	TTM NOI (as of 10/2013)(2)(3):	$1,443,572
Amortization Type:	IO-Balloon	UW Economic Occupancy:	90.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$3,534,262
Lockbox:	CMA	UW Expenses:	$1,564,615
Additional Debt:	N/A	UW NOI(3):	$1,969,646
Additional Debt Balance:	N/A	UW NCF:	$1,679,770
Additional Debt Type:	N/A	Appraised Value / Per SF:	$26,800,000 / $135
		Appraisal Date:	12/16/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$95
Taxes:	$30,003	$30,003	N/A	Maturity Date Loan / SF:	$84
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.1%
Replacement Reserves:	$3,527	$3,527	N/A	Maturity Date LTV:	62.0%
TI/LC:	$20,833	$20,833	$1,000,000	UW NCF DSCR:	1.39x
Other(4):	$59,535	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,787,500	74.5%	Net Purchase Price	$24,610,057	97.5%
Sponsor Equity	6,443,231	25.5	Closing Costs	506,776	2.0
			Upfront Reserves	113,898	0.5
Total Sources:	$25,230,731	100.0%	Total Uses:	$25,230,731	100.0%
(1)	The Sponsors are Gimmel Investment Properties, LLLP and Gimmel Investment Properties (US), LLLP.
(2)	TTM NOI represents the period from January 2013 through October 31, 2013 annualized.
(3)	UW NOI is higher than TTM NOI primarily due to contractual rent escalations and a 12,000 square foot expansion by Discovery Outsourcing.
(4)	Initial Other reserves includes $35,535 for immediate repairs and $24,000 for free rent associated with the tenant, Discovery Outsourcing.

The Loan. The 6455 South Yosemite loan is secured by a first mortgage lien on a 198,043 square foot office building located in the Greenwood Plaza business park in Greenwood Village, Colorado. The loan has an outstanding principal balance of approximately $18.8 million. The 6455 South Yosemite loan has a 10-year term, and subsequent to an initial 36-month interest-only period, will amortize on a 30-year schedule. The loan’s sponsors and nonrecourse carve-out guarantors are Gimmel Investment Properties, LLLP and Gimmel Investment Properties (US), LLLP. The sponsors are affiliates of Beacon Investment Properties, LLC, a full-service commercial real estate operator and fund manager. Beacon Investment Properties, LLC is headquartered in Hallandale Beach, Florida and manages more than 5.0 million square feet of commercial properties in large markets within Florida, Texas and the Carolinas.

The Property. 6455 South Yosemite is a Class B office property located in Greenwood Village, Colorado. The 10-story building is comprised of 198,043 square feet of office space located on a 5.9 acre parcel in the Greenwood Plaza business park. The property was constructed in 1983 and has been continuously renovated with the sponsors investing approximately $2.0 million in capital expenditures since 2009. The property is LEED Gold Certified and features various amenities including conference facilities, a fitness center complete with showers and lockers, 24/7 onsite security, a café on the ground floor and a parking garage that results in a parking ratio of 4.3 spaces per 1,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

6455 South Yosemite

As of December 2013, the property was 92.5% leased by 20 tenants, who operate in a variety of industries including financial services, law, oil and technology. The three largest tenants occupy 13.1%, 12.1% and 10.9% of the property’s net rentable area, respectively, and outside of the top six tenants, no single tenant occupies more than 7.0% of the property’s net rentable area. The largest tenant is Ventyx, a wholly owned subsidiary of Swiss manufacturing conglomerate ABB, which is rated A2 / A / BBB+ by Moody’s, S&P and Fitch, respectively. The second largest tenant is the Wealth Strategies Group, a private wealth management solutions firm that is headquartered at the property. The third largest tenant, United Healthcare, is rated A3 / A / A- by Moody’s, S&P and Fitch, respectively and has been a tenant at the property since 1995.

The Market. 6455 South Yosemite is located in the Greenwood Plaza business park within the Southeast Suburban submarket of the Denver Metropolitan Area and is serviced by the Interstate 25 Corridor south of the interchange with Interstate 225. Interstate 25 provides direct access to Denver’s central business district, which is approximately 12 miles northwest of the property. The property also features a pedestrian overpass to the Arapahoe at Village Center R-T-D light rail passenger station, a mass-transit rail line to downtown Denver. According to the appraisal, the Southeast Suburban submarket has the largest office inventory of any single market in the region, at 31.0 million square feet. Vacancy in the Southeast Suburban office submarket was 11.7% with average Class A asking rents of $20.37 per square foot, as of third quarter of 2013. The appraisal identified seven comparable properties built between 1981 and 1999 and ranging in size from approximately 46,137 to 280,417 square feet. The comparable properties reported occupancies ranging from 86.0% to 100.0%.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Ventyx(3)(4)	A2 / A / BBB+	25,919	13.1%	$22.25	9/1/2018
Wealth Strategies Group(5)	NA / NA / NA	23,935	12.1%	$20.50	3/1/2017
United Healthcare	A3 / A / A-	21,677	10.9%	$18.60	6/1/2016
Discovery Outsourcing(6)	NA / NA / NA	17,961	9.1%	$16.20	Various
Metrolist	NA / NA / NA	15,822	8.0%	$21.00	3/1/2020
ERM Rocky Mountain	NA / NA / NA	13,938	7.0%	$20.50	5/1/2014
Bank of the West	A2 / A / A	9,552	4.8%	$17.00	12/1/2017
RETS Tech Center	NA / NA / NA	8,043	4.1%	$17.50	4/1/2021
Advoda Communications	NA / NA / NA	7,703	3.9%	$18.50	5/1/2017
Symmetrix Solutions	NA / NA / NA	5,843	3.0%	$19.00	11/1/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Ventyx subleases 4,252 square feet of its space at a rate of $18.00 per square foot. The sublease rent was underwritten for the applicable space.
(4)	Ventyx has the right to terminate its lease on September 30, 2015, with 365 days’ notice and payment of a termination fee.
(5)	Wealth Strategies Group subleases 2,259 square feet of its space at a rate of $11.69 per square foot. The sublease rent was underwritten for the applicable space.
(6)	In total, Discovery Outsourcing has 12,079 square feet expiring in April 2020 and 5,882 square feet expiring in April 2017.

Operating History and Underwritten Net Cash Flow

	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,466,406	$2,595,791	$2,959,536	$3,527,824	$17.81	91.6%
Vacant Income	0	0	0	313,714	1.58	8.1
Gross Potential Rent	$2,466,406	$2,595,791	$2,959,536	$3,841,538	$19.40	99.8%
Total Reimbursements	(152,039)	(9,645)	9,865	8,694	0.04	0.2
Net Rental Income	$2,314,367	$2,586,146	$2,969,402	$3,850,232	$19.44	100.0%
(Vacancy/Credit Loss)	0	0	0	(385,023)	(1.94)	(10.0)
Other Income	148,701	163,836	80,114	69,053	0.35	1.8
Effective Gross Income	$2,463,068	$2,749,982	$3,049,516	$3,534,262	$17.85	91.8%

Total Expenses	$1,598,238	$1,463,333	$1,605,944	$1,564,615	$7.90	44.3%

Net Operating Income	$864,830	$1,286,649	$1,443,572	$1,969,646	$9.95	55.7%

Total TI/LC, Capex/RR	0	0	0	289,876	1.46	8.2
Net Cash Flow	$864,830	$1,286,649	$1,443,572	$1,679,770	$8.48	47.5%

Occupancy	71.0%	77.0%	83.0%	90.0%
(1)	TTM column represents the period from January 2013 through October 31, 2013 annualized.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is higher than historical years primarily due to contractual rent escalations and a 12,000 square foot expansion by Discovery Outsourcing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2014-C18

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Vice President	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 526-4223

David Kung Director	david.kung@barclays.com	(212) 528-7374

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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